Filed Pursuant to Rule 424(b)(4)

Registration No. 333-291924

$210,000,000

Hennessy Capital Investment Corp. VIII

21,000,000 Units

Hennessy Capital Investment Corp. VIII is a newly incorporated blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. Although we reserve the right to pursue an acquisition opportunity in any business or industry, we intend to focus our search for a target business in the industrial innovation and energy transition sectors.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one right to receive one-twelfth (1/12) of a Class A ordinary share upon the consummation of an initial business combination, as described in more detail in this prospectus. We refer to the rights included in the units as “Share Rights.” Unlike many other special purpose acquisition company initial public offerings, investors in this offering will not receive warrants that would become exercisable following completion of our initial business combination. We have also granted the underwriters a 45-day option to purchase up to an additional 3,150,000 units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of amounts withdrawn to fund our working capital requirements, subject to an annual limit of 5.0% of the interest earned on the funds held in the trust account, and to pay our taxes, other than excise taxes, if any (such amounts in the aggregate, “permitted withdrawals”)), divided by the number of then outstanding public shares, subject to the limitations described herein. Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934), is restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We will have 24 months from the closing of this offering to consummate an initial business combination. We refer to the time period we have to complete an initial business combination as the “completion window”. We may seek the approval of our shareholders at any time to amend our amended and restated memorandum and articles of association to modify the amount of time we will have to complete an initial business combination, in which case our public shareholders will be offered an opportunity to redeem their public shares. If we have not completed our initial business combination within the completion window and we do not otherwise seek shareholder approval to amend our amended and restated memorandum and articles of association to further extend the time to complete an initial business combination, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein. See “Summary — The Offering — Redemption of public shares and distributions and liquidation if no initial business combination” for more information.

Our units have been approved for listing on the Nasdaq Global Market, or Nasdaq, under the symbol “HCICU”. We expect that the Class A ordinary shares and Share Rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Barclays Capital Inc. (“Barclays”) and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“Cohen & Company” or the “Deferred Underwriter”), informs us of its decision to allow earlier separate trading, subject to certain conditions. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and Share Rights will be listed on Nasdaq under the symbols “HCIC” and “HCICR,” respectively.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our securities involves risks. Please see “Risk Factors” on page 43. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

	Per Unit	Total
Price to public	$10.00	$210,000,000
Underwriting discounts and commissions(1)	$0.40	$8,400,000
Proceeds, before expenses, to us	$9.60	$201,600,000

(1)	Includes $0.20 per unit sold in the base offering, or $4,200,000 in the aggregate (or up to $4,830,000 if the over-allotment option is exercised in full), payable upon the closing of this offering. Also includes up to $0.20 per unit sold in the base offering, or $4,200,000 (or up to $4,830,000 if the over-allotment option is exercised in full), payable to the Deferred Underwriter in this offering for a deferred underwriting discount and commission to be placed in a trust account located in the United States and released to the Deferred Underwriter only upon the completion of an initial business combination. The deferred underwriting discount and commission will be payable to the Deferred Underwriter upon the closing of our initial business combination as follows, up to $0.20 per unit sold in this offering shall be paid to the Deferred Underwriter in cash, based on the funds remaining in the trust account after giving effect to public shares that are redeemed in connection with an initial business combination. See also “Underwriting” for a description of underwriting compensation and other compensation payable to the Deferred Underwriter.

Of the proceeds we receive from this offering and the sale of the private placement units described in this prospectus, $210,000,000, or $241,500,000 if the underwriters’ option to purchase additional units is exercised in full ($10.00 per unit in either case), will be deposited into a U.S.-based trust account with Odyssey Transfer and Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us as described above, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

On October 16, 2025, our sponsor purchased an aggregate of 8,910,429 Class B ordinary shares (“founder shares”) (up to 1,137,858 of which were subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ option to purchase additional units is exercised) for an aggregate purchase price of $25,000, or approximately $0.003 per share. In October 2025, our sponsor transferred 300,000 founder shares to Nicholas Geeza, our Executive Vice President, Chief Financial Officer and Secretary, and 750,000 founder shares to Thomas D. Hennessy, our President. In January 2026, our sponsor also transferred an aggregate of 130,000 founder shares to our independent directors. On February 4, 2026, we, through a share dividend, issued to our sponsor and our initial shareholders an additional 1,782,086 Class B ordinary shares, as a result of which our sponsor and our initial shareholders have purchased and hold an aggregate of 10,692,515 founder shares (up to 1,365,430 of which are subject to forfeiture depending on the extent to which the underwriters’ option to purchase additional units is exercised). The founder shares are automatically forfeited if the holder of such founder shares is no longer providing services to us prior to our initial business combination. The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 30.1% of the sum of all Class A ordinary shares issued and outstanding upon the completion of this offering (excluding the Class A ordinary shares underlying the private placement units issued to the sponsor), plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination. This structure is unlike the structure of similar blank check companies, which often provide that the Class B ordinary shares would equal 20% of the outstanding ordinary shares upon the completion of the offering. Prior to the closing of our initial business combination, only holders of our Class B ordinary shares (i) will have the right to vote to appoint and remove directors prior to or in connection with the completion of our initial business combination and (ii) will be entitled to vote on continuing our company in a jurisdiction outside the Cayman Islands (including any special resolution required to adopt new constitutional documents as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). On any other matters submitted to a vote of our shareholders prior to or in connection with the completion of our initial business combination, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law. See “Summary — Our Sponsor,” “Summary — The Offering — Founder shares,” “Summary — The Offering — Transfer restrictions on founder shares,” “Summary — The Offering — Founder shares conversion and anti-dilution rights” and “Summary — The Offering — Appointment and removal of directors and continuing the company outside of the Cayman Islands; Voting Rights” and “Risk Factors — Risks Relating to our Sponsor and Management Team — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination,” “— Risks Relating to our Securities — We may issue additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks,” “— Our sponsor paid an aggregate of $25,000, or approximately $0.003 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class B ordinary shares” and “— Unlike many other similarly structured blank check companies, our initial shareholders will receive additional Class A ordinary shares if we issue shares to consummate an initial business combination” for more information.”

In addition, our sponsor has subscribed to purchase an aggregate of 630,500 private placement units (or up to 671,000 private placement units if the underwriters’ option to purchase additional units is exercised in full) at a price of $10.00 per private placement unit for a total purchase price of $6,305,000 (or $6,710,000 if the underwriters’ option to purchase additional units is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Each private placement unit consists of one Class A ordinary share and one Share Right. Commencing on the date on which our securities are first listed on Nasdaq, we will pay an affiliate of our sponsor $15,000 per month for office space, utilities and secretarial and administrative support. Commencing on the date on which our securities are first listed on Nasdaq, we will pay Nicholas Geeza, our Chief Financial Officer, $10,000 per month and Thomas D. Hennessy, our President, $15,000 per month, respectively, for their services until the earlier of the consummation of our initial business combination or our liquidation. We also may pay certain non-officer individual service providers an aggregate of $27,500 per month, with discretionary annual bonuses of up to an aggregate of $295,000, for services provided in connection with our initial business combination until the earlier of the consummation of our initial business combination or our liquidation; however, we do not intend to compensate our non-officer individual service providers while they are receiving compensation from Hennessy Capital Investment Corp. VII. Some or all of these amounts may be paid through Hennessy Capital Group LLC at an at-cost arrangement for individual service providers who are employees of Hennessy Capital Group LLC. Upon consummation of this offering, we will repay up to $250,000 in loans made to us by our sponsor to cover offering-related and organizational expenses. In the event that following this offering we obtain working capital loans from our sponsor to finance transaction costs related to our initial business combination, up to $2.5 million of such loans may be convertible into private placement units of the post-business combination entity at a price of $10.00 per private placement unit at the option of our sponsor. See “Summary — Our Sponsor” for more information.

Because our sponsor acquired the founder shares at a nominal price, our public shareholders will incur immediate and substantial dilution upon the closing of this offering. Further, the Class A ordinary shares issuable in connection with the conversion of the founder shares may result in material dilution to our public shareholders due to the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. See “Risk Factors — Risks Relating to our Sponsor and Management Team — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination,” “— Risks Relating to our Securities — We may issue additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks,” “— Our sponsor paid an aggregate of $25,000, or approximately $0.003 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class B ordinary shares” and “— Unlike many other similarly structured blank check companies, our initial shareholders will receive additional Class A ordinary shares if we issue shares to consummate an initial business combination.”

The following table illustrates the difference between the public offering price and our net tangible book value (NTBV), as adjusted to give effect to this offering and assuming the redemption of our public shares at varying levels and the exercise in full and no exercise of the underwriters’ option to purchase additional units. See “Summary — Dilution” and “Dilution” for more information.

As of October 21, 2025
Offering Price of $10.00 per Unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$6.69	6.06	3.94	5.09	4.91	3.46	6.54	0.09	9.91
Assuming No Exercise of Over-Allotment Option
$6.68	6.04	3.96	5.08	4.92	3.45	6.55	0.10	9.90

Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. Additionally, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. See “The Summary — The Offering — Conflicts of interest,” “Proposed Business — Sourcing of Potential Business Combination Targets” and “Management — Conflicts of Interest” for more information.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about February 6, 2026.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Lead Joint Book-Running Managers

Barclays	Cohen & Company Capital Markets

Co-Manager

Academy Securities

The date of this prospectus is February 4, 2026.

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

LEADERS IN MISSION DRIVEN INNOVATION

CLEAN TECHNOLOGY | **SUSTAINABLE INFRASTRUCTURE**

BLUE BIRD®

innventure

Creating Companies to Transform Tomorrow

SCHOOL BUS
SCHOOL BUS
SCHOOL BUS
212-EV
211-EV
210-EV

HENNESSY CAPITAL

SUSTAINABLE GROWTH

NAMIB MINERALS

ONE nuclear

GREEN & GOLD MINERALS | **NUCLEAR ENERGY**

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SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

●	“amended and restated memorandum and articles of association” are to our amended and restated memorandum and articles of association in effect as of the date of this prospectus;

●	“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

●	“completion window” is the period following the completion of this offering at the end of which, if we have not completed our initial business combination, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein. We will have 24 months from the closing of this offering to consummate an initial business combination. Our shareholders can vote at any time to amend our amended and memorandum and articles of association to modify the amount of time we will have to complete an initial business combination, in which case our public shareholders will be offered an opportunity to redeem their public shares;

●	“Deferred Underwriter” means Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC;

●	“directors” are to our directors;

●	“equity-linked securities” are to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of such securities;

●	“founder shares” are to our Class B ordinary shares and the Class A ordinary shares issued upon the automatic conversion thereof at the time of our initial business combination or at any time prior thereto at the option of the holder thereof as provided herein;

●	“initial shareholders” are to our sponsor and any other holders of our founder shares immediately prior to this offering;

●	“letter agreement” refers to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

●	“management” or our “management team” are to our officers and directors;

●	“ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

●	“permitted withdrawals” means the aggregate amounts withdrawn to fund our working capital requirements following this offering related to our search for an initial business combination, subject to an annual limit of 5.0% of the interest generated on the amount held in the trust account, and to pay our taxes, other than excise taxes, if any; all permitted withdrawals can only be made from interest and not from the principal held in the trust account;

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●	“private placement” are to a subscription of 630,500 private placement units (or up to 671,000 private placement units if the underwriters’ option to purchase additional units is exercised in full) at a price of $10.00 per private placement unit for a total purchase price of $6,305,000 (or $6,710,000 in the aggregate) by our sponsor in a private placement that will close simultaneously with the closing of this offering;

●	“private placement rights” are to the Share Rights included in the private placement units;

●	“private placement shares” are to the Class A ordinary shares included in the private placement units;

●	“private placement units” are to the units, each unit consisting on one Class A ordinary share and one right to receive one-twelfth (1/12) of a Class A ordinary share upon the consummation of an initial business combination, at a price of $10.00 per unit, issued to our sponsor in the private placement or issued to our sponsor upon conversion of working capital loans;

●	“public shares” are to our Class A ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

●	“public shareholders” are to the holders of our public shares, including our sponsor, officers and directors to the extent our sponsor, officers or directors purchase public shares, provided that each of their status as a “public shareholder” shall only exist with respect to such public shares;

●	“Share Rights” are to our rights sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and the rights sold as part of the private placement units;

●	“sponsor” are to HC VIII Sponsor LLC, a Nevada limited liability company and an affiliate of Daniel J. Hennessy, our Chairman and Chief Executive Officer, and Thomas D. Hennessy, our President;

●	“underwriters’ option to purchase additional units” or “over-allotment option” are to the underwriters’ 45-day option to purchase up to an additional 3,150,000 units to cover over-allotments, if any; and

●	“we,” “us,” “company” or “our company” are to Hennessy Capital Investment Corp. VIII, a Cayman Islands exempted company, limited by shares.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their option to purchase additional units and the forfeiture by our sponsor of 1,365,430 founder shares.

Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Islands law. Any conversion of the Class B ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as share capitalizations as a matter of Cayman Islands law.

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Introduction

We are a newly organized blank check company incorporated as a Cayman Islands exempted company on July 15, 2025 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. However, our management team engaged in discussions with potential business combination partners in their capacity as officers of Hennessy Capital Investment Corp. VII (“Hennessy VII”) or Compass Digital Acquisition Corp. (“Compass Digital”), and we may pursue potential business combination partners that had previously been in discussions with Hennessy VII or Compass Digital’s management team.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business, focusing on the industrial innovation and energy transition sectors. We will seek to acquire one or more businesses with an expected aggregate enterprise value of $500 million or greater.

Since 2014, our management team has executed or otherwise served as an advisor to 14 different pending or completed business combinations with early- to late-stage industrial products and services companies, industrial technology and energy transition companies on six continents. Our management team is one of the most experienced SPAC sponsors and is a leader in the SPAC asset class. Our track record of pending or completed business combinations structured to bring growth companies to the public markets is summarized below — including initial public offering (“IPO”) year, SPAC size, and business combination target:

●	Hennessy I (2014): SPAC (Hennessy Capital Acquisition Corp. (“Hennessy I”)), Target (Blue Bird Corp. (“Blue Bird”)). Hennessy I’s initial public offering closed January 16, 2014 at approximately $115 million. There was no extension of the SPAC term and there were approximately 64.8% redemptions in connection with the business combination. Hennessy I’s business combination with School Bus Holdings, Inc. to form Blue Bird closed on February 24, 2015. Blue Bird a leading school bus original equipment manufacturer (“OEM”) in North America, including the leader for alternative fuels vehicles, which now represent approximately 50% of Blue Bird’s unit volumes and which is the fastest-growing segment of the market, and the leader in electric bus sales among all major OEMs. Shares of Blue Bird common stock trade on the Nasdaq Stock Market under the symbol “BLBD”, and the price of the common stock has ranged from $7.14 to $61.95 following the consummation of the business combination, with a closing price of $50.31 on January 30, 2026;

●	Hennessy II (2015): SPAC (Hennessy Capital Acquisition Corp. II (“Hennessy II”)), Target (Daseke, Inc. (“Daseke”)). Hennessy II’s initial public offering closed July 22, 2015 at approximately $200 million. There was no extension of SPAC term and there were approximately 58.1% redemptions in connection with the business combination. Hennessy II’s business combination with Daseke, Inc. closed on February 27, 2017. Daseke is a leading owner/operator of flatbed and specialized transportation equipment in North America, pursuing a consolidation strategy having made 10 strategic acquisitions since 2017. Shares of Daseke common stock traded on the Nasdaq Stock Market under the symbol “DSKE”, and the price of the common stock has ranged from $0.86 to $14.47 following the consummation of the business combination. Daseke was acquired by TFI International (NYSE and TSX: TFII) on April 3, 2024 for $8.30 per share;

●	Hennessy III (2017): SPAC (Hennessy Capital Acquisition Corp. III (“Hennessy III”)), Target (NRC Group Holdings Corp. (“NRC Group”)). Hennessy III’s initial public offering closed June 22, 2017 at approximately $258 million. There was no extension of SPAC term and there were approximately 81.6% redemptions in connection with the business combination. Hennessy III’s business combination with NRC Group closed on October 17, 2018. NRC Group is a global provider of environmental, compliance and waste management services, helping customers meet critical, non-discretionary needs to ensure compliance with environmental, health and safety laws. Prior to its acquisition by US Ecology, Inc., shares of NRC Group common stock traded on the NYSE American under the symbol “NRCG”, and the price of the common stock ranged from $6.65 to $13.00 following the consummation of the business combination. NRC Group was acquired by US Ecology, Inc. on November 1, 2019 for $12.16 per share;

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●	Hennessy IV (2019): SPAC (Hennessy Capital Acquisition Corp. IV (“Hennessy IV”)), Target (Canoo Inc. (“Canoo”)). Hennessy IV’s initial public offering closed February 28, 2019 at approximately $303 million. The SPAC term was extended and there were approximately 0.8% redemptions in connection with extension and no redemptions in connection with the business combination. Hennessy IV’s business combination with Canoo closed on December 21, 2020. Canoo developed a breakthrough electric vehicle (“EV”) platform that is highly modular and facilitates the rapid development of multiple EV programs in both business-to-business and business-to-consumer markets. Shares of Canoo common stock traded on the Nasdaq Stock Market under the symbol “GOEV” until Canoo filed for Chapter 7 bankruptcy and ceased all operations on January 17, 2025, and the price of the common stock, after giving effect to its reverse stock split, ranged from $1.12 to $11,453.60 following the consummation of the business combination, with a closing price of $1.35 on January 17, 2025;

●	two (2021) (members of our management team acquired the SPAC sponsor): SPAC (two (“two”)), Target (Logistics Properties of the Americas (“Logistics”)). Two’s initial public offering closed March 30, 2021 at approximately $200 million. The SPAC term was extended twice and there were approximately 76.7% and 16.2% redemptions, respectively, in connection with extensions and approximately 97.5% redemptions in connection with the business combination. two’s business combination with Logistics closed on March 27, 2024. Logistics is a developer, owner and manager of institutional quality, Class A industrial and logistics real estate in Central and South America. Shares of Logistics common stock trade on the NYSE American under the symbol “LPA”, and the price of the common stock, after giving effect to its stock split, has ranged from $2.55 to $525.00 following the consummation of the business combination, with a closing price of $2.96 on January 30, 2026;

●	PropTech I (2019): SPAC (PropTech Acquisition Corp (“PropTech I”)), Target (Porch Group, Inc. (“Porch”)). PropTech I’s initial public offering closed November 21, 2019 at approximately $173 million. There was no extension of SPAC term and there were approximately 0.00002% redemptions in connection with the business combination. PropTech I’s business combination with Porch closed on December 23, 2020. Porch is a homeowners insurance and vertical software platform. Shares of Porch common stock trade on the Nasdaq Stock Market under the symbol “PRCH”, and the price of the common stock has ranged from $0.50 to $27.50 following the consummation of the business combination, with a closing price of $7.89 on January 30, 2026;

●	PropTech II (2020): SPAC (PropTech Investment Corporation II (“PropTech II”)), Target (Appreciate Holdings, Inc. (“Appreciate”)). PropTech II’s initial public offering closed December 3, 2020 at approximately $230 million. There was no extension of SPAC term and there were approximately 56.8% redemptions in connection with the business combination. PropTech II’s business combination with Appreciate closed on November 29, 2022. Appreciate is a single-family-rental services company serving individual and institutional investors through an end-to-end technology platform. Shares of Appreciate common stock traded on the Nasdaq Stock Market under the symbol “SFRT” until November 30, 2023, and the price of the common stock ranged from $0.0001 to $13.40 following the consummation of the business combination;

●	7GC (2020): SPAC (7GC & Co. Holdings Inc. (“7GC”)), Target (Banzai International, Inc. (“Banzai”)). 7GC’s initial public offering closed December 22, 2020 at approximately $230 million. The SPAC term was extended twice and there were approximately 77.9% and 34.4% redemptions, respectively, in connection with extensions and approximately 99.3% redemptions in connection with the business combination. 7GC’s business combination with Banzai closed on December 14, 2023. Banzai is a marketing technology company the provides essential marketing and sales solutions for businesses of all sizes. Shares of Banzai common stock trade on the Nasdaq Stock Market under the symbol “BNZI”, and the price of the common stock, after giving effect to its stock split, has ranged from $0.92 to $8,285.00 following the consummation of the business combination, with a closing price of $1.22 on January 30, 2026;

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●	Hennessy VI (2021): SPAC (Hennessy Capital Investment Corp. VI (“Hennessy VI”)), Target (Namib Minerals (“Namib”)). Hennessy VI’s initial public offering closed September 28, 2021 at approximately $341 million. The SPAC term was extended three times and there were approximately 24.3%, 79.6%, and 37.8% redemptions, respectively, in connection with extensions and approximately 96% redemptions in connection with the business combination. Hennessy VI’s business combination with Namib closed on June 5, 2025. Namib is an established African gold producer with an attractive portfolio of mines in Zimbabwe supported by high-grade, low-cost production, extensive infrastructure and pro-mining government policy. Shares of Namib ordinary shares trade on the Nasdaq Stock Market under the symbol “NAMM”, and the price of the ordinary shares has ranged from $0.91 to $55.00 following the consummation of the business combination, with a closing price of $3.68 on January 30, 2026;

●	Jaguar Global (2022): SPAC (Jaguar Global Growth Corporation I (“Jaguar Global”)), Target (Captivision Inc. (“Captivision”)). Jaguar Global’s initial public offering closed February 11, 2022 at approximately $235 million. The SPAC term was extended and there were approximately 56% redemptions in connection with extensions and approximately 99.6% redemptions in connection with the business combination. Jaguar Global’s business combination with Captivision closed on November 15, 2023. Captivision is a developer, manufacturer and installer of an innovative architectural media glass product. Shares of Captivision common stock trade on the Nasdaq Stock Market under the symbol “CAPT”, and the price of the common stock has ranged from $0.30 to $7.92 following the consummation of the business combination, with a closing price of $0.58 on January 30, 2026;

●	Twin Ridge (2021) (members of our management team advised Twin Ridge and were equityholders in the SPAC sponsor): SPAC (Twin Ridge Capital Acquisition Corp. (“Twin Ridge”)), Target (Carbon Revolution Public Limited Company (“Carbon Revolution”)). Twin Ridge’s initial public offering closed March 3, 2021 at approximately $213 million. The SPAC term was extended and approximately 70.6% redemptions in connection with extension and 99.7% redemptions in connection with the business combination. Twin Ridge’s business combination with Carbon Revolution closed on November 3, 2023. Carbon Revolution is a Tier 1 original equipment manufacturer supplier and a leading global manufacturer of lightweight advanced technology carbon fiber wheels. Shares of Carbon Revolution common stock trade on the Nasdaq Stock Market under the symbol “CREV”, and the price of the common stock has ranged from $1.48 to $197.99 following the consummation of the business combination, with a closing price of $1.58 on January 30, 2026;

●	Learn CW (2021) (members of our management team advised Learn CW and were equityholders in the SPAC sponsor): SPAC (Learn CW Investment Corporation (“LCW”)), Target (Innventure, Inc. (“Innventure”)). LCW’s initial public offering closed October 7, 2021 at approximately $200 million. The SPAC term was extended and there were approximately 59.4% redemptions in connection with extensions and approximately 89.0% redemptions in connection with the business combination. LCW’s business combination with Innventure closed on October 2, 2024. Innventure finds, funds and operates companies with a focus on transformative, sustainable technology solutions acquired or licensed from multinational corporations. Shares of LCW common stock trade on the Nasdaq Stock Market under the symbol “INV”, and the price of the common stock has ranged from $2.36 to $18.75 following the consummation of the business combination, with a closing price of $3.29 on January 30, 2026;

●	Hennessy VII (2025): SPAC (Hennessy VII), Target (ONE Nuclear Energy LLC (ONE Nuclear)). Hennessy VII’s initial public offering closed January 21, 2025 at approximately $190 million. There has been no extension of the SPAC term. On October 22, 2025, Hennessy VII executed a business combination agreement with ONE Nuclear, an independent developer of large-scale energy solutions powered by natural gas and advanced nuclear small modular reactor (SMR) technologies. The business combination is expected to close in the first half of 2026; and

●	Compass Digital (2021) (members of our management team acquired the SPAC sponsor): SPAC (Compass Digital Acquisition Corp. (“Compass Digital”)), Target (Key Mining Corp.). Compass Digital’s initial public offering closed October 14, 2021 at approximately $212 million. The SPAC term was extended twice and there were approximately 76% and 52% redemptions, respectively, in connection with extensions. On January 6, 2026, Compass Digital announced the execution of a business combination agreement with Key Mining Corp., an exploration stage global critical minerals and infrastructure company deploying a multi-jurisdiction strategy with assets initially located in Chile and the United States. The business combination is expected to close in the first half of 2026.

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As a continuous independent SPAC sponsor, Hennessy Capital believes it has demonstrated that a partnership through one of its SPAC vehicles is a catalyst for growth. See “Risk Factors — Past performance by members of our management team and their affiliates may not be indicative of future performance of an investment in us.”

Hennessy Capital intends to focus on opportunities that will deliver outsized growth to its investors. It believes its prior business combinations have enabled its business combination targets to accelerate their growth through more efficient access to capital. We believe our sponsor’s history of providing access to growth capital via an accelerated public listing supports our investment thesis and strategy and has helped our sponsor’s partner companies deliver operational and financial growth and create value for shareholders.

Competitive Strengths

Experienced SPAC Management Team with Business Combination Success

Our team is led by Daniel J. Hennessy, our Chairman and CEO, who is one of the longest tenured and most experienced SPAC sponsor executives. In September 2013, Mr. Hennessy became Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp., or Hennessy I, which merged with School Bus Holdings Inc., or SBH, in February 2015 and is now known as Blue Bird Corporation (NASDAQ: BLBD), and previously served as Vice Chairman of the Board of Blue Bird Corporation from February 2015 to April 2019. From April 2015 to February 2017, Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp. II, or Hennessy II, which merged with Daseke in February 2017 and was subsequently acquired by TFI International (NYSE and TSX: TFII), and previously served as Vice Chairman of the Board of Daseke from February 2017 to June 2021. From January 2017 to October 2018, Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp. III, or Hennessy III, which merged with NRC Group Holdings, LLC, a global provider of comprehensive environmental, compliance and waste management services in October 2018. In November 2019, NRC Group Holdings Corp. merged with U.S. Ecology, Inc. at an attractive premium to the then current stock price. From March 2019 to December 2020, Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp. IV, or Hennessy IV, which in August 2020 entered into a definitive agreement for an initial business combination with Canoo Holdings Ltd that closed in December 2020 and changed its name to Canoo Inc. Canoo Inc. filed for bankruptcy and ceased all operations on January 17, 2025. In October 2020, Mr. Hennessy founded Hennessy Capital Investment Corp. V, or Hennessy V, a blank check company incorporated for similar purposes as our company, with a particular focus on sustainable industrial technology and infrastructure targets. In December 2021, Hennessy V liquidated. From January 2021 to June 2025, Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Investment Corp. VI, or Hennessy VI, which in June 2024 entered into a definitive agreement for an initial business combination with Namib Minerals (NASDAQ: NAMM) that closed in June 2025. Namib is an established African gold producer with an attractive portfolio of mines in Zimbabwe supported by high-grade, low-cost production, extensive infrastructure and pro-mining government policy. Since September 2023, Mr. Hennessy has served as the Chairman of the Board of Directors of Compass Digital Acquisition Corp. (NASDAQ: CDAQ). Mr. Hennessy has also served as a director of Innventure, Inc. (NASDAQ: INV) since October 2024. Mr. Hennessy currently serves as Chairman of the Board and Chief Executive Officer of Hennessy Capital Investment Corp. VII (NASDAQ: HVII), or Hennessy VII. On October 22, 2025, Hennessy VII announced the execution of a business combination agreement with ONE Nuclear, an independent developer of large-scale energy solutions powered by natural gas and advanced nuclear small modular reactor (SMR) technologies. On January 6, 2026, Compass Digital announced the execution of a business combination agreement with Key Mining Corp., an exploration stage global critical minerals and infrastructure company deploying a multi-jurisdiction strategy with assets initially located in Chile and the United States.

In addition, Thomas D. Hennessy, the son of Mr. Daniel J. Hennessy and our President and a director, currently serves as President and Chief Operating Officer and a director of Hennessy VII. Mr. Hennessy has previously, amongst other roles, as director and/or officer, successfully executed the following SPAC business combinations: (i) two’s business combination with LatAm Logistic Properties, S.A. (NYSE: LPA) in March 2024; (ii) Jaguar Global Growth Corporation I’s business combination with Captivision Inc. (NASDAQ: CAPT) in November 2023; and (iii) PropTech Acquisition Corporation’s business combination with Porch Group, Inc. (NASDAQ: PRCH) in December 2020.

Furthermore, Nicholas Geeza, our Executive Vice President, Chief Financial Officer and Secretary, currently serves as Executive Vice President, Chief Financial Officer and Secretary of Hennessy VII. He has served since April 2023 as Head of Business Development of Hennessy Capital Growth Strategies, an alternative investment company, since August 2023, as Chief Financial Officer of Compass Digital Acquisition Corp (NASDAQ: CDAQ), a special purpose acquisition company, and since April 2024, as Chief Financial Officer of Global Technology Acquisition Corp. I, a special purpose acquisition company that liquidated its trust account and delisted its securities from Nasdaq in October 2024. Mr. Geeza has also previously served as Executive Vice President, Chief Financial Officer and Secretary of Hennessy VI from August 2024 to June 2025.

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We believe potential sellers of target businesses will favorably view our management team’s credentialed experience of executing or advising on the pending or completed 14 business combinations with vehicles similar to our company in considering whether or not to enter into a business combination with us. However, past performance by members of our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical record of our management’s performance as indicative of our future performance.

We believe our management team is well positioned to take advantage of the growing set of acquisition opportunities focused on industrial innovation and energy transition opportunities in the United States and internationally, to create value for our shareholders, and that our contacts and relationships, including owners of private and public companies, private equity funds, investment bankers, attorneys, accountants and business brokers, will allow us to generate attractive acquisition opportunities. Our management team is led by Daniel J. Hennessy, who has over 30 years of experience in the private equity investment business and over 10 years of experience in the SPAC asset class.

Seasoned Board of Directors with Relevant Industry Experience

We have recruited and organized a group of seven highly accomplished and engaged directors who will bring to us public company governance, executive leadership, operations oversight and capital markets expertise. Our board members have served as directors, chief executive officers, chief financial officers or in other executive and advisory capacities for numerous publicly-listed and privately-owned companies. Our directors have extensive experience with acquisitions, divestitures and corporate strategy and possess relevant domain expertise in the sectors where we expect to source business combination targets including, but not limited to, industrial innovation and energy transition. We believe their collective expertise, contacts and relationships make us a highly competitive and desirable merger partner.

●	Brian Bonner is one of our independent directors as of the date this prospectus forms a part. Mr. Bonner currently serves as a director of Hennessy VII. Mr. Bonner served on Board of Directors of Daseke from February 2015 to April 2024, including roles as Executive Chairman (August 2019 until August 2020), Independent Chairman of the Board of Directors of Daseke (August 2020 until June 2022) and Chair of the Compensation Committee of the Board of Directors of Daseke (January 2020 until July 2022), and the Audit and Compensation Committees of the Board of Directors of Daseke. Mr. Bonner’s 33-year career with Texas Instruments, Inc. (NASDAQ: TXN), a Fortune 500 publicly traded technology company that designs and manufactures semiconductors and various integrated circuits, spanned several executive leadership positions, including Vice President and Chief Information Officer from 2000 to 2014 and other leadership positions in product profit and loss management, worldwide marketing, and post-acquisition integration. Mr. Bonner brings to our board of directors significant experience and insight in sales management; human capital management, organization, and compensation; corporate oversight and governance; business performance; business scaling post-acquisition implementation/integration; and information technology management and development; and cybersecurity and information technology systems. Mr. Bonner served as a member on the Board of Directors of Copper Mobile from 2012 to 2015 and as an advisory board member for Gemini Israel Funds from June 2004 to May 2015.

●	Kyle Crowley is one of our independent directors as of the date of this prospectus. Since June 2024, Mr. Crowley has provided strategic advisory and consulting services to businesses in the energy industry as an independent advisor. Since July 2025, Mr. Crowley has served as a member of the Board of Directors and advisor of Cogentrix Energy, an independent power producer that develops, owns, and operates natural gas generation facilities with 5.5 gigawatts of capacity. Since July 2025, Mr. Crowley has also served as a member of the Board of Managers of Fullmark Energy, a battery energy storage system developer. Mr. Crowley’s 21-year career with Exelon Corporation (NASDAQ: EXC), one of the largest fully regulated utility companies in the United States, spanned several executive leadership positions, including Senior Vice President, Corporate Finance and Development from October 2022 to June 2024, where he provided executive oversight of corporate development, corporate financial planning and analysis, treasury, and insurance functions; Senior Vice President, Chief Development Officer from December 2010 to October 2022, where he managed all mergers, acquisitions, divestitures, joint ventures, and strategic transactions for the company; Vice President, Chief Development Officer from November 2009 to December 2010; and Vice President, Corporate Development from May 2008 to November 2009. During his tenure at Exelon, Mr. Crowley led over $38 billion in closed transactions, including the acquisition of Pepco Holdings for $6.9 billion, the acquisition of Constellation Energy for $7.9 billion and the successful spin-off of Constellation Energy (NASDAQ: CEG). He holds an MBA in Finance and Accounting from the University of Chicago Booth School of Business and a B.S. in Finance from the Indiana University Kelley School of Business. Mr. Crowley is well qualified to serve as director due to his extensive experience in and deep insight of the energy industry; board governance and corporate oversight; mergers, acquisitions, divestitures, joint ventures, and strategic transactions; corporate financial planning and analysis and business performance; strategic planning; and risk mitigation and oversight.

●	Javier Saade is one of our independent directors as of the date of this prospectus. Mr. Saade currently serves as a director of Hennessy VII. Mr. Saade is Founder & Managing Partner of Impact Master Holdings, Venture Partner at Fenway Summer, and Operating Partner at Presidio Investors. He also serves as Chairman of the Board of Directors of GP Funding, Inc. (private equity-owned financial services company), Chairman of the Board of Directors of The Only Agency (private equity -owned media & entertainment company), Member of the Board of Directors of VCheck Global Holdings (private equity -owned tech services company), Member of the Board of Trustees of Swedish Providence (a large health services enterprise), Member of the Board of Advisors of Harvard University’s Arthur Rock Center for Entrepreneurship, Executive Fellow at Harvard Business School, Lecturer at University of Washington’s Foster School of Business, CNBC Contributor and host of “Top Of The Game”. In the recent past, Javier served as Audit Committee Chair of the Board of Directors of SoftBank Vision Fund Investment Corp. (NASDAQ: SVFA), Lead Independent Director and Nominations & Governance Committee Chair of the Board of Directors of Porch Group, Inc. (NASDAQ: PRCH), Board Member of Global Technology Acquisition Corp. (NASDAQ: GTAC), Board Member of two inc. (NYSE: TWOA), now Logistics Properties of the Americas (NYSE: LPA), Member of the Boards of Trustees of The Nature Conservancy and Pan American Development Foundation, and Member of the Board of Advisors of DocuSign, Inc. (NASDAQ: DOCU). In 2013, he was appointed by the White House to serve as Associate Administrator, Chief of Investment & Innovation of the U.S. Small Business Administration (SBA), concurrently served on the Committee for Small and Emerging Companies at the U.S. Securities & Exchange Commission (SEC), and subsequently served on the Presidential Transition at the Department of Treasury and the White House’s Advisory Committee for Trade Policy and Negotiations. Prior to public service he spent over 20 years in investing, entrepreneurial, operating and advisory roles at McKinsey & Company, Booz Allen & Hamilton (NYSE: BAH), Bridgewater Associates, Abbott Laboratories (NYSE: ABT), and Air America, a company he co-founded. He holds an MBA from Harvard Business School, an MS in Operations & Technology from Illinois Institute of Technology and a BS in Industrial Management from Purdue University. Mr. Saade is well qualified to serve as a director due to his extensive operating, entrepreneurial, strategy, capital allocation, and governance experience with public and private companies.

●	Sandra Stash is one of our independent directors as of the date of this prospectus. Since January 2020, Ms. Stash has served as a director of Trans Mountain Corporation, a Canadian pipeline company, since March 2020, she has served as a director and member of the audit committee of First Montana Bank, a community bank, and since April 2025, she has served as a director and on the board risk and safety committee of ACWA Power Co. (XSAU: 2082), a Saudi-listed developer, investor, co-owner and operator of a portfolio of power generation and desalinated water production plants. Ms. Stash previously served as a non-executive director of Diversified Energy Company plc (NYSE: DEC), an energy production company primarily in the natural gas industry, from October 2020 to August 2025, and her roles included serving as the senior independent director, the chair of the safety and sustainability committee, a member of the remuneration committee, and a member of the audit committee. Beginning in January 2023, Ms. Stash served as an independent non-executive director on the board of managers of Medallion Midstream LLC, an energy processing and midstream company, until Medallion was acquired by ONEOK in December 2024. In April 2021, Sandy joined the board of AIM-listed Chaarat Gold Holdings Limited and served as chair of the safety and sustainability committee and a member of the nominations, audit and technical committees until the company was taken private in August 2024. In September 2020, Ms. Stash joined the Board of Lucid Energy Group and served as chair of its HSSE and Sustainability Committee until a sale of the venture to Targa Resources in July 2022. From June 2021 through May 2022, Ms. Stash served on the board of directors of EVRAZ plc, a vertically integrated steel, mining and vanadium business. Prior to her focus on board service, she previously held executive positions with Tullow Oil, Talisman Energy and British Petroleum (BP). She holds a B.S. in Petroleum Engineering from the Colorado School of Mines. Ms. Stash is well qualified to serve as a director due to her experience in and insight into the energy industry; sustainability trends; human capital management, organization and compensation; corporate oversight and governance; and business performance.

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●	Elizabeth Williams is one of our independent directors as of the date of this prospectus. Ms. Williams currently serves as a Class III Director of Innventure, Inc (NASDAQ: INV) since October 2024. Ms. Williams was formerly the Vice President of Commercial and Industrial Customer Journey and Products at Entergy from 2021-2022, where she helped large industrial processing businesses achieve sustainability goals through emission reduction solutions. From 2017-2019, Ms. Williams was the Senior Vice President of Strategy and Corporate Development at Tenneco, where she focused on improving financial and capital markets performance by defining long-term strategy. Ms. Williams served as the Vice President and Head of Corporate Strategy from 2014-2016 at Maersk, where she simultaneously helped capitalize on end of life oil fields, and reduced portfolio risk from oil price exposures. From 2011-2014, she was the Senior Vice President and Head of Corporate Strategy at ABB, where she spearheaded the strategic planning, implementation, and execution of $20 billion in institutional investments over four years, including R&D allocation, SG&A, M&A, and capital expenditure initiatives. Prior to 2011, Ms. Williams served as the Director of Corporate Development at United Technologies. Ms. Williams has a B.A. in economics from Stanford University, and an MBA from the University of Chicago. We believe that Ms. Williams is well qualified to serve as a director due to her significant experience in corporate strategy and development.

Directors Brian Bonner, Kyle Crowley, Javier Saade, Sandra Stash and Elizabeth Williams received founders’ equity prior to the initial public offering of Hennessy VIII, in line with equity received by outside directors for similar entities. All of our directors and officers are individual investors in our sponsor.

Capital Markets Experience

The Hennessy Capital team believes it has substantial capital markets expertise which will make us an attractive business combination partner to target businesses. As examples of this, the Hennessy Capital team has executed or otherwise served as an advisor to 14 different pending or completed SPAC business combinations across six continents and with a combined total enterprise value of approximately $8.8 billion (based on estimated pro forma enterprise value at the time of the business combination announcement) and raised over $1 billion of PIPE and backstop capital in support of such SPAC business combinations. In addition, the Hennessy Capital team has successfully completed 11 SPAC IPOs generating a combined total of approximately $2.6 billion in gross proceeds.

In October 2025, Hennessy VII announced its business combination with ONE Nuclear, which is expected to close in the first half of 2026. The transaction implies a pro-forma combined enterprise value of approximately $1.1 billion and is expected to provide up to $210 million in gross proceeds to support ONE Nuclear’s growth.

In January 2026, Compass Digital announced a business combination with Key Mining Corp., which is expected to close in the first half of 2026. The transaction implies a pro-forma combined enterprise value of approximately $300 million and is expected to provide up to $20 million in gross proceeds to support Key Mining Corp.’s growth.

Target Identification

We intend to utilize what our management team believes is an accomplished and proven network of third-party advisors and relationships to assist with target company origination and evaluation, due diligence and implementation of value creation programs and activities following our initial business combination. The company has engaged Teneo, a strategic advisory firm, to advise regarding target company selection in the nuclear technology, energy infrastructure and advanced industrial sectors. With respect to target identification, the Hennessy Capital team has identified, in total, over 1,600 potential targets since 2013 for prior Hennessy SPACs. Our origination activities are a core competency that we believe allow us to select value-maximizing opportunities for our shareholders, consistent with our investment strategy. Once a letter of intent is signed with a target, our team of advisors and consultants is activated and comprehensive due diligence activities are undertaken and overseen by us, including a review of the target’s financial statements and model, IPO readiness, commercial and competitive analysis, operations and performance improvement, strategic growth opportunities as well as customary legal and accounting due diligence. This network of advisors has supported Hennessy Capital since inception in 2013 and is now highly familiar with the SPAC vehicle and our comprehensive due diligence process. We believe that our network of established third party advisors and relationships represents an attractive and differentiated value proposition for investors, sellers, target companies and their management teams. As reflected below, the Hennessy VII management team identified and evaluated over 160 potential acquisition target companies and completed meaningful reviews of over 40 potential acquisition targets in connection with selecting a business combination target for HVII.

HENNESSY CAPITAL VII

166
Opportunities Reviewed
42
Meaningful Reviews Completed
10
IOIs Submitted
1
LOI Signed

ONE nuclear

Investment Strategy

Our investment strategy is directed at industrial innovation and energy transition targets of $500 million or greater in expected aggregate enterprise value and is informed and validated by our research and analysis and complemented by what we believe are favorable market conditions for the SPAC asset class.

The competitive landscape for the SPAC asset class has improved meaningfully in recent years given the overall decline in the number of active SPACs from over 650 in 2021 to approximately 285 in 2025, as well as the decline in new SPAC IPOs from over 600 in 2021 to less than 150 in 2025, according to Cohen & Company Capital Markets. In addition, according to Dealogic, the number of companies seeking a public listing currently stands at over 300, with many more companies that have filed an S-1 confidentially. This backlog presents a compelling universe of potential target opportunities for us. We know from experience that several acquisition targets of prior Hennessy Capital SPACs opted to pursue a business combination with a SPAC to achieve a public listing after encountering significant delays and challenges in a traditional underwritten IPO process. Bolstering this target universe is significant “pent-up” demand generated by portfolio companies of private equity and venture capital firms, as such firms have experienced record “holding period” levels in recent years and are under considerable pressure to return capital to their limited partners and investors via sales or other liquidity events (such as IPOs) of their portfolio companies. Our team has successfully partnered with private equity firms twice previously with Blue Bird (Hennessy I) and NRC Group (Hennessy III) to unlock value and accelerate liquidity for the private equity owners of these two companies.

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Source: Cohen & Company Capital Markets

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We believe there are highly favorable catalysts at work in the United States that are supportive of our industrial innovation and energy transition investment themes. First, industrial automation is critical to compete globally, driven by a widening cost advantage of robots compared to human labor and rapid advances in artificial intelligence, and corresponding vision and control technologies. Second, clean energy generation, grid modernization and infrastructure enablement are necessary to meet the significant projected digital infrastructure energy demand. Finally, a readily accessible supply of critical metals & minerals is increasingly becoming a priority and national security issue.

Investment Theme #1: Industrial Automation

As the gap between labor and robotics costs widens and automation technologies advance, we expect to see sustained growth in Industrial Automation

US Average Robot Prices and Labor Costs

1990 = 100%
200%
180%
160%
140%
120%
100%
80%
60%
40%
Labor Cost
Robot Prices
1990
1995
2000
2005
2010
2017

Key Growth Metrics

~1.1B full-time jobs worldwide are technically automatable

Global industrial robotics market to grow to **$160-260B** by 2030

Cost per mile for robotaxi to fall from ~$3.13 to **~$1.0** by 2030

Space applications are expected to grow to **~$1.7T** by 2035

Sources: McKinsey, BCG, Goldman Sachs reports and estimates

Investment Theme #2: Clean Energy

Scaling clean energy and upgrading grid infrastructure are critical to support the accelerating power needs of AI datacenters

Clean Energy will Power the AI Revolution

Global Data Center Energy Demand (GW)
120
100
80
60
40
20
0
50
100
~2x growth
2024
2029

Key Growth Metrics

US net new nuclear energy capacity targets of **~200 GW** by 2050

US datacenter capacity set to **~3x** by 2030, concentrated in power-constrained markets

Utility-scale battery energy storage system ("BESS") capacity expected to grow in the US nearly **~10x** by 2030

US solar installed capacity expected to grow **~3x** by 2030

Sources: International Energy Agency, JLL Research, U.S. Department of Energy and McKinsey reports and estimates

Investment Theme #3: Critical Metals & Minerals

The availability of critical metals and minerals has become a foundational issue for national security and industrial resilience

Domestication of Critical Metals: A National Priority[1,2]

2024 World Rare Earth Production

China, 69%
Rest of the World, 16%
United States, 12%
Australia, 3%

Rare Earth Elements Usage by Select US Military Weapon Systems

~900 Pounds
F-35
~5,200 Pounds
DDG-51
Destroyer
~9,200 Pounds
Virginia Class
Submarine

Key Growth Metrics

~$587B Critical minerals market by 2032[3]

~80% Expected growth in critical minerals market by 2032[3]

DOD Looks to Establish 'Mine-to-Magnet' Supply Chain for Rare Earth Materials

Trump Executive Order, March 20, 2025: fast-tracks permits, DPA financing, federal lands for critical minerals

(1)	Source: US Geological Survey – Mineral Commodity Summaries 2025
(2)	Source: Center of Strategic International Studies
(3)	Source: DataM Intelligence Report 2024

Our Acquisition Criteria

Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

●	Expected $500 Million+ Target Business Size. We will seek to acquire one or more businesses with an expected aggregate enterprise value of $500 million or greater, determined at the sole discretion of our officers and directors according to reasonably accepted valuation standards and methodologies.

●	Large Addressable Market. We will target companies that operate in large addressable markets within industrial innovation and energy transition sectors. We believe our management team and our board are skilled in analyzing and evaluating companies in these markets based on their significant past SPAC execution, investing, and operating experience.

●	Scalable and Sustainable Growth Platform. We intend to focus on segments and businesses within our target sectors that are poised for scalable, sustainable growth due to shifting customer preferences in favor of products and technologies that enable improvements in automation, efficiency, safety, and customer experience.

●	Strong Competitive Positioning and Differentiated Technology. We plan to focus on attractive companies with distinct intellectual property and highly defensible, differentiated technology aimed at solving critical challenges in their areas of focus. Companies with unique and disruptive platforms and product offerings, including technology innovators, will be at the forefront of our evaluation process. Our management team and our board have extensive operational, commercial and transactional experience with technology-driven companies in our target sectors, and we intend to use these skills to identify market leaders and category winners.

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●	Experienced Management Team. We will seek to acquire one or more businesses with a complete, experienced management team that provides a platform for us to further develop the acquired business’s management capabilities. We will seek to partner with a potential target’s management team and expect that the operating and financial abilities of our executive team and board will complement management’s capabilities.

●	Partnership Approach. We will pursue a partnership approach to working with a management team that shares our strategic vision and believes we can help them achieve the full potential of their business. Our management team and our board have a long history of founding and scaling businesses, and we will use our collective experience to help guide management teams of target businesses.

●	Benefit from Being a Public Company. We intend to acquire one or more businesses that will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. These criteria are substantially similar to the criteria set forth by Hennessy I, Hennessy II, Hennessy III, Hennessy IV, Hennessy V, Hennessy VI and Hennessy VII for their respective initial business combinations. All of the previously completed Hennessy Capital business combinations have met substantially all of the aforementioned criteria, with the exception of Hennessy I, which was targeting a smaller business combination.

Initial Business Combination

We will have up to 24 months from the closing of this offering to consummate an initial business combination. We may hold a shareholder vote at any time to amend our amended and restated memorandum and articles of association to modify the amount of time we will have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity), in which case our public shareholders will be offered an opportunity to redeem their public shares. As described herein, our sponsor, executive officers and directors have agreed that they will not propose any such amendment unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals), divided by the number of then outstanding public shares, subject to the limitations described herein.

If we do not complete our initial business combination within the completion window, while we do not currently intend to seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek. If we determine not to extend, or fail to obtain shareholder approval to extend, the time period to consummate our initial business combination, and the time to consummate our initial business combination expires, our sponsor’s investment in our founder shares and our private placement units will be worthless.

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If we do not complete our initial business combination within the completion window and do not hold a shareholder vote to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject, in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our agreement to enter into our initial business combination. If our securities are no longer listed on Nasdaq, we will not be obligated to satisfy such 80% test. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent registered public accounting firm, with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the outstanding equity interests or assets of the target business or businesses, or (ii) in such a way that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post- transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% of net assets test. If the initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

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Our amended and restated memorandum and articles of association requires the affirmative vote of a majority of our board of directors, which must include a majority of our independent directors, to approve our initial business combination (or such other vote as the applicable law or stock exchange rules then in effect may require).

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. Further, as described above, due to the anti-dilution rights of our founder shares, our public shareholders may incur material dilution. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to any forward purchase agreements, backstop or similar agreements we may enter into following the consummation of this offering or otherwise. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Our Business Combination Process

In evaluating prospective business combinations, we expect to conduct a thorough due diligence review process that will encompass, among other things, a review of historical and projected financial and operating data, meetings with management and their advisors (if applicable), on-site inspection of facilities and assets, discussion with customers and suppliers, legal reviews and other reviews as we deem appropriate. We will also utilize our expertise analyzing companies in industrial innovation sectors in evaluating operating projections, financial projections and determining the appropriate return expectations given the risk profile of the target business.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Our officers and directors will indirectly own founder shares and/or private placement units following this offering. Because of this ownership, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination. For additional information regarding our executive officers’ and directors’ business affiliations and potential conflicts of interest, see “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.”

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Each of our officers and certain of our directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities, including Hennessy VII and Compass Digital, pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she may honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described in “Proposed Business — Sourcing of Potential Business Combination Targets”). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated memorandum and articles of association provide that we renounce our interest in any corporate opportunity offered to any director or officer unless (i) such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company, (ii) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (iii) the director or officer is permitted to refer the opportunity to us without violating another legal obligation. As a result, the fiduciary, contractual or other obligations or duties of our officers or directors could materially affect our ability to complete our initial business combination.

Our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. For example, each of Mr. Daniel J. Hennessy, Mr. Thomas D. Hennessy and Mr. Geeza is currently an officer or director of each of Hennessy VII and Compass Digital and owes fiduciary duties to Hennessy VII and Compass Digital, which may compete with us for acquisition opportunities. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis. In particular, affiliates of our sponsor are currently sponsoring two other blank check companies, Hennessy VII and Compass Digital. Any such companies, including Hennessy VII and Compass Digital, may present additional conflicts of interest in pursuing an acquisition target. However, we do not believe that any potential conflicts with Hennessy VII or Compass Digital would materially affect our ability to complete our initial business combination, because our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, we are not limited by industry or geography in terms of the acquisition opportunities we can pursue, and Hennessy VII has executed a merger agreement with ONE Nuclear and Compass Digital has executed a merger agreement with Key Mining Corp., even though we expect that Hennessy VII and Compass Digital will have priority over us with respect to acquisition opportunities until it completes an initial business combination.

Our Sponsor

Our sponsor is a Nevada limited liability company, which was recently formed to invest in our company. Although our sponsor is permitted to undertake any activities permitted under the Nevada Limited Liability Company Act and other applicable law, our sponsor’s business is focused on investing in our company. Our Chief Executive Officer, Daniel J. Hennessy, and President, Thomas D. Hennessy, are the sole managing members of Hennessy Capital Group LLC, which in turn is the sole manager of our sponsor. Consequently, each of Mr. Daniel Hennessy and Mr. Thomas Hennessy controls the management of our sponsor, including the exercise of voting and investment discretion over the securities of our company held by our sponsor. As of the date of this prospectus, our executive officers and directors own membership interests in our sponsor, which represent approximately 12% of the economic interests in our sponsor. Other third-party accredited investors with pre-existing business relationships with our management team and sponsor own membership interests representing the remaining economic interests in our sponsor, none of whom has a direct or indirect material interest in our sponsor. Other than our management team, none of the other members of our sponsor will participate in our company’s activities. Aside from Mr. Daniel Hennessy and Mr. Thomas Hennessy, no one will have the right to control or manage the sponsor, or the right to vote or dispose of the founder shares that they hold indirectly through their membership interests in the sponsor.

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The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Hennessy Capital Group LLC	Commencing on the date on which our securities are first listed on Nasdaq, $15,000 per month	Office space, utilities and secretarial and administrative support
HC VIII Sponsor LLC	10,692,515 Class B Ordinary Shares (up to 1,365,430 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ option to purchase additional units is exercised), which will automatically convert into Class A ordinary shares at the time of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis; however, in the event additional Class A ordinary shares or equity-linked securities are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, such ratio will be adjusted so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 30.1% of the total number of all ordinary shares outstanding upon completion of this offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination. As a result of such anti-dilution adjustments, the Class B ordinary shares held by our sponsor may convert into Class A ordinary shares on a greater than one-to-one basis. In October 2025, our sponsor transferred 300,000 founder shares to Nicholas Geeza, our Executive Vice President, Chief Financial Officer and Secretary, and 750,000 founder shares to Thomas D. Hennessy, our President, and in January 2026, our sponsor also transferred an aggregate of 130,000 founder shares to our independent directors.	$25,000

	630,500 private placement units to be purchased in a private placement simultaneous with the closing of this offering	$6,305,000

	Up to $250,000	Repayment of loans made to us to cover offering related and organizational expenses

	Up to $2.5 million in working capital loans, which loans may be convertible into private placement units of the post-business combination entity at a price of $10.00 per private placement unit at the option of the lender	Repayment of working capital loans to finance transaction costs in connection with an initial business combination

	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination

Nicholas Geeza	Commencing on the date on which our securities are first listed on Nasdaq, $10,000 per month	Services as Chief Financial Officer

Thomas D. Hennessy	Commencing on the date on which our securities are first listed on Nasdaq, $15,000 per month	Services as President

Individual Service Providers who are employed by or contractors to Hennessy Capital	Commencing on the date on which our securities are first listed on Nasdaq, up to an aggregate of $27,500 per month, with discretionary annual bonuses of up to an aggregate of $295,000, some or all of these amounts may be paid through Hennessy Capital Group LLC at an at-cost arrangement for individual service providers who are employees of Hennessy Capital Group LLC	Services as Individual Service Providers

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Because our sponsor acquired the founder shares at a nominal price, our public shareholders will incur immediate and substantial dilution upon the closing of this offering. Further, the Class A ordinary shares issuable in connection with the conversion of the founder shares may result in material dilution to our public shareholders due to the anti-dilution rights of our founder shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. See the section titled “Risk Factors — Risks Relating to our Sponsor and Management Team — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.”

The founder shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 30.1% of the total number of all ordinary shares outstanding upon completion of this offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination or any private placement-equivalent units issued to our sponsor or its affiliates upon conversion of loans made to us). Our public shareholders may incur material dilution due to such anti-dilution adjustments that result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. In October 2025, our sponsor transferred 300,000 founder shares to Nicholas Geeza, our Executive Vice President, Chief Financial Officer and Secretary, and 750,000 founder shares to Thomas D. Hennessy, our President. In January 2026, our sponsor also transferred an aggregate of 130,000 founder shares to our independent directors. The founder shares are automatically forfeited if the holder of such founder shares is no longer providing services to us prior to our initial business combination.

If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution. This dilution would increase to the extent that the anti-dilution provision of the founder shares result in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination.

Pursuant to a letter agreement previously entered into with us, each of our sponsor, directors and officers have agreed to restrictions on its ability to transfer, assign, or sell the founder shares and private placement units, as summarized in the table below.

Subject Securities	Expiration Date	Persons Subject to Restrictions	Exceptions to Transfer Restrictions
Founder shares	180 days after completion of our initial business combination, or earlier if we complete a liquidation, merger, stock exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property	HC VIII Sponsor LLC Daniel J. Hennessy Thomas D. Hennessy Nicholas Geeza Brian Bonner Kyle Crowley Javier Saade Sandra Stash Elizabeth Williams	Transfers permitted (i) to any officer, director, or service provider of the company, including to a family member or affiliate of such officer, director, or service provider; (ii) by private sales or transfers, in each case, made in connection with the consummation of our initial business combination at prices no greater than the price at which the securities were originally purchased; (iii) in the event of our liquidation prior to the completion of our initial business combination; (iv) by virtue of the laws of the Cayman Islands or our sponsor’s limited liability company agreement, pursuant to which, upon dissolution of our sponsor, our sponsor’s assets, including the Founder Shares, will be distributed pro rata to our sponsor’s members; and (v) in the event of our completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to the completion of our initial business combination.

Private Placement Units	30 days after the completion of our initial business combination	HC VIII Sponsor LLC	Same as above

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In addition, in order to facilitate our initial business combination or for any other reason determined by our sponsor in its sole discretion, our sponsor may surrender or forfeit, transfer or exchange our founder shares, private placement units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities.

Pursuant to such letter agreement, for the benefit of Barclays and Cohen & Company, we, our sponsor and our officers and directors have agreed that we will not offer, sell, contract to sell, pledge, charge or grant any option to purchase or otherwise dispose of, directly or indirectly, without the prior written consent of Barclays and Cohen & Company for a period of 180 days after the date of this prospectus, any units, Share Rights, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any units, ordinary shares, Share Rights or any securities convertible into, or exercisable, or exchangeable for, ordinary shares owned, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, subject to certain exceptions. See “Underwriting” for more information.

Corporate Information

Our executive offices are located at 195 US Hwy 50, Suite 207, Zephyr Cove, Nevada 89448 and our telephone number is (775) 339-1671. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to invest in our securities.

We are a Cayman Islands exempted company, limited by shares. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 30 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

Prior to the date of this prospectus, we have filed a registration statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

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We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the aggregate worldwide market value of our Class A ordinary shares that is held by non-affiliates equals or exceeds $700.0 million as of the end of the prior June 30th; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the aggregate worldwide market value of our Class A ordinary shares held by non-affiliates equaled or exceeded $250.0 million as of the end of the prior June 30th, and (2) our annual revenues equaled or exceeded $100.0 million during such completed fiscal year or the aggregate worldwide market value of our Class A ordinary shares held by non-affiliates equaled or exceeded $700.0 million as of the prior June 30th.

In addition, after completion of this offering and prior to the consummation of a business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment or removal of directors. As a result, Nasdaq will consider us to be a “controlled company” within the meaning of Nasdaq corporate governance standards. Under Nasdaq corporate governance standards, a company of which more than 50% of the voting power for the appointment of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. We currently do not intend to rely on the “controlled company” exemption, but may do so in the future. Accordingly, if we choose to do so, you will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

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The Offering

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors.”

Securities Offered	21,000,000 units (or 24,150,000 units if the underwriters’ option to purchase additional units is exercised in full), at $10.00 per unit, each unit consisting of:

● one Class A ordinary share; and
● one right to receive one-twelfth (1/12) of a Class A ordinary share upon the consummation an initial business combination

Nasdaq symbols	Units: “HCICU” Class A ordinary shares: “HCIC” Share Rights: “HCICR”

Trading commencement and separation of Class A ordinary shares and Share Rights

The units are expected to begin trading promptly after the date of this prospectus. The Class A ordinary shares and Share Rights constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Barclays and Cohen & Company informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and Share Rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and Share Rights. As a result, you must hold Share Rights in multiples of 12 in order to receive Class A ordinary shares for all of your Share Rights upon closing of a business combination.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

In no event will the Class A ordinary shares and Share Rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of our company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ option to purchase additional units is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ option to purchase additional units.

Units:
Number outstanding before this offering:	None.
Number to be outstanding after this offering and the private placement:	21,630,500(1)
Ordinary Shares:
Number outstanding before this offering:	10,692,515(2)
Number to be outstanding after this offering and the private placement:	30,957,585(3)(4)
Share Rights:
Number outstanding before this offering:	None.
Number to be outstanding after this offering and the private placement:	21,630,500 (5)

(1)	Assumes no exercise of the over-allotment option and 1,365,430 founder shares are surrendered to us for no consideration. Comprised of 21,000,000 public units and 630,500 private placement units.
(2)	Includes up to 1,365,430 founder shares that will be surrendered to us for no consideration depending on the extent to which the over-allotment option is exercised.
(3)	Comprised of 21,000,000 Class A ordinary shares included in the units to be sold in this offering, 9,327,085 founder shares and 630,500 Class A ordinary shares included in the private placement units to be sold in the private placement. Founder shares are currently classified as Class B ordinary shares, which shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”
(4)	Assumes surrender of all 1,365,430 founder shares. Up to 1,365,430 founder shares will be surrendered to us for no consideration depending on the extent to which the over-allotment option is exercised.
(5)	Comprised of 21,000,000 public Share Rights included in the units to be sold in this offering (assuming no exercise of the over-allotment option), which are convertible into a maximum of 1,750,000 Class A ordinary shares, and 630,500 Share Rights included in the private placement units to be sold in the private placement, which are convertible into a maximum of 52,541 Class A ordinary shares.

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Terms of Rights	Except in cases where we are not the surviving company in a business combination, each holder of a Share Right will automatically receive one-twelfth (1/12) of a Class A ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a Share Right will be required to affirmatively convert its rights in order to receive the one-twelfth (1/12) of one Class A ordinary share underlying each Share Right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of Share Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, you must hold Share Rights in multiples of 12 in order to receive shares for all of your Share Rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of Share Rights will not receive any of such funds for their Share Rights and the Share Rights will expire worthless.

Appointment and removal of directors and continuing the company outside the Cayman Islands; voting rights	Prior to the consummation of our initial business combination, only holders of our Class B ordinary shares will (i) have the right to vote on the appointment or removal of directors and (ii) be entitled to vote on continuing our company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Holders of the Class A ordinary shares will not be entitled to vote on the appointment or removal of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended if approved by a majority of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by applicable law or stock exchange rule, holders of our Class A ordinary shares and holders of our Class B ordinary shares will vote together as a single class, with each share entitling the holder to one vote.

Founder shares	On October 16, 2025, our sponsor purchased an aggregate of 8,910,429 Class B ordinary shares (“founder shares”) (up to 1,137,858 of which were subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ option to purchase additional units is exercised) for an aggregate purchase price of $25,000, or approximately $0.003 per share. The number of founder shares issued was determined based on the expectation that the founder shares would represent 30.1% of the outstanding ordinary shares upon the completion of this offering. This structure is unlike the structure of similar blank check companies, which often provide that the founder shares would equal 20% of the outstanding ordinary shares upon the completion of the offering. The purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. Our public shareholders may incur material dilution due to such anti-dilution adjustments that result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. Up to 1,365,430 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ option to purchase additional units is exercised. In October 2025, our sponsor transferred 300,000 founder shares to Nicholas Geeza, our Executive Vice President, Chief Financial Officer and Secretary, and 750,000 founder shares to Thomas D. Hennessy, our President. In January 2026, our sponsor also transferred an aggregate of 130,000 founder shares to our independent directors. On February 4, 2026, we, through a share dividend, issued to our sponsor and our initial shareholders an additional 1,782,086 Class B ordinary shares, as a result of which our sponsor and our initial shareholders have purchased and hold an aggregate of 10,692,515 founder shares (up to 1,365,430 of which are subject to forfeiture depending on the extent to which the underwriters’ option to purchase additional units is exercised).

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As described below under “Transfer restrictions on founder shares,” following consummation of our initial business combination, the founder shares will be subject to a lock-up agreement that will release such shares at a specified time.

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:

●	prior to the closing of our initial business combination, only holders of our founder shares have the right to vote on the appointment or removal of directors and on continuing the company in a jurisdiction outside the Cayman Islands (as further described herein);

●	the founder shares are subject to certain transfer restrictions contained in a letter agreement that our initial shareholders, directors and officers have entered into with us, as described in more detail below;

●	pursuant to such letter agreement, our initial shareholders, directors and officers have agreed to waive: (1) their redemption rights with respect to any founder shares, private placement shares and public shares held by them, as applicable, in connection with the completion of our initial business combination; (2) their redemption rights with respect to any founder shares, private placement shares and public shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) their rights to liquidating distributions from the trust account with respect to any founder shares and private placement shares they hold if we fail to complete our initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window). If we submit our initial business combination to our public shareholders for a vote, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under our amended and restated memorandum and articles of association and under Cayman Islands law, which requires the affirmative vote of a simple majority of the shareholders who attend and vote at a general meeting of the company, voting together as a single class and includes a unanimous written resolution. In such case, initial shareholders, officers and directors have agreed to vote any founder shares, private placement shares and any public shares held by them in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). As a result, in addition to our initial shareholders’ founder shares and private placement shares held by our sponsor, we would need 5,521,209, or 26.3%, of the 21,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all issued and outstanding shares are voted, the underwriters’ option to purchase additional units is not exercised and the parties to the letter agreement do not acquire any Class A ordinary shares) in order to have such initial business combination approved;

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	●	the founder shares are automatically convertible into our Class A ordinary shares at the time of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below;
	●	the founder shares are automatically forfeited if the holder of such founder shares is no longer providing services to us or our sponsor, as applicable, prior to our initial business combination; and
	●	the holders of the founder shares are entitled to registration rights.

Transfer restrictions on founder shares	Except as described herein, pursuant to a letter agreement entered into with us, our initial shareholders, officers and directors have agreed not to assign or sell any founder shares held by them until 180 days after completion of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if we complete a liquidation, merger, stock exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, the founder shares will be released from the lock-up.

Founder shares conversion and anti-dilution rights	The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 30.1% of the total number of all ordinary shares outstanding upon completion of this offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination or any private placement-equivalent units issued to our sponsor or its affiliates upon conversion of loans made to us). Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Private placement units	Our sponsor has subscribed to purchase an aggregate of 630,500 private placement units (or up to 671,000 private placement units if the underwriters’ option to purchase additional units is exercised in full) at a price of $10.00 per private placement unit for a total purchase price of $6,305,000 (or up to $6,710,000 if the underwriters’ option to purchase additional units is exercised in full) in the private placement that will close simultaneously with the closing of this offering. A portion of the purchase price of the private placement units will be added to the proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within the completion window, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement units will expire worthless. Except as described below, the placement units have terms and provisions that are identical to those of the units being sold in this offering.

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Transfer restrictions on private placement units

Subject to certain exceptions, pursuant to a letter agreement or the private placement unit subscription agreement entered into with us, our sponsor has agreed not to transfer, assign or sell the private placement units (including the underlying securities) until 30 days after the completion of our initial business combination (except as described under the section of this prospectus entitled “Principal Shareholders — Transfers of Founder Shares and Private Placement Units”).

Proceeds to be held in trust account

The rules of Nasdaq provide that at least 90% of the gross proceeds from this offering and the sale of the private placement units be deposited in a trust account. Of the net proceeds we will receive from this offering and the sale of the private placement units described in this prospectus, approximately $210,000,000 ($10.00 per unit), or approximately $241,500,000 if the underwriters’ option to purchase additional units is exercised in full, will be deposited into a segregated trust account located in the United States with Odyssey Transfer and Trust Company acting as trustee and an aggregate of $850,000 will be used to pay expenses in connection with the closing of this offering and $1,255,000 for working capital following this offering ($1,030,000 if the underwriters exercise their over-allotment option in full). The proceeds to be placed in the trust account include $4,200,000 (or up to $4,830,000 if the underwriters’ option to purchase additional units is exercised in full) in deferred underwriting commissions. The funds in the trust account will be (i) invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government obligations and/or (ii) deposited in an interest-bearing demand deposit account at a U.S.-chartered commercial bank with consolidated assets of $50 billion or more.

Except with respect to interest earned on the funds held in the trust account that may be released in connection with permitted withdrawals and up to $100,000 of interest to pay dissolution expenses, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources	Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except permitted withdrawals. The funds in the trust account will be (i) invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government obligations and/or (ii) deposited in an interest-bearing demand deposit account at a U.S.-chartered commercial bank with consolidated assets of $50 billion or more. Based upon current interest rates, we expect the trust account to generate approximately $6,825,000 of interest annually (assuming no exercise of the underwriters’ option to purchase additional units and an interest rate of 3.25% per year); however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from such interest withdrawn from the trust account and any loans or additional investments from our sponsor, members of our management team or any of their respective affiliates or other third parties, although they are under no obligation or other duty to loan funds to, or invest in, us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. If we complete our initial business combination, we expect to repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2.5 million of all loans made to us by our sponsor, an affiliate of our sponsor or our officers and directors may be convertible into private placement units at a price of $10.00 per private placement unit at the option of the lender at the time of the business combination. The private placement units would be identical to the private placement units issued to our sponsor.

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Conditions to completing our initial business combination

We will have up to 24 months from the closing of this offering to consummate an initial business combination. We may hold a shareholder vote at any time to amend our amended and restated memorandum and articles of association to modify the amount of time we will have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity), in which case our public shareholders will be offered an opportunity to redeem their public shares. As described herein, our sponsor, executive officers and directors have agreed that they will not propose any such amendment unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals), divided by the number of then outstanding public shares, subject to the limitations described herein.

If we do not complete our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject, in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our agreement to enter into our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent registered public accounting firm. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test.

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Permitted purchases of public shares and public Share Rights by our affiliates

In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors, or any of their respective affiliates may purchase units, public shares or Share Rights or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of securities our directors, officers, advisors, or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. If our sponsor or its affiliates engage in such transactions prior to the completion of our initial business combination, the purchase will be at a price no higher than the price offered through the redemption process. Any such securities purchased by our sponsor or its affiliates, or any other third party that would vote at the direction of our sponsor or its affiliates, will not be voted in favor of approving our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase units, public shares or Share Rights in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. We have an insider trading policy which requires insiders to (1) refrain from purchasing securities when they are in possession of any material non-public information and (2) to clear all trades with our compliance personnel or legal counsel prior to execution. We cannot currently determine whether its insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our sponsor and our directors, officers, advisors, or any of their respective affiliates purchase public shares or Share Rights in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling public shareholders would be required to revoke their prior elections to redeem their shares. Our sponsor and its affiliates have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their shares of founder shares and public shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases would be to ensure that such public shares would not be redeemed in connection with an initial business combination. This may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of public shares or Share Rights may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor and our officers, directors, advisors, and/or any of their respective affiliates anticipate that they may identify public shareholders with whom our sponsor or our officers, directors, advisors, or any of their respective affiliates may pursue privately negotiated purchases by either public shareholders contacting us directly or by the receipt of redemption requests submitted by public shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor or our officers, directors, advisors, or any of their respective affiliates enter into a private purchase, they would identify and contact only potential selling public shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, but only if such shares of our shares have not already been voted at the special meeting. Such persons would select the public shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than, but not higher than, the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor or our officers, directors, advisors, or any of their respective affiliates will purchase shares only if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Additionally, in the event our sponsor or our officers, directors, advisors and/or any of their respective affiliates were to purchase our securities from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following (i) our registration statement/proxy statement filed for our initial business combination transaction would disclose the possibility that our sponsor or our officers, directors, advisors and/or any of their respective affiliates may purchase shares or rights from public shareholders outside the redemption process, along with the purpose of such purchases; (ii) if our sponsor or our officers, directors, advisors and/or any of their respective affiliates were to purchase shares or rights from public shareholders, they would do so at a price no higher than the price offered through our redemption process; (iii) our registration statement/proxy statement filed for our initial business combination would include a representation that any of our securities purchased by our sponsor or our officers, directors, advisors and/or any of their respective affiliates would not be voted in favor of approving the initial business combination; and (iv) our sponsor or our officers, directors, advisors and/or any of their respective affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights. To the extent that our sponsor or our officers, directors, advisors and/or any of their respective affiliates enter into any such private purchase prior to a special meeting of shareholders, we will file a current report on Form 8-K to disclose (i) the amount of securities purchased in any such purchases, along with the purchase price; (ii) the purpose of any such purchases; (iii) the impact, if any, of any such purchases on the likelihood that our initial business combination will be approved; (iv) the identities or the nature of the security holders (e.g., 5% security holders) who sold their securities in any such purchases; and (v) the number of securities for which we have received redemption requests pursuant to its shareholders’ redemption rights in connection with our initial business combination.

Any purchases by our sponsor or our officers, directors, advisors and/or any of their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor or our officers, directors and/or any of their respective affiliates will be restricted from making purchases of our shares if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

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Please see “Proposed Business — Permitted Purchases of Our Securities” for a description of how such persons will determine from which shareholders to seek to acquire securities.

Please see “Risk Factors — If we seek shareholder approval of our initial business combination, our management team, sponsor or any of their respective affiliates may elect to purchase public shares or Share Rights from public shareholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our Class A ordinary shares or Share Rights.”

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of permitted withdrawals), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share.

The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission we will pay to the Deferred Underwriter. The redemption right will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against, or vote at all in connection with, the proposed transaction. There will be no redemption rights upon the completion of our initial business combination with respect to our Share Rights. Our initial shareholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, private placement shares and any public shares held by them in connection with the completion of our initial business combination.

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Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either: (1) in connection with a general meeting called to approve the business combination; or (2) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. If we structure a business combination transaction with a target company in a manner that requires shareholder approval, we will not have discretion as to whether to seek a shareholder vote to approve the proposed business combination. We currently intend to conduct redemptions pursuant to a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons. So long as we maintain a listing for our securities on Nasdaq, we are required to comply with such rules.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association:

	●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and
	●	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

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Upon the public announcement of our initial business combination, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and
●	file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 20 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation.

Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination

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If we seek shareholder approval, unless otherwise required by applicable law, regulation or stock exchange rules, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under our amended and restated memorandum and articles of association and under Cayman Islands law, which requires the affirmative vote of a simple majority of the shareholders who attend and vote at a general meeting of the company, voting together as a single class, and includes a unanimous written resolution. In such case, our sponsor and each member of our management team have agreed to vote their founder shares and public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). For purposes of seeking approval of an ordinary resolution, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our initial shareholders’ founder shares and private placement shares held by our sponsor, we would need 5,521,209, or 26.3%, of the 21,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved, assuming all outstanding shares are voted, the over-allotment option is not exercised and the parties to the letter agreement do not acquire any Class A ordinary shares. Assuming that only the holders of one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association vote their shares at a general meeting of the company, we will not need any public shares in addition to our founder shares to be voted in favor of an initial business combination in order to approve an initial business combination. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, voting together as a single class. In addition, prior to the closing of our initial business combination, only holders of our Class B ordinary shares (i) will have the right to vote to appoint and remove directors prior to or in connection with the completion of our initial business combination and (ii) will be entitled to vote on continuing our company in a jurisdiction outside the Cayman Islands (including any special resolution required to adopt new constitutional documents as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). These quorum and voting thresholds and the agreement of our initial shareholders may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction.

Our proposed initial business combination may impose a minimum cash requirement for: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

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Tendering share certificates in connection with a tender offer or redemption rights	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System rather than simply voting against the initial business combination at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote

Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent, which we refer to as the “Excess Shares.” We believe this restriction will discourage shareholders from accumulating large blocks of shares and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our affiliates to purchase their shares at a significant premium to then-current market price or on other undesirable terms.

Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our affiliates at a premium to then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

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Redemption rights in connection with proposed amendments to our memorandum and articles of association	Our amended and restated memorandum and articles of association provide that any of its provisions related to pre-business combination activity (including the requirement to fund the trust account and not release such amounts except in specified circumstances and to provide redemption rights to public shareholders as described herein) may be amended if approved by holders of at least two-thirds of our ordinary shares, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of a majority of our ordinary shares. In all other instances (other than the appointment of directors), our amended and restated memorandum and articles of association provide that it may be amended by holders of at least two-thirds of our ordinary shares entitled to vote thereon, subject to applicable provisions of Cayman Islands law, or applicable stock exchange rules. Prior to an initial business combination, we may not issue additional securities that can vote on amendments to our amended and restated memorandum and articles of association or on our initial business combination or that would entitle holders thereof to receive funds from the trust account. Our initial shareholders, who will beneficially own 30.1% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they may choose. Our initial shareholders, officers and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals), divided by the number of then outstanding public shares. Our initial shareholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares.

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Release of funds in trust account on closing of our initial business combination	On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public shareholders who exercise their redemption rights as described below under “Proposed Business — Redemption rights for public shareholders upon completion of our initial business combination,” to pay the Deferred Underwriter its deferred underwriting commission, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated memorandum and articles of association provide that we will have only the time of the completion window to complete our initial business combination. If we are unable to complete our initial business combination within such period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our Share Rights, which will expire worthless if we fail to complete our initial business combination within the completion window. If we do not complete our initial business combination within the completion window and subsequently liquidate, the Deferred Underwriter have agreed that (i) it will forfeit any rights, or claims to its deferred underwriting discount and commission, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the Deferred Underwriter’s discount and commission will be distributed on a pro rata basis, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, to the public shareholders.

Our initial shareholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive rights to liquidating distributions from the trust account with respect to any founder shares and private placement shares held by them if we fail to complete our initial business combination within the completion window. However, if our sponsor or any of our officers, directors or any of their respective affiliates acquires public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

Our initial shareholders, officers and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.

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Payments to insiders

We are not prohibited from paying any fees (including advisory fees), reimbursements or cash payments to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, including the following payments, all of which, if made prior to the completion of our initial business combination, will be paid from permitted withdrawals and funds held outside the trust account:

	●	repayment of an aggregate of up to $250,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;
	●	commencing on the date on which our securities are first listed on Nasdaq, payment to an affiliate of our sponsor for office space, utilities and secretarial and administrative support, in an amount equal to $15,000 per month;
	●	payment of a finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business combination;
	●	reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination;
	●	repayment of loans which may be made by our sponsor, an affiliate of our sponsor or our officers and directors to finance transaction costs in connection with an initial business combination. Up to $2.5 million of such loans may be convertible into private placement units of the post-business combination entity at a price of $10.00 per private placement unit at the option of the lender. Except for the foregoing, the terms of such loans have not been determined nor have any written agreements been executed with respect thereto;
	●	commencing on the date on which our securities are first listed on Nasdaq, payment of $10,000 per month and $15,000 per month until the earlier of the consummation of our initial business combination or our liquidation, respectively, to Nicholas Geeza, our Chief Financial Officer and Thomas D. Hennessy, our President; and
	●	commencing on the date on which our securities are first listed on Nasdaq, up to an aggregate of $27,500 per month, with discretionary annual bonuses of up to an aggregate of $295,000, to certain non-officer individual service providers, some or all of these amounts may be paid through Hennessy Capital Group LLC at an at-cost arrangement for individual service providers who are employees of Hennessy Capital Group LLC.
Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors or our or any of their respective affiliates.

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Audit committee	We have established and will maintain an audit committee to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. Please see “Management — Committees of the Board of Directors — Audit Committee” for additional information.

Conflicts of interest

Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Our sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.003 per share. Accordingly, our management team, which owns interests in our sponsor, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares.

As described above, certain members of our management team will receive compensation upon consummation of our initial business combination, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such compensation will not be received unless we consummate such business combination.

In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

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Similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.

Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

In addition, members of our management team may participate in the formation of, invest in (on behalf of themselves, their affiliates or its and their clients), or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, members of our management team could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, directors or members of our management team; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination.

As described in “Proposed Business — Sourcing of Potential Business Combination Targets” and “Management — Conflicts of Interest,” each of our officers and certain of our directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities, including Hennessy VII and Compass Digital, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she may honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described above). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. As a result, the fiduciary, contractual or other obligations or duties of our officers or directors could materially affect our ability to complete our initial business combination.

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The potential conflicts described above may limit our ability to enter into a business combination or other transactions. These circumstances could give rise to numerous situations where interests may conflict. There can be no assurance that these or other conflicts of interest with the potential for adverse effects on the company and investors will not arise.

Indemnity	Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below: (1) $10.00 per public share; or (2) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of permitted withdrawals, except as to any claims by a third party that executed a waiver of any and all rights to the monies held in the trust account (whether any such waiver is enforceable) and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations.

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Risks

We are a newly incorporated Cayman Islands exempted company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Please see “Proposed Business-Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419” for additional information concerning how Rule 419 blank check offerings differ from this offering. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” in this prospectus.

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment:

●	We are a recently incorporated Cayman Islands exempted company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

●	Past performance by our management team and their respective affiliates may not be indicative of future performance of an investment in us.

●	Our shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our shareholders do not support such a combination.

●	Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

●	If we seek shareholder approval of our initial business combination, our initial shareholders have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction).

●	If we seek shareholder approval of our initial business combination, our management team, sponsor or any of their respective affiliates may elect to purchase public shares or Share Rights from public shareholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our Class A ordinary shares or Share Rights.

●	You will not be entitled to protections normally afforded to investors of many other blank check companies.

●	You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or Share Rights, potentially at a loss.

●	If the net proceeds of this offering and the sale of the private placement units not being held in the trust account are insufficient to allow us to operate for the 24 months following the closing of this offering, it could limit the amount available to fund our search for a target business or businesses and our ability to complete our initial business combination, and we will depend on loans from our sponsor, its affiliates or members of our management team to fund our search and to complete our initial business combination.

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●	The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into our initial business combination with a target.

●	We are not required to obtain an opinion from an independent registered public accounting or investment banking firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.

●	We may not be able to consummate an initial business combination within 24 months after the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

●	We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with, managed by or otherwise associated with, members of our management group, sponsor or initial shareholders.

●	Since our sponsor, executive officers directors, and initial shareholders will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

●	Our sponsor controls a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

●	Our management team, sponsor, initial shareholders and their respective affiliates allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

●	Our management team, sponsor, initial shareholders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

●	The other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

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Dilution

The difference between the public offering price and the net tangible book value (NTBV) per Class A ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and conversion of rights, including the Share Rights, which would cause the actual dilution to the public shareholders to be higher. NTBV per share is determined by dividing our NTBV, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares that may be redeemed for cash), by the number of outstanding Class A ordinary shares. See the section “Dilution.”

The below calculations (A) assume that (i) no ordinary shares are issued to shareholders of a potential business combination target as consideration or issuable by a post-business combination company, for instance under an equity or service provider share purchase plan, (ii) no ordinary shares and convertible equity or debt securities are issued in connection with additional financing that we may seek in connection with an initial business combination, (iii) no working capital loans are converted into private placement units, as further described in this and (iv) no value is attributable to the Share Rights, and (B) assume (i) the issuance of 21,000,000 Class A ordinary shares (or 24,150,000 Class A ordinary shares if the over-allotment option is exercised in full) and 10,692,515 founder shares (up to 1,365,430 of which are assumed to be forfeited in the scenario in which the over-allotment option is not exercised in full) and (ii) the sale of the private placement units. Further, the issuance of additional ordinary or preference shares may significantly dilute the equity interest of public shareholders, which dilution would even further increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares.

The following table illustrates the difference between the public offering price and our NTBV, as adjusted to give effect to this offering and assuming redemption of our public shares at varying levels and the full exercise and no exercise of the over-allotment option.

As of October 21, 2025
Offering Price of $10.00 per Unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$6.69	6.06	3.94	5.09	4.91	3.46	6.54	0.09	9.91
Assuming No Exercise of Over-Allotment Option
$6.68	6.04	3.96	5.08	4.92	3.45	6.55	0.10	9.90

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For each of the redemption scenarios above, the NTBV was calculated as follows:

	No Redemptions		25% of Maximum Redemptions		50% of Maximum Redemptions		75% of Maximum Redemptions		Maximum Redemptions
	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book deficit before this offering	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Increase attributable to public shareholders	6.69	6.70	6.05	6.07	5.09	5.10	3.46	3.47	0.11	0.10
Pro forma net tangible book value after this offering and the sale of the private placement units	6.68	6.69	6.04	6.06	5.08	5.09	3.45	3.46	0.10	0.09
Dilution to public shareholders	3.32	3.31	3.96	3.94	4.92	4.91	6.55	6.54	9.90	9.91
Percentage of dilution to public shareholders	33.20%	33.10%	39.60%	39.40%	49.20%	49.10%	65.50%	65.40%	99.00%	99.10%

	No Redemptions		25% of Maximum Redemptions		50% of Maximum Redemptions		75% of Maximum Redemptions		Maximum Redemptions
	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	Without Over- Allotment	Without Over- Allotment	With Over- Allotment
Numerator:
Net tangible book deficit before this offering	(143,371)	(143,371)	(143,371)	(143,371)	(143,371)	(143,371)	(143,371)	(143,371)	(143,371)	(143,371)
Net proceeds from this offering and the sale of the private placement units(1)	211,255,000	242,530,000	211,255,000	242,530,000	211,255,000	242,530,000	211,255,000	242,530,000	211,255,000	242,530,000
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	150,186	150,186	150,186	150,186	150,186	150,186	150,186	150,186	150,186	150,186
Less: Deferred Underwriting discount(2)	(4,200,000)	(4,830,000)	(3,150,000)	(3,622,500)	(2,100,000)	(2,415,000)	(1,050,000)	(1,207,500)	—	—
Less: Over-allotment liability(3)	(232,400)	—	(232,400)	—	(232,400)	—	(232,400)	—	(232,400)	—
Less: Amounts paid for redemptions(4)	—	—	(52,500,000)	(60,375,000)	(105,000,000)	(120,750,000)	(157,500,000)	(181,125,000)	(210,000,000)	(241,500,000)
	206,829,415	237,706,815	155,379,415	178,539,315	103,929,415	119,371,815	52,479,415	60,204,315	1,029,415	1,036,815
Denominator:
Ordinary shares outstanding prior to this offering	10,692,515	10,692,515	10,692,515	10,692,515	10,692,515	10,692,515	10,692,515	10,692,515	10,692,515	10,692,515
Ordinary shares forfeited if over-allotment is not exercised	(1,365,430)	—	(1,365,430)	—	(1,365,430)	—	(1,365,430)	—	(1,365,430)	—
Ordinary shares offered and sale of private placement shares	21,000,000	24,150,000	21,000,000	24,150,000	21,000,000	24,150,000	21,000,000	24,150,000	21,000,000	24,150,000
Private placement shares	630,500	671,000	630,500	671,000	630,500	671,000	630,500	671,000	630,500	671,000
Less: Ordinary shares redeemed	—	—	(5,250,000)	(6,037,500)	(10,500,000)	(12,075,000)	(15,750,000)	(18,112,500)	(21,000,000)	(24,150,000)
	30,957,585	35,513,515	25,707,585	29,476,015	20,457,585	23,438,515	15,207,585	17,401,015	9,957,585	11,363,515

(1)	$6,305,000 raised via the sale of private placement units, including offering expenses of approximately $850,000 and net underwriting commissions of $4,200,000 (or up to $4,830,000 if the over-allotment option is exercised in full) (excluding the deferred underwriting commission). See “Use of Proceeds.”
(2)

Upon the consummation of our initial business combination, the deferred underwriting commissions would be paid as follows, up to 2.0% of the gross proceeds of this offering, which will be reduced based on the percentage of total funds from the trust account released to pay redeeming public shareholders.

(3)

The underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed on the shares subject to redemption and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the initial public offering.

(4)	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, executive officers or their affiliates may purchase shares or public Share Rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases of Our Securities.”

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Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	October 21, 2025
	Actual	As Adjusted

Balance Sheet Data:
Working (deficiency) capital(1)	$(143,371)	$1,029,415
Total assets(2)	$164,766	$211,261,815
Total liabilities(3)	$157,951	$4,432,400
Value of ordinary shares subject to possible redemption(4)	$—	$210,000,000
Shareholders’ equity (deficit) (5)	$6,815	$(3,170,585)

(1)	The “as adjusted” calculation includes $1,255,000 of cash held outside the trust account, plus $6,815 of actual shareholders’ equity on October 21, 2025, less $232,400 of over-allotment liability.
(2)	The “as adjusted” calculation equals $210,000,000 of cash held in trust from the proceeds of this offering and the sale of the private placement units, plus $1,255,000 in cash held outside the trust account, plus $6,815 of actual shareholders’ equity on October 21, 2025.
(3)	The “as adjusted” calculation equals the over-allotment liability of $232,400 plus $4,200,000 of deferred underwriting fees.
(4)	The “as adjusted” calculation equals 21,000,000 ordinary shares subject to possible redemption at $10.00 per share.
(5)	Excludes 21,000,000 ordinary shares purchased in the public market which are subject to conversion in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of ordinary shares that may be converted in connection with our initial business combination ($10.00 per share).

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors:

●	our being a company with no operating history and no revenues;

●	our ability to select an appropriate target business or businesses;

●	our expectations around the performance of a prospective target business or businesses;

●	our success in retaining or recruiting, or changes required in, our officers, key service providers or directors following our initial business combination;

●	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

●	our potential ability to obtain additional financing to complete our initial business combination;

●	our pool of prospective target businesses;

●	the ability of our officers and directors to generate a number of potential business combination opportunities;

●	our public securities’ potential liquidity and trading;

●	the lack of a market for our securities;

●	the use of proceeds not held in the trust account or otherwise available to us;

●	the trust account not being subject to claims of third parties;

●	our financial performance following this offering; and

●	the other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks

Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares and private placement shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may choose not to hold a shareholder vote to approve our initial business combination unless the initial business combination would require shareholder approval under applicable Cayman Islands law or stock exchange listing requirements or if we decide to hold a shareholder vote for business or other legal reasons. For instance, the Nasdaq rules currently allow us to engage in a tender offer in lieu of a shareholder meeting, but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our issued and outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring an initial business combination that required us to issue more than 20% of our issued and outstanding shares, we would seek shareholder approval of such initial business combination. However, except as required by law, the decision as to whether we will seek shareholder approval of a proposed initial business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Even if we seek shareholder approval, the holders of our founder shares will participate in the vote on such approval. Accordingly, we may consummate our initial business combination even if holders of a majority of our outstanding public shares do not approve of the initial business combination we consummate. Please see the section of this prospectus entitled “Proposed Business — Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information. Our sponsor controls a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

The market for directors and officers liability insurance for SPACs has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

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We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, which may include acting as M&A advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. The Deferred Underwriter is entitled to receive a deferred underwriting commission that will be released from the trust account only upon a completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing M&A advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering.

The Deferred Underwriter is also entitled to receive a deferred underwriting commission that is conditioned on the completion of an initial business combination. The underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination. The underwriters are under no obligations to provide any further services to us in order to receive all or any part of the deferred underwriting commissions.

If we seek shareholder approval of our initial business combination, our initial shareholders have agreed to vote their founder shares and private placement shares, which constitutes approximately 30.1% of the issued and outstanding ordinary shares following this offering (assuming no exercise of the underwriters’ over-allotment option and none of the initial shareholders purchases any public units in this offering) in favor of such initial business combination, regardless of how our public shareholders vote.

We expect that our initial shareholders and their permitted transferees, will beneficially own approximately 30.1% of the issued and outstanding ordinary shares at the time of any such shareholder vote (assuming no exercise of the underwriters’ over-allotment option and none of the initial shareholders purchases any public units in this offering). Our initial shareholders and management team also may from time to time purchase public units or public shares prior to our initial business combination. Our amended and restated memorandum and articles of association provide that, if we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under our amended and restated memorandum and articles of association and under Cayman Islands law, which requires the affirmative vote of a simple majority of the shareholders who attend and vote at a general meeting of the company, voting together as a single class and includes a unanimous written resolution. Pursuant to the letter agreement, our initial shareholders, officers and directors have agreed to vote their founder shares as well as any public shares purchased during or after this offering (including in open market and privately negotiated transactions), in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). As a result, in addition to our initial shareholders’ founder shares and private placement shares held by our sponsor, we would need only 5,521,209, or 26.3%, of the 21,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all outstanding shares are voted, the over-allotment option is not exercised and the parties to the letter agreement do not acquire any Class A ordinary shares) in order to have our initial business combination approved. Our initial shareholders will own shares representing approximately 30.1% of our outstanding ordinary shares immediately following the completion of this offering and the private placement. Assuming that only the holders of one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their ordinary shares at a general meeting of the company, we will not need any public shares in addition to our founder shares to be voted in favor of an initial business combination in order to approve an initial business combination. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination.

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Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the initial business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete an initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the initial business combination, unless we seek such shareholder vote. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into our initial business combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with such business combination. Our amended and restated memorandum and articles of association require us to provide all of our public shareholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination. The amount of the deferred underwriting commission payable to the Deferred Underwriter will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the per-share value of shares held by non-redeeming shareholders will reflect our obligation to pay the deferred underwriting commission.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares or the requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your ordinary shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the funds in the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your ordinary shares in the open market; however, at such time our ordinary shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with your exercise of redemption rights until we liquidate or you are able to sell your ordinary shares in the open market.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the Class B ordinary shares results in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our business combination. The effect of this dilution will be greater for shareholders who do not redeem. We may not be able to generate sufficient value from the completion of our initial business combination in order to overcome the dilutive impact of these and other factors, and, accordingly, you may incur a net loss on your investment. Please see “ — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.” There are no redemption rights with respect to the rights. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

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The requirement that we complete our initial business combination within 24 months from the closing of this offering may give potential target businesses leverage over us in negotiating an initial business combination and may limit the amount of time we have to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning an initial business combination will be aware that we must complete our initial business combination within the completion window. Consequently, such target business may obtain leverage over us in negotiating an initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation. The length of time it may take us to complete our diligence and negotiate a business combination may reduce the amount of time available for us to ultimately complete an initial business combination should such diligence or negotiations not lead to a completed initial business combination.

We may not be able to complete our initial business combination within the completion window, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our Share Rights will expire worthless.

Our amended and restated memorandum and articles of association provide that we must complete our initial business combination within the completion window. We may not be able to find a suitable target business and complete our initial business combination within such time period. An increasing number of SPACs have liquidated in 2022 through 2025 due to an inability to complete an initial business combination within the allotted completion window. Furthermore, our ability to complete our initial business combination may be negatively impacted by general market conditions, political considerations, volatility in the capital and debt markets, other social and geopolitical events and the other risks described herein, including the impact of events such as the war between Russia and the Ukraine, and the Israel-Hamas war, the conflict between Israel and Iran as well as recent developments to U.S. tariff policies. Additionally, the outbreak of unforeseen occurrence of natural disasters, such as the COVID-19 pandemic, may negatively impact businesses we may seek to acquire and may make it harder for us to find a suitable target business and consummate our initial business combination.

If we have not completed our initial business combination within such time period (or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may only receive $10.00 per share, and our Share Rights will expire worthless.

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We may decide not to extend the term we have to consummate our initial business combination, in which case we would redeem our public shares, and the Share Rights will be worthless.

We have until the date that is 24 months from the closing of this offering, or until such earlier liquidation date as our board of directors may approve, to consummate our initial business combination.

If we do not consummate an initial business combination by such deadline, we may decide not to seek to extend the date by which we must consummate our initial business combination. If we do not seek to extend the date by which we must consummate our initial business combination, and we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account, subject to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the Share Rights will be worthless.

If we seek shareholder approval of our initial business combination, our management team, sponsor or any of their respective affiliates may elect to purchase public shares or Share Rights from public shareholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our Class A ordinary shares or Share Rights.

In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors, or any of their respective affiliates may purchase units, public shares or Share Rights or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of securities our directors, officers, advisors, or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. If our sponsor or its affiliates engage in such transactions prior to the completion of our initial business combination, the purchase will be at a price no higher than the price offered through the redemption process. Any such securities purchased by our sponsor or its affiliates, or any other third party that would vote at the direction of our sponsor or its affiliates, will not be voted in favor of approving our initial business combination. However, they have no current commitments, plans, or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase units, public shares or Share Rights in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. We have an insider trading policy which requires insiders to (1) refrain from purchasing securities when they are in possession of any material non-public information and (2) to clear all trades with our compliance personnel or legal counsel prior to execution. We cannot currently determine whether its insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our sponsor and our directors, officers, advisors, or any of their respective affiliates purchase public shares or Share Rights in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling public shareholders would be required to revoke their prior elections to redeem their shares. Our sponsor and its affiliates have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their shares of founder shares and public shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers would be required to comply with such rules.

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The purpose of such purchases would be to ensure that such public shares would not be redeemed in connection with an initial business combination. This may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of public shares or Share Rights may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor and our officers, directors, advisors, and/or any of their respective affiliates anticipate that they may identify public shareholders with whom our sponsor or our officers, directors, advisors, or any of their respective affiliates may pursue privately negotiated purchases by either public shareholders contacting us directly or by the receipt of redemption requests submitted by public shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor or our officers, directors, advisors, or any of their respective affiliates enter into a private purchase, they would identify and contact only potential selling public shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, but only if such shares of our shares have not already been voted at the special meeting. Such persons would select the public shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than, but not higher than, the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor or our officers, directors, advisors, or any of their respective affiliates will purchase shares only if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Additionally, in the event our sponsor or our officers, directors, advisors and/or any of their respective affiliates were to purchase our securities from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following (i) our registration statement/proxy statement filed for our initial business combination transaction would disclose the possibility that our sponsor or our officers, directors, advisors and/or any of their respective affiliates may purchase shares or rights from public shareholders outside the redemption process, along with the purpose of such purchases; (ii) if our sponsor or our officers, directors, advisors and/or any of their respective affiliates were to purchase shares or rights from public shareholders, they would do so at a price no higher than the price offered through our redemption process; (iii) our registration statement/proxy statement filed for our initial business combination would include a representation that any of our securities purchased by our sponsor or our officers, directors, advisors and/or any of their respective affiliates would not be voted in favor of approving the initial business combination; and (iv) our sponsor or our officers, directors, advisors and/or any of their respective affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights. To the extent that our sponsor or our officers, directors, advisors and/or any of their respective affiliates enter into any such private purchase prior to a special meeting of shareholders, we will file a current report on Form 8-K to disclose (i) the amount of securities purchased in any such purchases, along with the purchase price; (ii) the purpose of any such purchases; (iii) the impact, if any, of any such purchases on the likelihood that our initial business combination will be approved; (iv) the identities or the nature of the security holders (e.g., 5% security holders) who sold their securities in any such purchases; and (v) the number of securities for which we have received redemption requests pursuant to its shareholders’ redemption rights in connection with our initial business combination.

Any purchases by our sponsor or our officers, directors, advisors and/or any of their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act may only be made to the extent such purchases are made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor or our officers, directors and/or any of their respective affiliates will be restricted from making purchases of our shares if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Entering into any such arrangements may have an adverse effect on the price of our securities. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market price and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

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We may not be able to complete an initial business combination since such initial business combination may be subject to regulatory review and approval requirement, including foreign investment regulations and review by government entities such as the Committee on Foreign Investment in the United States (“CFIUS”), or may be ultimately prohibited.

Our initial business combination may be subject to regulatory review and approval requirements by governmental entities, or ultimately prohibited. For example, CFIUS has authority to review direct or indirect foreign investments in U.S. companies. Among other things, CFIUS is empowered to require certain foreign investors to make mandatory filings, to charge filing fees related to such filings, and to self-initiate national security reviews of foreign direct and indirect investments in U.S. companies if the parties to that investment choose not to file voluntarily. In the case that CFIUS determines an investment to be a threat to national security, CFIUS has the power to unwind or place restrictions on the investment. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on — among other factors — the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. While our sponsor is a limited liability company formed in Nevada and is not, is not controlled by, and does not have any substantial ties with or any members who are, a non-U.S. person, investments that result in “control” of a U.S. business by foreign person always are subject to CFIUS jurisdiction. CFIUS’s expanded jurisdiction under the Foreign Investment Risk Review Modernization Act of 2018 and implementing regulations that became effective on February 13, 2020 further includes investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.”

If a particular proposed initial business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit to CFIUS review on a voluntary basis, or to proceed with the transaction without submitting to CFIUS and risk CFIUS intervention, before or after closing the transaction. CFIUS may decide to block or delay our proposed initial business combination, impose conditions with respect to such initial business combination or request the President of the United States to order us to divest all or a portion of the U.S. target business of our initial business combination that we acquired without first obtaining CFIUS approval, which may limit the attractiveness of, delay or prevent us from pursuing certain target companies that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues. In addition, certain federally licensed businesses may be subject to rules or regulations that limit foreign ownership.

The process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we are unable to consummate our initial business combination within the applicable time period required under our amended and restated memorandum and articles of association, including as a result of extended regulatory review of a potential initial business combination, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, our shareholders will miss the opportunity to benefit from an investment in a target company and the appreciation in value of such investment. Additionally, our Share Rights will be worthless.

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Members of our management team and board of directors have significant experience as founders, board members, officers, executives, employees or service providers of other companies. Certain of those persons have been, are currently, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. This may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

During the course of their careers, members of our management team and board of directors have had significant experience as founders, board members, officers, executives, employees or service providers of other companies. Certain of those persons have been, are currently or may in the future become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. In his capacity as a director and an executive officer of Hennessy IV, Daniel J. Hennessy, our Chairman and Chief Executive Officer, was a named defendant in In re Hennessy Capital Acquisition Corp. IV Stockholder Litigation C.A. No. 2022-0571-LWW, which was brought in the Delaware Court of Chancery. The case revolved around allegations that Hennessy IV’s fiduciaries breached their fiduciary duties in connection with the disclosures relating to the business combination between Hennessy IV and Canoo Inc. Canoo Inc. filed for bankruptcy and ceased all operations on January 17, 2025. The case was dismissed with prejudice in May 2024 with no findings of violations or breaches of fiduciary duties. Any such litigation, investigations or other proceedings may divert the attention and resources of our management team and board of directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a shareholder fails to comply with these or any other procedures, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business — Redemption Rights for Public Shareholders upon Completion of our Initial Business Combination — Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”

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If we do not consummate an initial business combination within 24 months from the closing of this offering, our public shareholders may be forced to wait beyond such time before redemption from our trust account.

If we do not consummate an initial business combination within 24 months from the closing of this offering, the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay permitted withdrawals, if any (less up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public shareholders from the trust account will be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to wind up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond such time from the closing of this offering, before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association, and only then in cases where investors have sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we do not complete our initial business combination and do not amend certain provisions of our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or Share Rights, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) the redemption of our public shares if we are unable to complete an initial business combination within the completion window, subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of Share Rights will not have any right to the proceeds held in the trust account. There are no redemption rights with respect to the rights. Accordingly, to liquidate your investment, you may be forced to sell your public shares or Share Rights, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement units are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the completion of this offering and the sale of the private placement units and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see the section of this prospectus entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

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Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our Share Rights will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic or international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more industry knowledge than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. Our sponsor, any of its affiliates or any of their respective clients may make additional investments in us, although our sponsor and its affiliates have no obligation or other duty to do so.

This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, because we are obligated to pay cash for the Class A ordinary shares which our public shareholders redeem in connection with our initial business combination, target companies will be aware that this may reduce the resources available to us for our initial business combination. This may place us at a competitive disadvantage in successfully negotiating an initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our Share Rights will expire worthless. Please see — “If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.”

If the net proceeds of this offering and the sale of the private placement units not being held in the trust account and the permitted withdrawals are insufficient to allow us to operate for at least the completion window, we may be unable to complete our initial business combination, in which case our public shareholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our Share Rights will expire worthless.

The funds available to us outside of the trust account and the permitted withdrawals may not be sufficient to allow us to operate for at least the completion window, assuming that our initial business combination is not completed during that time. We believe that, upon the closing of this offering, the funds available to us outside of the trust account and the permitted withdrawals will be sufficient to allow us to operate for at least the twelve months following this offering; however, we cannot assure you that our estimate is accurate.

Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our Share Rights will expire worthless.

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If the net proceeds of this offering and the sale of the private placement units not being held in the trust account and the permitted withdrawals are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on permitted withdrawals and loans from our sponsor or management team to fund our search for an initial business combination, to pay our taxes and to complete our initial business combination. If we are unable to obtain these loans, we may be unable to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement units, only approximately $1,255,000 will be available to us initially outside the trust account to fund our working capital requirements ($1,030,000 if the underwriters exercise their over-allotment option in full). We believe that, upon closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the completion window; however, we cannot assure you that our estimate is accurate. In the event that our offering expenses exceed our estimate of $850,000 is insufficient, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. Conversely, in the event that the offering expenses are less than our estimate of $850,000 the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. In the event the underwriters exercise their over-allotment option in full, we estimate that we would have a lower amount of funds available to us outside of the trust account and, as a result, it may be more likely that we would need to seek additional capital to fund our working capital requirements to operate until the consummation of our initial business combination. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. None of our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $2.5 million of such loans may be convertible into private placement units, at a price of $10.00 per private placement unit at the option of the lender, upon consummation of our initial business combination. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive approximately $10.00 per share on our redemption of our public shares, and our Share Rights will expire worthless.

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our ordinary shares, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the initial business combination. Accordingly, any shareholders who choose to remain shareholders following the initial business combination could suffer a reduction in the value of their shares.

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If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Withum Smith+Brown, PC (“Withum”), our independent registered public accounting firm, and the underwriters of the offering will not execute agreements with us waiving such claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less permitted withdrawals, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

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Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to fund permitted withdrawals, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations on our behalf, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and we and our board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy and/or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

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If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors.

Claims may be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of $18,292.68 and imprisonment for five years in the Cayman Islands.

We may not hold an annual general meeting until after the consummation of our initial business combination, which could delay the opportunity for our shareholders to elect directors.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. As an exempted company, there is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. Prior to the consummation of our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment or removal of directors.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

In particular, there is uncertainty as to whether the courts of the Cayman Islands or any other applicable jurisdictions would recognize and enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or entertain original actions brought in the Cayman Islands or any other applicable jurisdiction’s courts against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

For a more detailed discussion, see the section of this prospectus captioned “Description of Securities — Certain Differences in Corporate Law.”

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We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

We may seek business combination opportunities in industries or sectors which may or may not be outside of our management’s area of expertise.

We may consider an initial business combination outside of our management’s area of expertise if an initial business combination candidate is presented to us and we determine that such candidate offers an attractive business combination opportunity for our company or we are unable to identify a suitable candidate in other sectors after having expanded a reasonable amount of time and effort in an attempt to do so. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in an initial business combination candidate. In the event we elect to pursue a business combination outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

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To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our Share Rights will expire worthless.

We may seek business combination opportunities with an early-stage financially unstable business or an entity lacking an established record of revenue, cash flow or earnings, which could subject us to volatile revenues, cash flows or earnings or difficulty in retaining key personnel.

To the extent we complete our initial business combination with an early-stage company, financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings and difficulties in obtaining and retaining key personnel. In recent years, a number of target businesses have underperformed financially post-business combination. There are no assurances that the target business with which we consummate our initial business combination will perform as anticipated. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

Because we are not limited to any particular business or specific geographic location or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

Although we intend to focus our search for a target business in the industrial innovation and energy transition sectors, we may pursue acquisition opportunities in any geographic region and in any business industry or sector. Except for the limitations that a target business has a fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting commissions and taxes payable on the interest earned on the trust account) and that we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Because we have not yet identified or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors or we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. An investment in our public units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

The requirement that the acquisition target(s) that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies with which we may complete such a business combination.

Pursuant to the Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies with which we may complete an initial business combination. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account. The Nasdaq listing rules require that such initial business combination must be approved by a majority of the company’s independent directors.

We are not required to obtain a fairness opinion and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity or our board cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

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Transactions in connection with or in anticipation of our initial business combination and our structure thereafter may not be tax-efficient to our shareholders and Share Right holders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.

Although we will attempt to structure transactions in connection with our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in anticipation of or as a result of our initial business combination and subject to requisite shareholder approval, we may enter into one or more transactions that require shareholders and/or Share Right holders to recognize gain or income for tax purposes or otherwise increase their tax burden. We do not intend to make any cash distributions to shareholders or Share Right holders to pay taxes in connection with our business combination or thereafter. Accordingly, a shareholder or a Share Right holder may be required to satisfy any liability resulting from any such transactions with cash from its own funds or by selling all or a portion of such holder’s shares or Share Rights. In addition, we may effect a business combination with a target company in another jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). As a result, shareholders and Share Right holders may be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on an initial business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2025. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

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We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete an initial business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association does not provide a specified maximum redemption threshold. Our initial proposed business combination may impose a minimum cash requirement for: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination. Amending our amended and restated memorandum and articles of association require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, and amending our Share Rights agreement requires a vote of holders of at least 50% of the public Share Rights and, solely with respect to any amendment to the terms of the private placement units or any provision of the Share Rights agreement with respect to the private placement rights, 50% of the number of the then outstanding private placement units. In addition, our amended and restated memorandum and articles of association require us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity. Many SPACs have faced delisting of their securities following redemptions of shares by public shareholders in connection with proposed amendments to their corporate charters since, after redeeming a large number of publicly held shares, they no longer meet the continued listing requirements of the stock exchange.

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To the extent any such amendments would be deemed to fundamentally change the nature of any securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

Certain agreements related to this offering may be amended or waived without shareholder approval.

Each of the agreements related to this offering to which we are a party, other than the Share Rights agreement and the investment management trust agreement, may be amended or waived without shareholder approval. Such agreements are: the underwriting agreement; the letter agreement among us and our initial shareholders, sponsor, officers and directors; the registration rights agreement among us and our initial shareholders; the private placement units purchase agreement between us and our sponsor; and the administrative services agreement among us, our sponsor and an affiliate of our sponsor. These agreements contain various provisions that our public shareholders might deem to be material. For example, our letter agreement and the underwriting agreement contain certain lock-up provisions with respect to the founder shares, private placement units and other securities held by our initial shareholders, sponsor, officers and directors. Amendments to or waivers of such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including to facilitate our initial business combination. While we do not expect our board of directors to approve any amendment to or waiver of any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to or waivers of any such agreement in connection with the consummation of our initial business combination. Any amendment or waiver entered into in connection with the consummation of our initial business combination will be disclosed in our proxy materials or tender offer documents, as applicable, related to such initial business combination, and any other material amendment to or waiver of any of our material agreements will be disclosed in a filing with the SEC. Any such amendments or waivers would not require approval from our shareholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to or waivers of the lock-up provision discussed above may result in our initial shareholders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.

The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account), including an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any liquidation or redemption is substantially reduced or eliminated, may be amended with the approval of a special resolution which requires the approval of the holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company. It may be easier for us to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

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Our amended and restated memorandum and articles of association provide that any of its provisions related to pre-initial business combination activity (including the requirement to deposit certain proceeds of this offering and the private placement of units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and including to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated) may be amended if approved by special resolution, meaning holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, voting together as a single class, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company; provided that the provisions of our amended and restated memorandum and articles of association governing the appointment or removal of directors prior to our initial business combination and continuing the company in a jurisdiction outside the Cayman Islands, may only be amended by a special resolution passed by holders representing at least 90% of our issued and outstanding Class B ordinary shares. Our initial shareholders, who will collectively beneficially own approximately 30.1% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering and excluding the private placement shares), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-initial business combination behavior more easily than some other blank check companies, and this may increase our ability to complete an initial business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Our initial shareholders, officers and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, divided by the number of then outstanding public shares. These agreements are contained in a letter agreement that we have entered into with our initial shareholders, officers and directors. Our shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, officers or directors for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We have not selected any specific business combination target, but intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the private placement units. As a result, we may be required to seek additional financing to complete such proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, the amount of additional financing we may be required to obtain could increase as a result of future growth capital needs for any particular transaction, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination and/or the terms of negotiated transactions to purchase shares in connection with our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share plus any pro rata interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals and to pay taxes on the liquidation of our trust account and our Share Rights will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public shareholders may only receive approximately $10.00 per share on the liquidation of our trust account, and our Share Rights will expire worthless. Furthermore, as described in the risk factor entitled “If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share,” under certain circumstances our public shareholders may receive less than $10.00 per share upon the liquidation of the trust account.

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Our initial shareholders may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial shareholders will own shares representing approximately 30.1% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our initial shareholders purchase any units in this offering or if our initial shareholders purchase any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, we may not hold an annual general meeting to elect new directors prior to the completion of our initial business combination, in which case all of the current directors, who were elected by our initial shareholders, will continue in office until at least the completion of the initial business combination. Prior to the consummation of our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment or removal of directors. Holders of our public shares will have no right to vote on the appointment or removal of directors during such time. Further, prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on continuing our company in a jurisdiction outside the Cayman Islands (including any special resolution required to adopt new constitutional documents as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). These provisions of our amended and restated memorandum and articles of association may only be amended if approved by a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, voting together as a single class. As a result, you will not have any influence over the appointment or removal of directors prior to our initial business combination or any influence over our continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination. Accordingly, our initial shareholders will continue to exert control at least until the completion of our initial business combination.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our Share Rights will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, consultants and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our Share Rights will expire worthless.

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Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the initial business combination. Such negotiations would take place simultaneously with the negotiation of the initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company, which could, in turn, negatively impact the value of our shareholders’ investment in us.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

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Since only holders of our Class B ordinary shares will have the right to vote on the appointment of directors, upon the listing of our shares on Nasdaq, Nasdaq may consider us to be a “controlled company” within the meaning of Nasdaq rules and, as a result, we may qualify for exemptions from certain corporate governance requirements.

After completion of this offering, only holders of our Class B ordinary shares will have the right to vote on the appointment of directors. As a result, Nasdaq may consider us to be a “controlled company” within the meaning of Nasdaq corporate governance standards. Under Nasdaq, corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

●	we have a board that includes a majority of “independent directors,” as defined under the rules of Nasdaq; and

●	we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	we have independent director oversight of our director nominations.

We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of Nasdaq, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq corporate governance requirements.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in “Taxation — Material United States Federal Income Tax Considerations — U.S. Holders”) of our Class A ordinary shares or Share Rights, such U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see “Taxation — Material United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year (and, in the case of the start-up exception, potentially not until after the two taxable years following our current taxable year).

If we determine we are a PFIC for any taxable year, upon written request by a U.S. Holder, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC Annual Information Statement, in order to enable such U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our Share Rights in all cases. We urge U.S. investors to consult their tax advisors regarding the possible application of the PFIC rules. For a more detailed discussion of the material tax consequences of PFIC classification to U.S. Holders, see “Taxation—Material United States Federal Income Tax Considerations—U.S. Holders—Passive Foreign Investment Company Rules.”

A 1% U.S. federal excise tax on stock buybacks could be imposed on redemptions of our stock if we were to become a “covered corporation” in the future.

The Inflation Reduction Act of 2022, among other things, generally imposes a 1% U.S. federal excise tax (the “Excise Tax”) on certain repurchases of stock by “covered corporations” (which include publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign (i.e., non-U.S.) corporations). The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from which the stock is repurchased. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax. The U.S. Department of the Treasury (the “Treasury”) has authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of, the Excise Tax. On December 27, 2022, the Treasury issued a notice that provides interim operating rules for the Excise Tax, including rules governing the calculation and reporting of the Excise Tax. The Treasury issued proposed regulations on April 12, 2024 and final regulations on June 28, 2024, which generally adopt (but in some respects expand or modify) the rules and guidance set forth in the earlier notice. Although such notice and Treasury regulations clarify certain aspects of the Excise Tax, the interpretation and operation of certain other aspects of the Excise Tax remain unclear.

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We are currently not a “covered corporation” for purposes of the Excise Tax. If we were to become a “covered corporation” in the future, whether in connection with the consummation of our initial business combination with a U.S. company (including if we were to redomicile as a U.S. corporation in connection therewith) or otherwise, whether and to what extent we would be subject to the Excise Tax on a redemption of our stock would depend on a number of factors, including (i) whether the redemption is treated as a repurchase of stock for purposes of the Excise Tax, (ii) the fair market value of the redemption treated as a repurchase of stock, (iii) the structure of our initial business combination, (iv) the nature and amount of any “PIPE” or other equity issuances (whether in connection with our initial business combination or otherwise) issued within the same taxable year of a redemption treated as a repurchase of stock and (v) the content of any other guidance from the Treasury. The imposition of the Excise Tax on us as a result of redemptions by us could, however, reduce the amount of cash available to the target business in connection with our initial business combination, which could cause investors in our securities who do not redeem or the other shareholders of the combined company to economically bear the impact of such Excise Tax. However, we will not use the proceeds placed in the trust account, or the interest earned on the proceeds placed in the trust account, to pay for possible excise tax or any other fees or taxes that may be levied on us on any redemptions or stock buybacks by us pursuant to any current, pending or further rules or laws, including without limitation any Excise Tax, prior to release of such funds from the trust account following our initial business combination.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we may face additional burdens in connection with investigating, agreeing to and completing such combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign market, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates. If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

●	higher costs and difficulties inherent in managing cross-border business operations and complying with different commercial and legal requirements of overseas markets;

●	rules and regulations regarding currency redemption;

●	complex corporate withholding taxes on individuals;

●	laws governing the manner in which future business combinations may be effected;

●	tariffs and trade barriers;

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●	regulations related to customs and import/export matters;

●	longer payment cycles and challenges in collecting accounts receivable;

●	tax issues, including but not limited to tax law changes and variations in tax laws as compared to the United States;

●	currency fluctuations and exchange controls;

●	rates of inflation;

●	cultural and language differences;

●	employment regulations;

●	crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;

●	deterioration of political relations with the United States; and

●	government appropriations of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete an initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. Furthermore, we may issue a substantial number of additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan upon or after consummation of our initial business combination. We will agree that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	our inability to pay dividends on our ordinary shares;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

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●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement units, which will cause us to be solely dependent on a single business which may have a limited number of services and limited operating activities. This lack of diversification may negatively impact our operating results and profitability.

Of the net proceeds from this offering and the sale of the private placement units (excluding $1,255,000 (or $1,030,000 if the over-allotment option is exercised in full) of net proceeds that will not be held in trust), $205,800,000 (or $236,670,000 if the over-allotment option is exercised in full) will be available to complete our initial business combination and pay related fees and expenses (after taking into account the up to $4,200,000, or up to $4,830,000 if the over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. In addition, we intend to focus our search for an initial business combination in a single industry. Accordingly, the prospects for our success may be:

●	solely dependent upon the performance of a single business, property or asset, or

●	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. We do not, however, intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

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We may attempt to complete our initial business combination with a private company about which little information is available, which may result in an initial business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our initial business combination strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in an initial business combination with a company that is not as profitable as we suspected, if at all.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Risks Relating to our Sponsor and Management Team

The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.00 per public share, implying an initial value of $10.00 per public share. However, prior to this offering, our sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.003 per share. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares. For example, the following table shows the dilutive effect of the founder shares on the implied value of the public shares upon the consummation of our initial business combination assuming that our equity value at that time is $205,800,000, which is the amount we would have for our initial business combination in the trust account assuming the over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs (including payment of $4,200,000 of deferred underwriting commission), any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects, as well as the value of our public and private placement units. At such valuation, each of our ordinary shares would have an implied value of $6.65 per share upon consummation of our initial business combination, which is a 33.5% decrease as compared to the initial implied value per public share of $10.00.

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Public shares	21,000,000
Founder shares	9,327,085
Private placement shares	630,500
Total shares	30,957,585
Total funds in trust account available for initial business combination	$205,800,000
Initial implied value per share before initial business combination	$10.00
Implied value per share after initial business combination	$6.65

The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary at such time is substantially less than $10.00 per share.

Upon the closing of this offering, our sponsor will have invested in us an aggregate of $6,330,000 comprised of the $25,000 purchase price for the founder shares and the $6,305,000 purchase price for the private placement units. Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the 9,327,085 founder shares would have an aggregate implied value of $93,270,850. Even if the trading price of our ordinary shares were as low as approximately $0.64 per share, and the private placement units are worthless, the value of the founder shares would be equal to the sponsor’s initial investment in us. As a result, our sponsor is likely to be able to make a substantial profit on its investment in us at a time when our public shares have lost significant value. Accordingly, our management team, which owns interests in our sponsor, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we employ after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements. In addition, the officers and directors of an initial business combination candidate may resign upon completion of our initial business combination. The departure of an initial business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an initial business combination candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an initial business combination candidate’s management team will remain associated with the initial business combination candidate following our initial business combination, it is possible that members of the management of an initial business combination candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

We are dependent upon our executive officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our executive officers and directors, at least until we have completed our initial business combination. We do not have an employment agreement, independent contractor agreement, or service provider agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

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Since our sponsor, officers and directors will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

Our sponsor currently owns 10,692,515 founder shares. The number of founder shares issued was determined based on the expectation that such founder shares would represent 30.1% of the outstanding shares after this offering. The founder shares will be worthless if we do not complete an initial business combination. Our sponsor has agreed to purchase an aggregate of 630,500 private placement units (or 671,000 private placement units if the underwriters’ option to purchase additional units is exercised in full) at a price of $10.00 per private placement unit ($6,305,000 or $6,710,000 if the underwriters’ option to purchase additional units is exercised in full).

These securities will also be worthless if we do not complete an initial business combination. Holders of founder shares have agreed (i) to vote any shares owned by them in favor of any proposed initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction) and (ii) not to redeem any founder shares in connection with a shareholder vote to approve a proposed initial business combination. In addition, we may obtain loans from our sponsor, affiliates of our sponsor or an officer or director. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

Our officers and directors will allocate some of their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for an initial business combination and their other businesses. We do not intend to have any employees prior to the completion of our initial business combination. Each of our officers is engaged in other business endeavors for which he may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors may also serve as officers or board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management — Directors and Executive Officers.”

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Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and its affiliates and our officers and directors are, and may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business, including other SPACs before we have entered into a definitive agreement regarding our initial business combination.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties.

In addition, our management team and sponsor are, and/or may in the future become affiliated with other SPACs or other entities that may have acquisition objectives that are similar to ours. Such entities may compete with us for acquisition opportunities. If such entity decides to pursue any such opportunity, we may be precluded from pursuing such opportunities. Subject to their fiduciary duties under Cayman Islands law, none of the members of our management team who are also employed by our sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Our management team and sponsor are also not prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations, prior to us completing our initial business combination. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated memorandum and articles of association provide that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for to any director or officer on the one hand, and us, on the other.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management — Directors and Executive Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into an initial business combination with a target business that is affiliated with our sponsor or its affiliates, our directors or officers, although we do not intend to do so. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

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We may engage in an initial business combination with one or more target businesses that have relationships with entities that may be affiliated with members of our management team, our sponsor or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor and its affiliates, our management team, on the one hand, with other entities, on the other hand, we may decide to acquire one or more businesses affiliated with our sponsor and its affiliates, our management team. Our directors and officers also serve as officers and board members for other entities, including, without limitation, those described under the section of this prospectus entitled “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor and management team are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning an initial business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for an initial business combination as set forth in the section of this prospectus entitled “Proposed Business — Selection of a Target Business and Structuring of our Initial Business Combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, regarding the fairness to our shareholders from a financial point of view of an initial business combination with one or more businesses affiliated with our sponsor, management team or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the initial business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest. Our directors have a fiduciary duty to act in the best interests of our shareholders, whether or not a conflict of interest may exist.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. See the section titled “Description of Securities - Certain Differences in Corporate Law - Shareholders’ Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.

Our management may not be able to maintain control of a target business after our initial business combination.

We may structure an initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

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Members of our management team and companies affiliated thereof have been, and may from time to time be, involved in legal proceedings or governmental investigations unrelated to our business.

Members of our management team have been involved in a wide variety of businesses. Such involvement has, and may lead to, media coverage and public awareness. As a result of such involvement, members of our management team and companies affiliated thereof have been, and may from time to time be, involved in legal proceedings or governmental investigations unrelated to our business. Any such proceedings or investigations may be detrimental to our or their reputation or result in other negative consequences or damages, which could negatively affect our ability to identify and complete an initial business combination and may have an adverse effect on the price of our securities.

We may approve an amendment or waiver of the letter agreement that would allow our sponsor to directly, or members of our sponsor to indirectly, transfer founder shares and private placement shares or membership interests in our sponsor in a transaction in which the sponsor removes itself as our sponsor before identifying a business combination, which may deprive us of key personnel.

While there is no current intention to do so, and the members of our management team and sponsor have not done so with any of their respective previously formed special purpose acquisition companies, we may approve an amendment or waiver of the letter agreement that would allow the sponsor to directly, or members of our sponsor to indirectly, transfer founder shares and private placement shares or membership interests in our sponsor in a transaction in which the sponsor removes itself as our sponsor before identifying a business combination. As a result, there is a risk that our sponsor and our officers and directors may divest their ownership or economic interests in us or in our sponsor, which would likely result in our loss of certain key personnel, including Daniel J. Hennessy, Thomas D. Hennessy and Nicholas Geeza. There can be no assurance that any replacement sponsor or key personnel will successfully identify a business combination target for us, or, even if one is so identified, successfully complete such business combination.

Risks Relating to Our Securities

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of permitted withdrawals (less, in the case we are unable to complete our initial business combination, of up to $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete an initial business combination and thereafter to operate the post-transaction business or assets for the long term. We do not intend to spend a considerable amount of time actively managing the assets in the trust account for the primary purpose of achieving investment returns. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within the completion window, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares.

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Further, under the subjective test of a “investment company” pursuant to Section 3(a)(1)(A) of the Investment Company Act, even if the funds deposited in the trust account were invested in the assets discussed above, there is a risk that we could be deemed an investment company and subject to the Investment Company Act based on the length of time such funds are invested in such assets.

If we were deemed to be subject to compliance with and regulation under the Investment Company Act, we would be subject to additional regulatory burdens and expenses for which we have not allotted funds. Unless we are able to modify our activities so that we would not be deemed an investment company, we would either register as an investment company or wind down and abandon our efforts to complete an initial business combination and instead liquidate the company. As a result, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account, would lose the investment opportunity in a target company with which we may decide to consummate an initial business combination and would be unable to realize the potential benefits of an initial business combination, including the possible appreciation of the combined company’s securities. In addition, under these circumstances, our public Share Rights would expire worthless.

If our circumstances change over time, we will update our disclosure to reflect how such changes impact the risk that we may be considered to be operating as an unregistered investment company.

To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we may, at any time, instruct the trustee to liquidate the securities held in the trust account and instead to hold the funds in the trust account in cash or an interest-bearing account until the earlier of the consummation of our initial business combination or our liquidation. As a result, following the liquidation of securities in the trust account, we would likely receive minimal interest, if any, on the funds held in the trust account, which would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

The funds in the trust account will be (i) invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, and/or (ii) deposited in an interest-bearing demand deposit account at a U.S.-chartered commercial bank with consolidated assets of $50 billion or more. However, to mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we may, at any time, and we expect that we will, on or prior to the 24-month anniversary of the effective date of the registration statement of which this prospectus forms a part, instruct Odyssey Transfer and Trust Company, the trustee with respect to the trust account, to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in cash or an interest-bearing account until the earlier of consummation of our initial business combination or liquidation of the company. Following such liquidation, we would likely receive minimal interest, if any, on the funds held in the trust account. However, interest previously earned on the funds held in the trust account still may be released to us for permitted withdrawals and certain other expenses as permitted. As a result, any decision to liquidate the securities held in the trust account and thereafter to hold all funds in the trust account in cash or an interest-bearing account would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

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In addition, even prior to the 24-month anniversary of the effective date of the registration statement of which this prospectus forms a part, we may be deemed to be an investment company. The longer that the funds in the trust account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, even prior to the 24-month anniversary, the greater the risk that we may be considered an unregistered investment company, in which case we may be required to liquidate the company. Accordingly, we may determine, in our discretion, to liquidate the securities held in the trust account at any time, even prior to the 24-month anniversary, and instead hold all funds in the trust account in cash or an interest-bearing account, which would further reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the company. Were we to liquidate, and our public shareholders would lose the investment opportunity associated with an investment in the acquisition target with which we could have consummated an initial business combination. In addition, upon moving the funds from the trust account to cash or an interest-bearing account, we will maintain the cash items in bank accounts which, at times, may exceed federally insured limits as guaranteed by the FDIC. While we intend to place our deposits in high-quality banks, only a small portion of the funds in our trust account will be guaranteed by the FDIC.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your ordinary shares in open market transactions, potentially at a loss.

We may issue our shares to investors in connection with our initial business combination at a price which is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions). The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our units have been approved for listing on Nasdaq. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. Following the date our Class A ordinary shares and Share Rights are eligible to trade separately, we anticipate that our Class A ordinary shares and Share Rights will be separately listed on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum market value of listed securities (generally $50,000,000), a minimum number of publicly held shares with a minimum market value (generally 1.1 million publicly held shares with a minimum of $15 million market value), a minimum bid price (generally $1.00 per share) and a minimum number of holders of our securities (generally 400 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4.00 per share, the market value of our listed securities would generally be required to be at least $75 million, the number of unrestricted publicly held shares must be at least 1.1 million with an aggregate market value of at least $20 million and we would be required to have a minimum of 400 round lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time. Additionally, our units will not be traded after completion of our initial business combination.

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If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Class A ordinary shares are “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and Share Rights will be listed on Nasdaq, our units, Class A ordinary shares and Share Rights will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

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The grant of registration rights to our initial shareholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholders and their permitted transferees can demand that we register the private placement units and the Class A ordinary shares underlying such private placement units and the private placement rights included in such private placement units, the Class A ordinary shares issuable upon conversion of the founder shares, the private placement units that may be issued upon conversion of working capital loans and the Class A ordinary shares underlying such private placement units and the private placement rights included in such private placement units. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the securities owned by our initial shareholders or holders of working capital loans or their respective permitted transferees are registered.

We may issue additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association authorize the issuance of up to 200,000,000 Class A ordinary shares, par value $0.0001 per share, 20,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 178,369,500 and 10,672,915 (assuming, in each case, that the underwriters have not exercised their over-allotment option) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance, which amount does not take into account the Class A ordinary shares underlying the Share Rights and the private placement share rights reserved for issuance or the Class A ordinary shares issuable upon conversion of Class B ordinary shares. Immediately after the consummation of this offering, there will be no preference shares issued and outstanding. Class B ordinary shares are convertible into Class A ordinary shares initially at a one-for-one ratio but subject to adjustment as set forth herein, including in certain circumstances in which we issue Class A ordinary shares or equity-linked securities related to our initial business combination.

We may issue a substantial number of additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination (although our amended and restated memorandum and articles of association provide that we may not issue securities that can vote with public shareholders on matters related to our pre-initial business combination activity). We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. However, our amended and restated memorandum and articles of association provide, among other things, that prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with the approval of our shareholders. However, our initial shareholders, officers, and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of permitted withdrawals and taxes payable), divided by the number of then outstanding public shares.

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The issuance of additional ordinary shares or preference shares:

●	may significantly dilute the equity interest of investors in this offering;

●	may subordinate the rights of holders of ordinary shares if preference shares is issued with rights senior to those afforded our ordinary shares;

●	could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our units, Class A ordinary shares and/or Share Rights.

Our sponsor paid an aggregate of $25,000, or approximately $0.003 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class B ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary shares and none to the Share Rights included in the unit) and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the Share Rights included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 99.00% (or $9.90 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book deficit per share of $0.10 (assuming maximum redemption scenario) and the initial offering price of $10.00 per unit. In addition, because of the anti-dilution rights of the founder shares, any equity or equity-linked securities issued or deemed issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

Holders of our founder shares will control the appointment of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will appoint all of our directors prior to our initial business combination and may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial shareholders will beneficially own 30.1% of our issued and outstanding ordinary shares. In addition, prior to our initial business combination, holders of the founder shares will have the right to appoint all of our directors and may remove members of the board of directors for any reason. Holders of our public shares will have no right to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of holders of our ordinary shares who, being eligible, attend (in person or by proxy) and vote at a general meeting of the company. As a result, you will not have any influence over the appointment of directors prior to our initial business combination.

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Neither our initial shareholders nor, to our knowledge, any of our directors or officers, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, as a result of their substantial ownership in our company, our initial shareholders may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our initial shareholders purchase any Class A ordinary shares in this offering or in the aftermarket or in privately negotiated transactions, this would increase their influence over these actions.

In addition, our board of directors, whose members were appointed by sponsor, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual general meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for appointment and our sponsor, because of their ownership position and control of sponsor, will control the outcome, as only holders of our Class B ordinary shares will have the right to vote on the appointment of directors and to remove directors prior to our initial business combination.

Accordingly, holders of our founder shares will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.

Unlike many other similarly structured blank check companies, our initial shareholders will receive additional Class A ordinary shares if we issue shares to consummate an initial business combination.

The founder shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 30.1% of the total number of all ordinary shares outstanding upon completion of this offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination or any private placement-equivalent units issued to our sponsor or its affiliates upon conversion of loans made to us). This is different from some other similarly structured blank check companies in which the initial shareholder will only be issued an aggregate of 20% of the total number of shares to be outstanding prior to the initial business combination. Additionally, the aforementioned adjustment will not take into account any Class A ordinary shares redeemed in connection with the business combination. Accordingly, the holders of the founder shares could receive additional Class A ordinary shares even if the additional Class A ordinary shares, or equity-linked securities convertible or exercisable for Class A ordinary shares, are issued or deemed issued solely to replace those shares that were redeemed in connection with the business combination. The foregoing may make it more difficult and expensive for us to consummate an initial business combination. Further, our public shareholders may incur material dilution due to such anti-dilution adjustments that result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion.

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We may amend the terms of the Share Rights in a manner that may be adverse to holders of public Share Rights with the approval by the holders of at least a majority of then outstanding public Share Rights. As a result, the exercise price of your Share Rights could be increased, the exercise period could be shortened and the number of our Class A ordinary shares purchasable upon exercise of a Share Rights could be decreased, all without your approval.

Our Share Rights will be issued in registered form under a Share Right agreement between Odyssey Transfer and Trust Company, as Share Right agent, and us. The Share Right agreement provides that the terms of the Share Rights may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Share Right agreement to the description of the terms of the Share Rights and the Share Right agreement set forth in this prospectus, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the Share Right agreement as the parties to the Share Right agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Share Rights, provided that the approval by the holders of at least a majority of then-outstanding public Share Rights is required to make any change that adversely affects the interests of the registered holders of public Share Rights. Accordingly, we may amend the terms of the public Share Rights in a manner adverse to a holder if holders of at least a majority of then-outstanding public Share Rights approve of such amendment and, solely with respect to any amendment to the terms of the private placement Share Rights or any provision of the Share Right agreement with respect to the private placement units, a majority of the number of then outstanding private placement units. Although our ability to amend the terms of the public Share Rights with the consent of at least a majority of then outstanding public Share Rights is unlimited, examples of such amendments could be amendments to, among other things, convert the Share Rights into cash or another security, shorten the exercise period or decrease the number of our Class A ordinary shares exchangeable upon conversion of a Share Right.

Our Share Right agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Share Rights, which could limit the ability of Share Right holders to obtain a favorable judicial forum for disputes with our company.

Our Share Right agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Share Right agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Share Right agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our Share Rights shall be deemed to have notice of and to have consented to the forum provisions in our Share Right agreement. If any action, the subject matter of which is within the scope the forum provisions of the Share Right agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our Share Rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such Share Right holder in any such enforcement action by service upon such Share Right holder’s counsel in the foreign action as agent for such Share Right holder.

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This choice-of-forum provision may limit a Share Right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Share Right agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Because each unit contains one right to receive one-twelfth (1/12) of one Class A ordinary share upon the consummation of our initial business combination, and only whole shares will be issued in exchange for Share Rights, the units may be worth less than units of other special purpose acquisition companies.

Except in cases where we are not the surviving company in a business combination, each holder of a Share Right will automatically receive one-twelfth (1/12) of one Class A ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a Share Right will be required to affirmatively convert its Share Rights in order to receive the one-twelfth (1/12) of one Class A ordinary share underlying each Share Right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of Share Rights. As a result, you must hold Share Rights in multiples of 12 in order to receive Class A ordinary shares for all of your Share Rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of Share Rights will not receive any of such funds for their Share Rights and the Share Rights will expire worthless.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the Share Rights were determined through discussions between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and Share Rights underlying the units, include:

●	the history and prospects of companies whose principal business is the acquisition of other companies;

●	prior offerings of those companies;

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●	our prospects for acquiring an operating business;

●	our capital structure;

●	an assessment of our management and their experience in identifying operating companies;

●	general conditions of the securities markets at the time of this offering; and

●	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

We will require public shareholders who wish to redeem their public shares in connection with any proposed business combination to comply with the delivery requirements discussed above for redemption. If such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our public shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our search for an initial business combination, and any target business with which we may ultimately consummate an initial business combination, may be materially adversely affected by current global geopolitical conditions resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict, the recent escalation of the Israel-Iran conflict and imposed tariff on imports from foreign countries.

United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict and the recent escalation of the Israel-Iran conflict including the involvement of the United States. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict, the recent escalation of the Israel-Iran conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

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Any of the abovementioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict, the recent escalation of the Israel-Iran conflict and subsequent sanctions or related actions, and tariff on imports from foreign countries could adversely affect our search for an initial business combination and any target business with which we may ultimately consummate an initial business combination.

The extent and duration of the ongoing conflicts, resulting sanctions and any related market disruptions are impossible to predict, but could be substantial, particularly if current or new sanctions continue for an extended period of time or if geopolitical tensions result in expanded military operations on a global scale. Any such disruptions may also have the effect of heightening many of the other risks described in this section. If these disruptions or other matters of global concern continue for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we may ultimately consummate an initial business combination, may be materially adversely affected.

Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on our search for an initial business combination target or the performance or business prospects of a post-business combination company.

There have recently been significant changes to international trade policies and tariffs affecting imports and exports. Any significant increases in tariffs on goods or materials or other changes in trade policy could negatively affect our search for a target and/or our ability to complete our initial business combination.

Recently, the U.S. has implemented a range of new tariffs and increases to existing tariffs. In response to the tariffs announced by the U.S., other countries have imposed, are considering imposing, and may in the future impose new or increased tariffs on certain exports from the United States. There is currently significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations and tariffs. and we cannot predict whether, and to what extent, current tariffs will continue or trade policies will change in the future.

Tariffs, or the threat of tariffs or increased tariffs, could have a significant negative impact on certain businesses (either due to domestic businesses’ reliance on imported goods or dependence on access to foreign markets, or foreign businesses’ reliance on sales into the United States). In addition, retaliatory tariffs could have a significant negative impact on foreign businesses that rely on imports from the United States, and domestic businesses that rely on exporting goods internationally. These tariffs and threats of tariffs and other potential trade policy changes could negatively affect the attractiveness of certain initial business combination targets, or lead to material adverse effects on a post-business combination company. Among other things, historical financial performance of companies affected by trade policies and/or tariffs may not provide useful guidance as to the future performance of such companies, because future financial performance of those companies may be materially affected by new U.S. tariffs or foreign retaliatory tariffs, or other changes to trade policies. The business prospects of a particular target for a business combination could change even after we enter into a business combination agreement, as a result of tariffs or the threat of tariffs that may have a material impact on that target’s business, and it may be costly or impractical for us to terminate that business combination agreement. These factors could affect our selection of a business combination target.

We may not be able to adequately address the risks presented by these tariffs or other potential trade policy changes. As a result, we may deem it costly, impractical or risky to complete an initial business combination with a particular target or with a target in a particular industry or from a particular country. Consequently, the pool of potential target companies may be reduced, which could impair our ability to identify a suitable target and to complete an initial business combination. If we complete an initial business combination with such a target, the post-business combination company’s operations and financial results could be adversely affected as a result of tariffs or changes to trade policies, which may cause the market value of the securities of the post-business combination company to decline.

Military or other conflicts in Ukraine, the Middle East, Southwest Asia or elsewhere may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, which could make it more difficult for us to consummate an initial business combination.

Military or other conflicts in Ukraine, the Middle East, Southwest Asia or elsewhere may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, and to other company or industry-specific, national, regional or international economic disruptions and economic uncertainty, any of which could make it more difficult for us to identify a business combination target and consummate an initial business combination on acceptable commercial terms, or at all.

Recent increases in inflation in the United States and elsewhere could make it more difficult for us to complete our initial business combination.

Recent increases in inflation in the United States and elsewhere may lead to increased price volatility for publicly traded securities, including ours, or other national, regional or international economic disruptions, any of which could make it more difficult for us to complete our initial business combination.

General Risk Factors

We have a working capital deficiency and a weak cash position.

As of October 21, 2025, we had $14,580 in cash and a working capital deficiency of $143,371. Further, we expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

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We are a newly incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly incorporated Cayman Islands exempted company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Past performance by our management team and their respective affiliates may not be indicative of future performance of an investment in us.

With respect to the experiences of our management team and their respective affiliates, past performance is not a guarantee (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical performance of our management team and their respective affiliates (either individually or collectively) as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders or Share Right holders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder or Share Right holder to recognize taxable income, or otherwise subject it to adverse tax consequences, in the jurisdiction in which the shareholder or Share Right holder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders or Share Right holders to pay such taxes. Shareholder or Share Right holders may be subject to withholding taxes or other taxes, or other adverse tax consequences, with respect to their ownership of us after the reincorporation.

An investment in this offering may result in uncertain U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit among the Class A ordinary share and the Share Right included in each unit could be challenged by the IRS or courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of Share Rights are unclear under current law. It is also unclear whether the redemption rights with respect to our Class A ordinary shares suspend the running of the holding period of a U.S. Holder (as defined in “Taxation — Material United States Federal Income Tax Considerations — General”) for purposes of determining whether any gain or loss realized by such U.S. Holder on the sale or exchange of Class A ordinary shares is long-term capital gain or loss and for purposes of determining whether any dividends we pay would be considered “qualified dividends” for U.S. federal income tax purposes. See “Taxation — Material United States Federal Income Tax Considerations” for a summary of the U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences related to purchasing, holding or disposing of our securities.

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Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly.

Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination and results of operations.

Effective July 1, 2024, the SEC issued final rules relating to, among other items, enhancing disclosures in business combination transactions involving SPACs and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; effectively limiting the use of projections in SEC filings in connection with proposed business combination transactions; and increasing the potential liability of certain participants in proposed business combination transactions. These rules may materially adversely affect our ability to engage financial and capital market advisors, negotiate and complete our initial business combination and may increase the costs and time related thereto.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs and the rights of shareholders will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States. For a more detailed discussion of the principal differences between the provisions of the Companies Act applicable to us and, for example, the laws applicable to companies incorporated in the United States and their shareholders, see the section of this prospectus captioned “Description of Securities — Certain Differences in Corporate Law.”

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Shareholders of Cayman Islands exempted companies like the company have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

We have been advised by Appleby (Cayman) Ltd., our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management team or controlling shareholders than they would as public shareholders of a United States company.

Holders of Class A ordinary shares will not be entitled to vote on any appointment or removal of directors and to continue our company in a jurisdiction outside the Cayman Islands prior to our initial business combination.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors and to continue our company in a jurisdiction outside the Cayman Islands. Holders of our public shares will not be entitled to vote on the appointment of directors or to continue our company in a jurisdiction outside the Cayman Islands during such time. In addition, prior to our initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. Accordingly, you will not have any say in the management of our company prior to the consummation of an initial business combination.

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We are an emerging growth company and a smaller reporting company within the meaning of the rules adopted by the Securities and Exchange Commission, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies and smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the rules adopted by the Securities and Exchange Commission, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds $700.0 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the aggregate worldwide market value of our Class A ordinary shares held by non-affiliates equaled or exceeded $250.0 million as of the end of the prior June 30th, and (2) our annual revenues equaled or exceeded $100.0 million during such completed fiscal year or the aggregate worldwide market value of our Class A ordinary shares held by non-affiliates equaled or exceeded $700.0 million as of the prior June 30th.

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USE OF PROCEEDS

We are offering 21,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement units will be used as set forth in the following table.

Gross Proceeds	Without Option to Purchase Additional Units	Option to Purchase Additional Units Exercised in Full
Gross proceeds from units offered to public(1)	$210,000,000	$241,500,000
Gross proceeds from private placement units offered in the private placement	6,305,000	6,710,000
Total gross proceeds	$216,305,000	$248,210,000
Estimated offering expenses(2)
Underwriting commissions(3)(4)	$4,200,000	$4,830,000
Legal fees and expenses	275,000	275,000
Printing and engraving expenses	25,000	25,000
Accounting fees and expenses	125,000	125,000
SEC/FINRA expenses	66,582	66,582
Nasdaq listing and filing fees	80,000	80,000
Miscellaneous expenses(4)	278,418	278,418
Total estimated offering expenses (other than underwriting commissions)	850,000	850,000
Proceeds after estimated offering expenses	$211,255,000	$242,530,000
Held in trust account	$210,000,000	$241,500,000
Percent of public offering size	100.0%	100.0%
Not held in trust account	$1,255,000	$1,030,000

The following table shows the use of the approximately $1,255,000 ($1,030,000 if the underwriters exercise their over-allotment option) of net proceeds not held in the trust account for working capital purposes (excluding amounts available from permitted withdrawals).(5)

	Without Option to Purchase Additional Units		Option to Purchase Additional Units Exercised in Full
	Amount	%	Amount	%
Legal, accounting, due diligence, travel and other expenses in connection with any business combination	$250,000	19.9%	$250,000	24.3%
Legal and accounting fees related to regulatory reporting obligations	$100,000	8.0%	$100,000	9.7%
Directors and officers insurance premiums	$150,000	12.0%	$150,000	14.6%
Payment for office space, utilities and secretarial and administrative support(5)	$180,000	14.3%	$180,000	17.5%
Working capital to cover miscellaneous expenses (including continued listing fees)	$275,000	21.9%	$50,000	4.9%
Payments to officers(6)	$300,000	23.9%	$300,000	29.1%
Total	$1,255,000	100.0%	$1,030,000	100.0%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

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(2)	Our sponsor has agreed to loan us up to $250,000 as described in this prospectus. As of October 21, 2025, we had no borrowings under the promissory note. These loans will be repaid upon completion of this offering out of the $1,255,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. In the event that our offering expenses are more than as set forth in this table, we may fund such excess from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than as set forth in this table, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

(3)	The underwriters will receive 2.0% of the gross proceeds of this offering, payable at the closing of this offering. In addition, the Deferred Underwriter has agreed to a defer underwriting commission equal to up to 2.0% of the gross proceeds of this offering, payable to the Deferred Underwriter upon consummation of our initial business combination. Upon the consummation of our initial business combination, up to 2.0% of the deferred underwriting commission, which will be reduced based on the percentage of total funds from the trust account released to pay redeeming public shareholders. Accordingly, assuming no redemptions, $4,200,000 (or $4,830,000 if the underwriters’ option to purchase additional units is exercised in full) would be paid as deferred underwriting commission to the Deferred Underwriter from the funds held in the trust account. However, assuming 50% of our public shares were redeemed by our public shareholders, $2,100,000 (or $2,415,000 if the underwriters’ option to purchase additional units is exercised in full) would be paid as deferred underwriting commission to the Deferred Underwriter from the remaining funds held in the trust account. The balance of any funds in the trust account would be released to us, which can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The Deferred Underwriter will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The proceeds held in the trust account will be (i) invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, and/or (ii) deposited in an interest-bearing demand deposit account at a U.S.-chartered commercial bank with consolidated assets of $50 billion or more. We estimate the interest earned on the trust account will be approximately $6,825,000 per year, assuming no exercise of the underwriters’ option to purchase additional units and an interest rate of 3.25% per year; however, we can provide no assurances regarding this amount. Additionally, when we determine (no later than 24 months from the closing of this offering) to hold the funds in the trust account as cash or in demand deposit accounts, the amount of interest we may receive would likely be less than this amount. Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates. Of the net proceeds of this offering and the sale of the private placement units, $210,000,000 (or $241,500,000 if the over-allotment option is exercised in full), including up to $4,200,000 (or up to $4,830,000 if the over-allotment option is exercised in full) of deferred underwriting commissions, will, upon the consummation of this offering, be placed in a U.S.-based trust account with Odyssey Transfer and Trust Company acting as trustee. The funds in the trust account will be (i) invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government obligations and/or (ii) deposited in an interest-bearing demand deposit account at a U.S.-chartered commercial bank with consolidated assets of $50 billion or more. We will not be permitted to withdraw any of the principal or interest held in the trust account, except with respect to permitted withdrawals. The funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance and timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; and (3) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law.

(5)	This represents payments for 12 months to an affiliate of our sponsor of $15,000 per month for office space, utilities and secretarial and administrative support. Such payments will continue on a monthly basis until the completion of our initial business combination or our liquidation, when we will cease paying these monthly fees.

(6)	This represents payments for 12 months to Nicholas Geeza, our Chief Financial Officer, of $10,000 per month and Thomas D. Hennessy, our President, of $15,000 per month, respectively, for their services until the earlier of the consummation of our initial business combination or our liquidation. Such payments will commence on the date on which our securities are first listed on Nasdaq.

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The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

Following this offering and prior to the completion of our initial business combination, our principal use of working capital will be to fund our activities to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination. During that period, we expect our other principal expenses to include income taxes and regulatory reporting requirements.

Our sponsor, an affiliate of our sponsor or our officers and directors may, but none of them is obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2.5 million of such loans may be convertible into private placement units at a price of $10.00 per private placement unit at the option of the lender. The private placement units would be identical to the private placement units issued to our sponsor. Except for the foregoing, the terms of such loans by our sponsor, an affiliate of our sponsor or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, an affiliate of our sponsor or our officers and directors, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Commencing on the date our securities are first listed on Nasdaq, we have agreed to pay an affiliate of our sponsor a total of $15,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Upon consummation of this offering, we will repay up to $250,000 in loans made to us by our sponsor to cover offering-related and organizational expenses. In the event that following this offering we obtain working capital loans from our sponsor to finance transaction costs related to our initial business combination, up to $2.5 million of such loans may be convertible into private placement units of the post-business combination entity at a price of $10.00 per private placement unit at the option of our sponsor.

Commencing on the date on which our securities are first listed on Nasdaq, we will pay Nicholas Geeza, our Chief Financial Officer, $10,000 per month and Thomas D. Hennessy, our President, $15,000 per month, respectively, for their services until the earlier of the consummation of our initial business combination or our liquidation. We also may pay certain non-officer individual service providers an aggregate of $27,500 per month, with discretionary annual bonuses of up to an aggregate of $295,000, for services provided in connection with our initial business combination until the earlier of the consummation of our initial business combination or our liquidation; however, we do not intend to compensate our non-officer individual service providers while they are receiving compensation from Hennessy Capital Investment Corp. VII. Some or all of these amounts may be paid through Hennessy Capital Group LLC at an at-cost arrangement for individual service providers who are employees of Hennessy Capital Group LLC.

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Our proposed initial business combination may impose a minimum cash requirement for: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. If too many public shareholders exercise their redemption rights so that we cannot satisfy any cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (1) the completion of our initial business combination and then, only in connection with those public shares that such shareholder has properly elected to redeem, subject to the limitations described in this prospectus; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our initial shareholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (1) waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination and (2) waive their redemption rights with respect to any founder shares and public shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity. In addition, our initial shareholders, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the completion window. However, if our sponsor or any of our officers or directors acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window. The underwriters have agreed to waive their redemption rights with respect to its private placement units.

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DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

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DILUTION

The difference between the public offering price and the net tangible book value (NTBV) per Class A ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and conversion of rights, including the Share Rights, which would cause the actual dilution to the public shareholders to be higher. NTBV per share is determined by dividing our NTBV, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares that may be redeemed for cash), by the number of outstanding Class A ordinary shares. See the section “Dilution.”

The below calculations (A) assume that (i) no ordinary shares are issued to shareholders of a potential business combination target as consideration or issuable by a post-business combination company, for instance under an equity or service provider share purchase plan, (ii) no ordinary shares and convertible equity or debt securities are issued in connection with additional financing that we may seek in connection with an initial business combination, (iii) no working capital loans are converted into private placement units, as further described in this and (iv) no value is attributable to the Share Rights, and (B) assume (i) the issuance of 21,000,000 Class A ordinary shares (or 24,150,000 Class A ordinary shares if the over-allotment option is exercised in full) and 10,692,515 founder shares (up to 1,365,430 of which are assumed to be forfeited in the scenario in which the over-allotment option is not exercised in full) and (ii) the sale of the private placement units. Further, the issuance of additional ordinary or preference shares may significantly dilute the equity interest of public shareholders, which dilution would even further increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares. See “Risk Factors — Risks Relating to Our Securities — We may issue additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.”.

The following table illustrates the difference between the public offering price per unit and our net tangible book value (“NTBV”) per share, as adjusted to give effect to this offering and assuming redemption of our public shares at varying levels and the full exercise and no exercise of the over-allotment option:

As of October 21, 2025
Offering Price of $10.00 per Unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$6.69	6.06	3.94	5.09	4.91	3.46	6.54	0.09	9.91
Assuming No Exercise of Over-Allotment Option
$6.68	6.04	3.96	5.08	4.92	3.45	6.55	0.10	9.90

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The following table sets forth information with respect to our initial shareholders and the public shareholders:

	Shares Purchased		Total Consideration		Average Price per
	Number	Percentage	Amount	Percentage	Share
Initial Shareholders(1)(2)	9,327,085	28.5%	$25,000	0.01%	$0.003
Private placement shares(3)(4)	683,042	2.1%	$6,305,000	2.910%	$9.23
Public Shareholders(5)	22,750,000	69.4%	210,000,000	97.07%	$9.23
	32,760,127	100.0%	$216,330,000	100.00%

(1)	Assumes the full forfeiture of 1,365,430 shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ option to purchase additional units is exercised.
(2)	Assumes conversion of all Class B ordinary shares into Class A ordinary shares on a one-for-one basis. The dilution to public shareholders would increase to the extent that the anti-dilution provisions of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon such conversion.
(3)	Our sponsor has subscribed for 630,500 private placement units.
(4)	Includes the 52,541 Class A ordinary shares underlying the private placement rights.
(5)	Includes the 1,750,000 Class A ordinary shares underlying the public Share Rights.

For each of the redemption scenarios above, the NTBV was calculated as follows:

	No Redemptions		25% of Maximum Redemptions		50% of Maximum Redemptions		75% of Maximum Redemptions		Maximum Redemptions
	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book deficit before this offering	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Increase attributable to public shareholders	6.69	6.70	6.05	6.07	5.09	5.10	3.46	3.47	0.11	0.10
Pro forma net tangible book value after this offering and the sale of the private placement units	6.68	6.69	6.04	6.06	5.08	5.09	3.45	3.46	0.10	0.09
Dilution to public shareholders	3.32	3.31	3.96	3.94	4.92	4.91	6.55	6.54	9.90	9.91
Percentage of dilution to public shareholders	33.20%	33.10%	39.60%	39.40%	49.20%	49.10%	65.50%	65.40%	99.00%	99.10%

	No Redemptions		25% of Maximum Redemptions		50% of Maximum Redemptions		75% of Maximum Redemptions		Maximum Redemptions
	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over-Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment
Numerator:
Net tangible book deficit before this offering	(143,371)	(143,371)	(143,371)	(143,371)	(143,371)	(143,371)	(143,371)	(143,371)	(143,371)	(143,371)
Net proceeds from this offering and the sale of the private placement units(1)	211,255,000	242,530,000	211,255,000	242,530,000	211,255,000	242,530,000	211,255,000	242,530,000	211,255,000	242,530,000
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	150,186	150,186	150,186	150,186	150,186	150,186	150,186	150,186	150,186	150,186
Less: Deferred Underwriting discount(2)	(4,200,000)	(4,830,000)	(3,150,000)	(3,622,500)	(2,100,000)	(2,415,000)	(1,050,000)	(1,207,500)	—	—
Less: Over-allotment liability(3)	(232,400)	—	(232,400)	—	(232,400)	—	(232,400)	—	(232,400)	—
Less: Amounts paid for redemptions(4)	—	—	(52,500,000)	(60,375,000)	(105,000,000)	(120,750,000)	(157,500,000)	(181,125,000)	(210,000,000)	(241,500,000)
	206,819,415	237,706,815	155,379,415	178,539,315	103,929,415	119,371,815	52,479,415	60,204,315	1,029,415	1,036,815
Denominator:
Ordinary shares outstanding prior to this offering	10,692,515	10,692,515	10,692,515	10,692,515	10,692,515	10,692,515	10,692,515	10,692,515	10,692,515	10,692,515
Ordinary shares forfeited if over-allotment is not exercised	(1,365,430)	—	(1,365,430)	—	(1,365,430)	—	(1,365,430)	—	(1,365,430)	—
Ordinary shares offered and sale of private placement shares	21,000,000	24,150,000	21,000,000	24,150,000	21,000,000	24,150,000	21,000,000	24,150,000	21,000,000	24,150,000
Private placement shares	630,500	671,000	630,500	671,000	630,500	671,000	630,500	671,000	630,500	671,000
Less: Ordinary shares redeemed	—	—	(5,250,000)	(6,037,500)	(10,500,000)	(12,075,000)	(15,750,000)	(18,112,500)	(21,000,000)	(24,150,000)
	30,957,585	35,513,515	25,707,585	29,476,015	20,457,585	23,438,515	15,207,585	17,401,015	9,957,585	11,363,515

(1)	$6,305,000 raised via the sale of private placement units, including offering expenses of approximately $850,000 and net underwriting commissions of $4,200,000 (or up to $4,830,000 if the over-allotment option is exercised in full) (excluding the deferred underwriting commission). See “Use of Proceeds.”
(2)	Upon the consummation of our initial business combination, the deferred underwriting commissions would be paid as follows, up to 2.0% of the gross proceeds of this offering, which will be reduced based on the percentage of total funds from the trust account released to pay redeeming public shareholders.
(3)	The underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed on the shares subject to redemption and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the initial public offering.
(4)	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, executive officers or their affiliates may purchase shares or public Share Rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases of Our Securities.”

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CAPITALIZATION

The following table sets forth our capitalization at October 21, 2025 and as adjusted to give effect to the sale of our 21,000,000 units in this offering for $210,000,000 (or $10.00 per unit) and the sale of 630,500 private placement units for $6,305,000 (or $10.00 per private placement unit) and the application of the estimated net proceeds derived from the sale of such securities:

	October 21, 2025
	Actual	As Adjusted
Note payable to related party(1)	$—	$—
Deferred underwriting commissions	—	4,200,000
Class A ordinary shares, subject to possible redemption, 0 and 21,000,000 shares, actual and as adjusted, respectively(2)	—	210,000,000
Over-allotment liability(3)	—	232,400
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted, respectively	—	—
Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized; 0 and 630,500 shares issued and outstanding, actual and as adjusted, respectively	—	63
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized, 10,692,515 and 9,327,085 shares issued and outstanding, actual and as adjusted, respectively(4)	891	932
Additional paid-in capital	24,109	—
Accumulated deficit	(18,185)	(3,171,580)
Total shareholders’ equity	$6,815	$(3,170,585)
Total capitalization	$6,815	$211,261,815

(1)	Our sponsor may loan us up to $250,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of any loans received from our sponsor out of the proceeds from this offering and the sale of the private placement units. As of October 21, 2025, we had no borrowings under the promissory note with our sponsor.
(2)	Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares, regardless of whether they abstain, vote for, or vote against, our initial business combination, for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then issued and outstanding public shares, subject to any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.
(3)	As adjusted amount represents the fair value of the underwriters’ over-allotment option of 3,150,000 units, assuming no exercise of the underwriters’ over-allotment option.
(4)	Actual share amount is prior to any forfeiture of founder shares and as adjusted amount assumes no exercise of the underwriters’ over-allotment option and forfeiture of an aggregate of 1,365,430 founder shares.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a newly incorporated blank check company incorporated as a Cayman Islands exempted company on July 15, 2025 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement units and the proceeds of the sale of our securities in connection with our initial business combination (pursuant to any the forward purchase agreements, backstop or similar agreements we may enter into following the consummation of this offering or otherwise), our shares, debt or a combination of cash, equity and debt.

The issuance of additional ordinary shares in a business combination:

●	may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

●	may subordinate the rights of holders of ordinary shares if preference shares is issued with rights senior to those afforded our ordinary shares;

●	could cause a change of control if a substantial number of ordinary shares are issued, which could result in the resignation or removal of our present officers and directors;

●	may have the effect of delaying or preventing a change of control of us by diluting the equity ownership or voting rights of a person seeking to obtain control of us; and

●	may adversely affect prevailing market prices for our Class A ordinary shares and/or rights.

Similarly, if we issue debt securities or otherwise incur significant indebtedness, it could result in:

●	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

●	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

●	our inability to pay dividends on our ordinary shares;

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●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares, expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As of October 21, 2025, we had $14,580 in cash, working capital deficit of $143,371, and $150,186 deferred offering costs. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through receipt of $25,000 from the sale of the founder shares and up to $250,000 in loans from our sponsor under an unsecured promissory note. We estimate that the net proceeds from the sale of the units in this offering and the sale of the private placement units for an aggregate purchase price of $6,305,000 (or $6,710,000 if the over-allotment option is exercised in full), after deducting offering expenses of approximately $850,000 and underwriting commissions of $4,200,000 (or $4,830,000 if the over-allotment option is exercised in full), (excluding deferred underwriting commissions of up to $4,200,000, or up to $4,830,000 if the over-allotment option is exercised in full) will be $211,255,000 (or $242,530,000 if the over-allotment option is exercised in full). $210,000,000 (or $241,500,000 if the over-allotment option is exercised in full) will be held in the trust account, which includes the deferred underwriting commissions described above. The funds in the trust account will be (i) invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations and/or (ii) deposited in an interest-bearing demand deposit account at a U.S.-chartered commercial bank with consolidated assets of $50 billion or more. In the event that our offering expenses exceed our estimate of $850,000, we may fund such excess from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $850,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

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We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of permitted withdrawals), if any, to complete our initial business combination. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the only taxes payable by us out of the funds in the trust account will be income taxes. We expect the interest earned on the amount in the trust account will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, our principal use of working capital will be to fund our activities to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our income taxes.

We expect our primary liquidity requirements during that period to include approximately $250,000 for legal, accounting, due diligence, travel and other expenses in connection with any business combinations; $100,000 for legal and accounting fees related to regulatory reporting requirements;$180,000 for office space, utilities and secretarial and administrative support; $150,000 for directors and officers insurance liability; approximately $275,000 for working capital to cover other miscellaneous expenses (including continued listing fees); and $300,000 for payments to officer. These amounts are estimates and may differ materially from our actual expenses.

In addition, we may pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

As indicated in the accompanying financial statements, at October 21, 2025, we had $14,580 in cash and working capital deficit of $143,371 and $150,186 deferred offering costs. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed below. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful.

Our sponsor, an affiliate of our sponsor or our officers and directors may, but none of them is obligated to, loan us funds as may be required to fund our working capital requirements. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2.5 million of such loans may be convertible into private placement units at a price of $10.00 per private placement unit at the option of the lender. Except for the foregoing, the terms of such loans by our sponsor, an affiliate of our sponsor or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, an affiliate of our sponsor or our officers and directors, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

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We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. Further, as described above, due to the anti-dilution rights of our founder shares, our public shareholders may incur material dilution. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, any backstop or similar agreements we may enter into following the consummation of this offering or otherwise. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to certify an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2026. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement.

Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

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Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting. Once our management’s report on internal controls is complete, we will retain our independent public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement units held in the trust account will be (i) invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations and/or (ii) deposited in an interest-bearing demand deposit account at a U.S.-chartered commercial bank with consolidated assets of $50 billion or more. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of October 21, 2025, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

Related Party Transactions

For additional information, see “Certain Relationships and Related Party Transactions.”

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things: (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (4) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee, in our case, service provider, compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

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PROPOSED BUSINESS

Introduction

We are a newly organized blank check company incorporated as a Cayman Islands exempted company on July 15, 2025 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. However, our management team engaged in discussions with potential business combination partners in their capacity as officers of Hennessy VII or Compass Digital, and we may pursue potential business combination partners that had previously been in discussions with Hennessy VII or Compass Digital’s management team.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business, focusing on the industrial innovation and energy transition sectors. We will seek to acquire one or more businesses with an expected aggregate enterprise value of $500 million or greater.

Since 2014, our management team has executed or otherwise served as an advisor to 14 different pending or completed business combinations with early- to late-stage industrial products and services companies, industrial technology and energy transition companies on six continents. Our management team is one of the most experienced SPAC sponsors and is a leader in the SPAC asset class. Our track record of pending or completed business combinations structured to bring growth companies to the public markets is summarized below — including initial public offering (“IPO”) year, SPAC size, and business combination target:

●	Hennessy I (2014): SPAC (Hennessy Capital Acquisition Corp. (“Hennessy I”)), Target (Blue Bird Corp. (“Blue Bird”)). Hennessy I’s initial public offering closed January 16, 2014 at approximately $115 million. There was no extension of the SPAC term and there were approximately 64.8% redemptions in connection with the business combination. Hennessy I’s business combination with School Bus Holdings, Inc. to form Blue Bird closed on February 24, 2015. Blue Bird a leading school bus original equipment manufacturer (“OEM”) in North America, including the leader for alternative fuels vehicles, which now represent approximately 50% of Blue Bird’s unit volumes and which is the fastest-growing segment of the market, and the leader in electric bus sales among all major OEMs. Shares of Blue Bird common stock trade on the Nasdaq Stock Market under the symbol “BLBD”, and the price of the common stock has ranged from $7.14 to $61.95 following the consummation of the business combination, with a closing price of $50.31 on January 30, 2026;

●	Hennessy II (2015): SPAC (Hennessy Capital Acquisition Corp. II (“Hennessy II”)), Target (Daseke, Inc. (“Daseke”)). Hennessy II’s initial public offering closed July 22, 2015 at approximately $200 million. There was no extension of SPAC term and there were approximately 58.1% redemptions in connection with the business combination. Hennessy II’s business combination with Daseke, Inc. closed on February 27, 2017. Daseke is a leading owner/operator of flatbed and specialized transportation equipment in North America, pursuing a consolidation strategy having made 10 strategic acquisitions since 2017. Shares of Daseke common stock traded on the Nasdaq Stock Market under the symbol “DSKE”, and the price of the common stock has ranged from $0.86 to $14.47 following the consummation of the business combination. Daseke was acquired by TFI International (NYSE and TSX: TFII) on April 3, 2024 for $8.30 per share;

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●	Hennessy III (2017): SPAC (Hennessy Capital Acquisition Corp. III (“Hennessy III”)), Target (NRC Group Holdings Corp. (“NRC Group”)). Hennessy III’s initial public offering closed June 22, 2017 at approximately $258 million. There was no extension of SPAC term and there were approximately 81.6% redemptions in connection with the business combination. Hennessy III’s business combination with NRC Group closed on October 17, 2018. NRC Group is a global provider of environmental, compliance and waste management services, helping customers meet critical, non-discretionary needs to ensure compliance with environmental, health and safety laws. Prior to its acquisition by US Ecology, Inc., shares of NRC Group common stock traded on the NYSE American under the symbol “NRCG”, and the price of the common stock ranged from $6.65 to $13.00 following the consummation of the business combination. NRC Group was acquired by US Ecology, Inc. on November 1, 2019 for $12.16 per share;

●	Hennessy IV (2019): SPAC (Hennessy Capital Acquisition Corp. IV (“Hennessy IV”)), Target (Canoo Inc. (“Canoo”)). Hennessy IV’s initial public offering closed February 28, 2019 at approximately $303 million. The SPAC term was extended and there were approximately 0.8% redemptions in connection with extension and no redemptions in connection with the business combination. Hennessy IV’s business combination with Canoo closed on December 21, 2020. Canoo developed a breakthrough electric vehicle (“EV”) platform that is highly modular and facilitates the rapid development of multiple EV programs in both business-to-business and business-to-consumer markets. Shares of Canoo common stock traded on the Nasdaq Stock Market under the symbol “GOEV” until Canoo filed for Chapter 7 bankruptcy and ceased all operations on January 17, 2025, and the price of the common stock, after giving effect to its reverse stock split, ranged from $1.12 to $11,453.60 following the consummation of the business combination, with a closing price of $1.35 on January 17, 2025;

●	two (2021) (members of our management team acquired the SPAC sponsor): SPAC (two (“two”)), Target (Logistics Properties of the Americas (“Logistics”)). Two’s initial public offering closed March 30, 2021 at approximately $200 million. The SPAC term was extended twice and there were approximately 76.7% and 16.2% redemptions, respectively, in connection with extensions and approximately 97.5% redemptions in connection with the business combination. two’s business combination with Logistics closed on March 27, 2024. Logistics is a developer, owner and manager of institutional quality, Class A industrial and logistics real estate in Central and South America. Shares of Logistics common stock trade on the NYSE American under the symbol “LPA”, and the price of the common stock, after giving effect to its stock split, has ranged from $2.55 to $525.00 following the consummation of the business combination, with a closing price of $2.96 on January 30, 2026;

●	PropTech I (2019): SPAC (PropTech Acquisition Corp (“PropTech I”)), Target (Porch Group, Inc. (“Porch”)). PropTech I’s initial public offering closed November 21, 2019 at approximately $173 million. There was no extension of SPAC term and there were approximately 0.00002% redemptions in connection with the business combination. PropTech I’s business combination with Porch closed on December 23, 2020. Porch is a homeowners insurance and vertical software platform. Shares of Porch common stock trade on the Nasdaq Stock Market under the symbol “PRCH”, and the price of the common stock has ranged from $0.50 to $27.50 following the consummation of the business combination, with a closing price of $7.89 on January 30, 2026;

●	PropTech II (2020): SPAC (PropTech Investment Corporation II (“PropTech II”)), Target (Appreciate Holdings, Inc. (“Appreciate”)). PropTech II’s initial public offering closed December 3, 2020 at approximately $230 million. There was no extension of SPAC term and there were approximately 56.8% redemptions in connection with the business combination. PropTech II’s business combination with Appreciate closed on November 29, 2022. Appreciate is a single-family-rental services company serving individual and institutional investors through an end-to-end technology platform. Shares of Appreciate common stock traded on the Nasdaq Stock Market under the symbol “SFRT” until November 30, 2023, and the price of the common stock ranged from $0.0001 to $13.40 following the consummation of the business combination;

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●	7GC (2020): SPAC (7GC & Co. Holdings Inc. (“7GC”)), Target (Banzai International, Inc. (“Banzai”)). 7GC’s initial public offering closed December 22, 2020 at approximately $230 million. The SPAC term was extended twice and there were approximately 77.9% and 34.4% redemptions, respectively, in connection with extensions and approximately 99.3% redemptions in connection with the business combination. 7GC’s business combination with Banzai closed on December 14, 2023. Banzai is a marketing technology company the provides essential marketing and sales solutions for businesses of all sizes. Shares of Banzai common stock trade on the Nasdaq Stock Market under the symbol “BNZI”, and the price of the common stock, after giving effect to its stock split, has ranged from $0.92 to $8,285.00 following the consummation of the business combination, with a closing price of $1.22 on January 30, 2026;

●	Hennessy VI (2021): SPAC (Hennessy Capital Investment Corp. VI (“Hennessy VI”)), Target (Namib Minerals (“Namib”)). Hennessy VI’s initial public offering closed September 28, 2021 at approximately $341 million. The SPAC term was extended three times and there were approximately 24.3%, 79.6%, and 37.8% redemptions, respectively, in connection with extensions and approximately 96% redemptions in connection with the business combination. Hennessy VI’s business combination with Namib closed on June 5, 2025. Namib is an established African gold producer with an attractive portfolio of mines in Zimbabwe supported by high-grade, low-cost production, extensive infrastructure and pro-mining government policy. Shares of Namib ordinary shares trade on the Nasdaq Stock Market under the symbol “NAMM”, and the price of the ordinary shares has ranged from $0.91 to $55.00 following the consummation of the business combination, with a closing price of $3.68 on January 30, 2026;

●	Jaguar Global (2022): SPAC (Jaguar Global Growth Corporation I (“Jaguar Global”)), Target (Captivision Inc. (“Captivision”)). Jaguar Global’s initial public offering closed February 11, 2022 at approximately $235 million. The SPAC term was extended and there were approximately 56% redemptions in connection with extensions and approximately 99.6% redemptions in connection with the business combination. Jaguar Global’s business combination with Captivision closed on November 15, 2023. Captivision is a developer, manufacturer and installer of an innovative architectural media glass product. Shares of Captivision common stock trade on the Nasdaq Stock Market under the symbol “CAPT”, and the price of the common stock has ranged from $0.30 to $7.92 following the consummation of the business combination, with a closing price of $0.58 on January 30, 2026;

●	Twin Ridge (2021) (members of our management team advised Twin Ridge and were equityholders in the SPAC sponsor): SPAC (Twin Ridge Capital Acquisition Corp. (“Twin Ridge”)), Target (Carbon Revolution Public Limited Company (“Carbon Revolution”)). Twin Ridge’s initial public offering closed March 3, 2021 at approximately $213 million. The SPAC term was extended and approximately 70.6% redemptions in connection with extension and 99.7% redemptions in connection with the business combination. Twin Ridge’s business combination with Carbon Revolution closed on November 3, 2023. Carbon Revolution is a Tier 1 original equipment manufacturer supplier and a leading global manufacturer of lightweight advanced technology carbon fiber wheels. Shares of Carbon Revolution common stock trade on the Nasdaq Stock Market under the symbol “CREV”, and the price of the common stock has ranged from $1.48 to $197.99 following the consummation of the business combination, with a closing price of $1.58 on January 30, 2026;

●	Learn CW (2021) (members of our management team advised Learn CW and were equityholders in the SPAC sponsor): SPAC (Learn CW Investment Corporation (“LCW”)), Target (Innventure, Inc. (“Innventure”)). LCW’s initial public offering closed October 7, 2021 at approximately $200 million. The SPAC term was extended and there were approximately 59.4% redemptions in connection with extensions and approximately 89.0% redemptions in connection with the business combination. LCW’s business combination with Innventure closed on October 2, 2024. Innventure finds, funds and operates companies with a focus on transformative, sustainable technology solutions acquired or licensed from multinational corporations. Shares of LCW common stock trade on the Nasdaq Stock Market under the symbol “INV”, and the price of the common stock has ranged from $2.36 to $18.75 following the consummation of the business combination, with a closing price of $3.29 on January 30, 2026;

●	Hennessy VII (2025): SPAC (Hennessy VII), Target (ONE Nuclear Energy LLC (ONE Nuclear)). Hennessy VII’s initial public offering closed January 21, 2025 at approximately $190 million. There has been no extension of the SPAC term. On October 22, 2025, Hennessy VII executed a business combination agreement with ONE Nuclear, an independent developer of large-scale energy solutions powered by natural gas and advanced nuclear small modular reactor (SMR) technologies. The business combination is expected to close in the first half of 2026; and

●	Compass Digital (2021) (members of our management team acquired the SPAC sponsor): SPAC (Compass Digital Acquisition Corp. (“Compass Digital”)), Target (Key Mining Corp.). Compass Digital’s initial public offering closed October 14, 2021 at approximately $212 million. The SPAC term was extended twice and there were approximately 76% and 52% redemptions, respectively, in connection with extensions. On January 6, 2026, Compass Digital announced the execution of a business combination agreement with Key Mining Corp., an exploration stage global critical minerals and infrastructure company deploying a multi-jurisdiction strategy with assets initially located in Chile and the United States. The business combination is expected to close in the first half of 2026.

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As a continuous independent SPAC sponsor, Hennessy Capital believes it has demonstrated that a partnership through one of its SPAC vehicles is a catalyst for growth. See “Risk Factors — Past performance by members of our management team and their affiliates may not be indicative of future performance of an investment in us.”

Hennessy Capital intends to focus on opportunities that will deliver outsized growth to its investors. It believes its prior business combinations have enabled its business combination targets to accelerate their growth through more efficient access to capital. We believe our sponsor’s history of providing access to growth capital via an accelerated public listing supports our investment thesis and strategy and has helped our sponsor’s partner companies deliver operational and financial growth and create value for shareholders.

Competitive Strengths

Experienced SPAC Management Team with Business Combination Success

Our team is led by Daniel J. Hennessy, our Chairman and CEO, who is one of the longest tenured and most experienced SPAC sponsor executives. In September 2013, Mr. Hennessy became Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp., or Hennessy I, which merged with School Bus Holdings Inc., or SBH, in February 2015 and is now known as Blue Bird Corporation (NASDAQ: BLBD), and previously served as Vice Chairman of the Board of Blue Bird Corporation from February 2015 to April 2019. From April 2015 to February 2017, Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp. II, or Hennessy II, which merged with Daseke in February 2017 and was subsequently acquired by TFI International (NYSE and TSX: TFII), and previously served as Vice Chairman of the Board of Daseke from February 2017 to June 2021. From January 2017 to October 2018, Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp. III, or Hennessy III, which merged with NRC Group Holdings, LLC, a global provider of comprehensive environmental, compliance and waste management services in October 2018. In November 2019, NRC Group Holdings Corp. merged with U.S. Ecology, Inc. at an attractive premium to the then current stock price. From March 2019 to December 2020, Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp. IV, or Hennessy IV, which in August 2020 entered into a definitive agreement for an initial business combination with Canoo Holdings Ltd that closed in December 2020 and changed its name to Canoo Inc. Canoo Inc. filed for bankruptcy and ceased all operations on January 17, 2025. In October 2020, Mr. Hennessy founded Hennessy Capital Investment Corp. V, or Hennessy V, a blank check company incorporated for similar purposes as our company, with a particular focus on sustainable industrial technology and infrastructure targets. In December 2021, Hennessy V liquidated. From January 2021 to June 2025, Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Investment Corp. VI, or Hennessy VI, which in June 2024 entered into a definitive agreement for an initial business combination with Namib Minerals (NASDAQ: NAMM) that closed in June 2025. Namib is an established African gold producer with an attractive portfolio of mines in Zimbabwe supported by high-grade, low-cost production, extensive infrastructure and pro-mining government policy. Since September 2023, Mr. Hennessy has served as the Chairman of the Board of Directors of Compass Digital Acquisition Corp. (NASDAQ: CDAQ). Mr. Hennessy has also served as a director of Innventure, Inc. (NASDAQ: INV) since October 2024. Mr. Hennessy currently serves as Chairman of the Board and Chief Executive Officer of Hennessy Capital Investment Corp. VII (NASDAQ: HVII), or Hennessy VII. On October 22, 2025, Hennessy VII announced the execution of a business combination agreement with ONE Nuclear, an independent developer of large-scale energy solutions powered by natural gas and advanced nuclear small modular reactor (SMR) technologies. On January 6, 2026, Compass Digital announced the execution of a business combination agreement with Key Mining Corp., an exploration stage global critical minerals and infrastructure company deploying a multi-jurisdiction strategy with assets initially located in Chile and the United States.

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In addition, Thomas D. Hennessy, the son of Mr. Daniel J. Hennessy and our President and a director, currently serves as President and Chief Operating Officer and a director of Hennessy VII. Mr. Hennessy has previously, amongst other roles, as director and/or officer, successfully executed the following SPAC business combinations: (i) two’s business combination with LatAm Logistic Properties, S.A. (NYSE: LPA) in March 2024; (ii) Jaguar Global Growth Corporation I’s business combination with Captivision Inc. (NASDAQ: CAPT) in November 2023; and (iii) PropTech Acquisition Corporation’s business combination with Porch Group, Inc. (NASDAQ: PRCH) in December 2020.

Furthermore, Nicholas Geeza, our Executive Vice President, Chief Financial Officer and Secretary, currently serves as Executive Vice President, Chief Financial Officer and Secretary of Hennessy VII. He has served since April 2023 as Head of Business Development of Hennessy Capital Growth Strategies, an alternative investment company, since August 2023, as Chief Financial Officer of Compass Digital Acquisition Corp (NASDAQ: CDAQ), a special purpose acquisition company, and since April 2024, as Chief Financial Officer of Global Technology Acquisition Corp. I, a special purpose acquisition company that liquidated its trust account and delisted its securities from Nasdaq in October 2024. Mr. Geeza has also previously served as Executive Vice President, Chief Financial Officer and Secretary of Hennessy VI from August 2024 to June 2025.

We believe potential sellers of target businesses will favorably view our management team’s credentialed experience of executing or advising on the pending or completed 14 business combinations with vehicles similar to our company in considering whether or not to enter into a business combination with us. However, past performance by members of our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical record of our management’s performance as indicative of our future performance.

We believe our management team is well positioned to take advantage of the growing set of acquisition opportunities focused on industrial innovation and energy transition opportunities in the United States and internationally, to create value for our shareholders, and that our contacts and relationships, including owners of private and public companies, private equity funds, investment bankers, attorneys, accountants and business brokers, will allow us to generate attractive acquisition opportunities. Our management team is led by Daniel J. Hennessy, who has over 30 years of experience in the private equity investment business and over 10 years of experience in the SPAC asset class.

Seasoned Board of Directors with Relevant Industry Experience

We have recruited and organized a group of seven highly accomplished and engaged directors who will bring to us public company governance, executive leadership, operations oversight and capital markets expertise. Our board members have served as directors, chief executive officers, chief financial officers or in other executive and advisory capacities for numerous publicly-listed and privately-owned companies. Our directors have extensive experience with acquisitions, divestitures and corporate strategy and possess relevant domain expertise in the sectors where we expect to source business combination targets including, but not limited to, industrial innovation and energy transition. We believe their collective expertise, contacts and relationships make us a highly competitive and desirable merger partner.

●	Brian Bonner is one of our independent directors as of the date of this prospectus. Mr. Bonner currently serves as a director of Hennessy VII. Mr. Bonner served on Board of Directors of Daseke from February 2015 to April 2024, including roles as Executive Chairman (August 2019 until August 2020), Independent Chairman of the Board of Directors of Daseke (August 2020 until June 2022) and Chair of the Compensation Committee of the Board of Directors of Daseke (January 2020 until July 2022), and the Audit and Compensation Committees of the Board of Directors of Daseke. Mr. Bonner’s 33-year career with Texas Instruments, Inc. (NASDAQ: TXN), a Fortune 500 publicly traded technology company that designs and manufactures semiconductors and various integrated circuits, spanned several executive leadership positions, including Vice President and Chief Information Officer from 2000 to 2014 and other leadership positions in product profit and loss management, worldwide marketing, and post-acquisition integration. Mr. Bonner brings to our board of directors significant experience and insight in sales management; human capital management, organization, and compensation; corporate oversight and governance; business performance; business scaling post-acquisition implementation/integration; and information technology management and development; and cybersecurity and information technology systems. Mr. Bonner served as a member on the Board of Directors of Copper Mobile from 2012 to 2015 and as an advisory board member for Gemini Israel Funds from June 2004 to May 2015.

●	Kyle Crowley is one of our independent directors as of the date of this prospectus. Since June 2024, Mr. Crowley has provided strategic advisory and consulting services to businesses in the energy industry as an independent advisor. Since July 2025, Mr. Crowley has served as a member of the Board of Directors and advisor of Cogentrix Energy, an independent power producer that develops, owns, and operates natural gas generation facilities with 5.5 gigawatts of capacity. Since July 2025, Mr. Crowley has also served as a member of the Board of Managers of Fullmark Energy, a battery energy storage system developer. Mr. Crowley’s 21-year career with Exelon Corporation (NASDAQ: EXC), one of the largest fully regulated utility companies in the United States, spanned several executive leadership positions, including Senior Vice President, Corporate Finance and Development from October 2022 to June 2024, where he provided executive oversight of corporate development, corporate financial planning and analysis, treasury, and insurance functions; Senior Vice President, Chief Development Officer from December 2010 to October 2022, where he managed all mergers, acquisitions, divestitures, joint ventures, and strategic transactions for the company; Vice President, Chief Development Officer from November 2009 to December 2010; and Vice President, Corporate Development from May 2008 to November 2009. During his tenure at Exelon, Mr. Crowley led over $38 billion in closed transactions, including the acquisition of Pepco Holdings for $6.9 billion, the acquisition of Constellation Energy for $7.9 billion and the successful spin-off of Constellation Energy (NASDAQ: CEG). He holds an MBA in Finance and Accounting from the University of Chicago Booth School of Business and a B.S. in Finance from the Indiana University Kelley School of Business. Mr. Crowley is well qualified to serve as director due to his extensive experience in and deep insight of the energy industry; board governance and corporate oversight; mergers, acquisitions, divestitures, joint ventures, and strategic transactions; corporate financial planning and analysis and business performance; strategic planning; and risk mitigation and oversight.

●	Javier Saade is one of our independent directors as of the date of this prospectus. Mr. Saade currently serves as a director of Hennessy VII. Mr. Saade is Founder & Managing Partner of Impact Master Holdings, Venture Partner at Fenway Summer, and Operating Partner at Presidio Investors. He also serves as Chairman of the Board of Directors of GP Funding, Inc. (private equity-owned financial services company), Chairman of the Board of Directors of The Only Agency (private equity -owned media & entertainment company), Member of the Board of Directors of VCheck Global Holdings (private equity -owned tech services company), Member of the Board of Trustees of Swedish Providence (a large health services enterprise), Member of the Board of Advisors of Harvard University’s Arthur Rock Center for Entrepreneurship, Executive Fellow at Harvard Business School, Lecturer at University of Washington’s Foster School of Business, CNBC Contributor and host of “Top Of The Game”. In the recent past, Javier served as Audit Committee Chair of the Board of Directors of SoftBank Vision Fund Investment Corp. (NASDAQ: SVFA), Lead Independent Director and Nominations & Governance Committee Chair of the Board of Directors of Porch Group, Inc. (NASDAQ: PRCH), Board Member of Global Technology Acquisition Corp. (NASDAQ: GTAC), Board Member of two inc. (NYSE: TWOA), now Logistics Properties of the Americas (NYSE: LPA), Member of the Boards of Trustees of The Nature Conservancy and Pan American Development Foundation, and Member of the Board of Advisors of DocuSign, Inc. (NASDAQ: DOCU). In 2013, he was appointed by the White House to serve as Associate Administrator, Chief of Investment & Innovation of the U.S. Small Business Administration (SBA), concurrently served on the Committee for Small and Emerging Companies at the U.S. Securities & Exchange Commission (SEC), and subsequently served on the Presidential Transition at the Department of Treasury and the White House’s Advisory Committee for Trade Policy and Negotiations. Prior to public service he spent over 20 years in investing, entrepreneurial, operating and advisory roles at McKinsey & Company, Booz Allen & Hamilton (NYSE: BAH), Bridgewater Associates, Abbott Laboratories (NYSE: ABT), and Air America, a company he co-founded. He holds an MBA from Harvard Business School, an MS in Operations & Technology from Illinois Institute of Technology and a BS in Industrial Management from Purdue University. Mr. Saade is well qualified to serve as a director due to his extensive operating, entrepreneurial, strategy, capital allocation, and governance experience with public and private companies.

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Sandra Stash is one of our independent directors as of the date of this prospectus. Since January 2020, Ms. Stash has served as a director of Trans Mountain Corporation, a Canadian pipeline company, since March 2020, she has served as a director and member of the audit committee of First Montana Bank, a community bank, and since April 2025, she has served as a director and on the board risk and safety committee of ACWA Power Co. (XSAU: 2082), a Saudi-listed developer, investor, co-owner and operator of a portfolio of power generation and desalinated water production plants. Ms. Stash previously served as a non-executive director of Diversified Energy Company plc (NYSE: DEC), an energy production company primarily in the natural gas industry, from October 2020 to August 2025, and her roles included serving as the senior independent director, the chair of the safety and sustainability committee, a member of the remuneration committee, and a member of the audit committee. Beginning in January 2023, Ms. Stash served as an independent non-executive director on the board of managers of Medallion Midstream LLC, an energy processing and midstream company, until Medallion was acquired by ONEOK in December 2024. In April 2021, Sandy joined the board of AIM-listed Chaarat Gold Holdings Limited and served as chair of the safety and sustainability committee and a member of the nominations, audit and technical committees until the company was taken private in August 2024. In September 2020, Ms. Stash joined the Board of Lucid Energy Group and served as chair of its HSSE and Sustainability Committee until a sale of the venture to Targa Resources in July 2022. From June 2021 through May 2022, Ms. Stash served on the board of directors of EVRAZ plc, a vertically integrated steel, mining and vanadium business. Prior to her focus on board service, she previously held executive positions with Tullow Oil, Talisman Energy and British Petroleum (BP). She holds a B.S. in Petroleum Engineering from the Colorado School of Mines. Ms. Stash is well qualified to serve as a director due to her experience in and insight into the energy industry; sustainability trends; human capital management, organization and compensation; corporate oversight and governance; and business performance.

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●	Elizabeth Williams is one of our independent directors as of the date of this prospectus. Ms. Williams currently serves as a Class III Director of Innventure, Inc (NASDAQ: INV) since October 2024. Ms. Williams was formerly the Vice President of Commercial and Industrial Customer Journey and Products at Entergy from 2021-2022, where she helped large industrial processing businesses achieve sustainability goals through emission reduction solutions. From 2017-2019, Ms. Williams was the Senior Vice President of Strategy and Corporate Development at Tenneco, where she focused on improving financial and capital markets performance by defining long-term strategy. Ms. Williams served as the Vice President and Head of Corporate Strategy from 2014-2016 at Maersk, where she simultaneously helped capitalize on end of life oil fields, and reduced portfolio risk from oil price exposures. From 2011-2014, she was the Senior Vice President and Head of Corporate Strategy at ABB, where she spearheaded the strategic planning, implementation, and execution of $20 billion in institutional investments over four years, including R&D allocation, SG&A, M&A, and capital expenditure initiatives. Prior to 2011, Ms. Williams served as the Director of Corporate Development at United Technologies. Ms. Williams has a B.A. in economics from Stanford University, and an MBA from the University of Chicago. We believe that Ms. Williams is well qualified to serve as a director due to her significant experience in corporate strategy and development.

Directors Brian Bonner, Kyle Crowley, Javier Saade, Sandra Stash and Elizabeth Williams received founders’ equity prior to the initial public offering of Hennessy VIII, in line with equity received by outside directors for similar entities. All of our directors and officers are individual investors in our sponsor.

Capital Markets Experience

The Hennessy Capital team believes it has substantial capital markets expertise which will make us an attractive business combination partner to target businesses. As examples of this, the Hennessy Capital team has executed or otherwise served as an advisor to 14 different pending or completed SPAC business combinations across six continents and with a combined total enterprise value of approximately $8.8 billion (based on estimated pro forma enterprise value at the time of the business combination announcement) and raised over $1 billion of PIPE and backstop capital in support of such SPAC business combinations. In addition, the Hennessy Capital team has successfully completed 11 SPAC IPOs generating a combined total of approximately $2.6 billion in gross proceeds.

In October 2025, Hennessy VII announced its business combination with ONE Nuclear, which is expected to close in the first half of 2026. The transaction implies a pro-forma combined enterprise value of approximately $1.1 billion and is expected to provide up to $210 million in gross proceeds to support ONE Nuclear’s growth.

In January 2026, Compass Digital announced a business combination with Key Mining Corp., which is expected to close in the first half of 2026. The transaction implies a pro-forma combined enterprise value of approximately $300 million and is expected to provide up to $20 million in gross proceeds to support Key Mining Corp.’s growth.

Target Identification

We intend to utilize what our management team believes is an accomplished and proven network of third-party advisors and relationships to assist with target company origination and evaluation, due diligence and implementation of value creation programs and activities following our initial business combination. The company has engaged Teneo, a strategic advisory firm, to advise regarding target company selection in the nuclear technology, energy infrastructure and advanced industrial sectors. With respect to target identification, the Hennessy Capital team has identified, in total, over 1,600 potential targets since 2013 for prior Hennessy SPACs. Our origination activities are a core competency that we believe allow us to select value-maximizing opportunities for our shareholders, consistent with our investment strategy. Once a letter of intent is signed with a target, our team of advisors and consultants is activated and comprehensive due diligence activities are undertaken and overseen by us, including a review of the target’s financial statements and model, IPO readiness, commercial and competitive analysis, operations and performance improvement, strategic growth opportunities as well as customary legal and accounting due diligence. This network of advisors has supported Hennessy Capital since inception in 2013 and is now highly familiar with the SPAC vehicle and our comprehensive due diligence process. We believe that our network of established third party advisors and relationships represents an attractive and differentiated value proposition for investors, sellers, target companies and their management teams. As reflected below, the Hennessy VII management team identified and evaluated over 160 potential acquisition target companies and completed meaningful reviews of over 40 potential acquisition targets in connection with selecting a business combination target for HVII.

Investment Strategy

Our investment strategy is directed at industrial innovation and energy transition targets of $500 million or greater in expected aggregate enterprise value and is informed and validated by our research and analysis and complemented by what we believe are favorable market conditions for the SPAC asset class.

The competitive landscape for the SPAC asset class has improved meaningfully in recent years given the overall decline in the number of active SPACs from over 650 in 2021 to approximately 285 in 2025, as well as the decline in new SPAC IPOs from over 600 in 2021 to less than 150 in 2025, according to Cohen & Company Capital Markets. In addition, according to Dealogic, the number of companies seeking a public listing currently stands at over 340 with many more companies that have filed an S-1 confidentially. This backlog presents a compelling universe of potential target opportunities for us. We know from experience that several acquisition targets of prior Hennessy Capital SPACs opted to pursue a business combination with a SPAC to achieve a public listing after encountering significant delays and challenges in a traditional underwritten IPO process. Bolstering this target universe is significant “pent-up” demand generated by portfolio companies of private equity and venture capital firms, as such firms have experienced record “holding period” levels in recent years and are under considerable pressure to return capital to their limited partners and investors via sales or other liquidity events (such as IPOs) of their portfolio companies. Our team has successfully partnered with private equity firms twice previously with Blue Bird (Hennessy I) and NRC Group (Hennessy III) to unlock value and accelerate liquidity for the private equity owners of these two companies.

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Source: Cohen & Company Capital Markets

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We believe there are highly favorable catalysts at work in the United States that are supportive of our industrial innovation and energy transition investment themes. First, industrial automation is critical to compete globally, driven by a widening cost advantage of robots compared to human labor and rapid advances in artificial intelligence, and corresponding vision and control technologies. Second, clean energy generation, grid modernization and infrastructure enablement are necessary to meet the significant projected digital infrastructure energy demand. Finally, a readily accessible supply of critical metals & minerals is increasingly becoming a priority and national security issue.

Sources: McKinsey, BCG, Goldman Sachs reports and estimates

Investment Theme #2: Clean Energy

Scaling clean energy and upgrading grid infrastructure are critical to support the accelerating power needs of AI datacenters

Clean Energy will Power the AI Revolution

Global Data Center Energy Demand (GW)
120
100
80
60
40
20
0
50
100
~2x growth
2024
2029

Key Growth Metrics

US net new nuclear energy capacity targets of **~200 GW** by 2050

US datacenter capacity set to **~3x** by 2030, concentrated in power-constrained markets

Utility-scale battery energy storage system ("BESS") capacity expected to grow in the US nearly **~10x** by 2030

US solar installed capacity expected to grow **~3x** by 2030

Sources: International Energy Agency, JLL Research, U.S. Department of Energy and McKinsey reports and estimates

(1)	Source: US Geological Survey – Mineral Commodity Summaries 2025
(2)	Source: Center of Strategic International Studies
(3)	Source: DataM Intelligence Report 2024

Our Acquisition Criteria

Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

●	Expected $500 Million+ Target Business Size. We will seek to acquire one or more businesses with an expected aggregate enterprise value of $500 million or greater, determined at the sole discretion of our officers and directors according to reasonably accepted valuation standards and methodologies.

●	Large Addressable Market. We will target companies that operate in large addressable markets within industrial innovation and energy transition sectors. We believe our management team and our board are skilled in analyzing and evaluating companies in these markets based on their significant past SPAC execution, investing, and operating experience.

●	Scalable and Sustainable Growth Platform. We intend to focus on segments and businesses within our target sectors that are poised for scalable, sustainable growth due to shifting customer preferences in favor of products and technologies that enable improvements in automation, efficiency, safety, and customer experience.

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●	Strong Competitive Positioning and Differentiated Technology. We plan to focus on attractive companies with distinct intellectual property and highly defensible, differentiated technology aimed at solving critical challenges in their areas of focus. Companies with unique and disruptive platforms and product offerings, including technology innovators, will be at the forefront of our evaluation process. Our management team and our board have extensive operational, commercial and transactional experience with technology-driven companies in our target sectors, and we intend to use these skills to identify market leaders and category winners.

●	Experienced Management Team. We will seek to acquire one or more businesses with a complete, experienced management team that provides a platform for us to further develop the acquired business’s management capabilities. We will seek to partner with a potential target’s management team and expect that the operating and financial abilities of our executive team and board will complement management’s capabilities.

●	Partnership Approach. We will pursue a partnership approach to working with a management team that shares our strategic vision and believes we can help them achieve the full potential of their business. Our management team and our board have a long history of founding and scaling businesses, and we will use our collective experience to help guide management teams of target businesses.

●	Benefit from Being a Public Company. We intend to acquire one or more businesses that will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. These criteria are substantially similar to the criteria set forth by Hennessy I, Hennessy II, Hennessy III, Hennessy IV, Hennessy V, Hennessy VI and Hennessy VII for their respective initial business combinations. All of the previously completed Hennessy Capital business combinations have met substantially all of the aforementioned criteria, with the exception of Hennessy I, which was targeting a smaller business combination.

Initial Business Combination

We will have up to 24 months from the closing of this offering to consummate an initial business combination. We may hold a shareholder vote at any time to amend our amended and restated memorandum and articles of association to modify the amount of time we will have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity), in which case our public shareholders will be offered an opportunity to redeem their public shares. As described herein, our sponsor, executive officers and directors have agreed that they will not propose any such amendment unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals), divided by the number of then outstanding public shares, subject to the limitations described herein.

If we do not complete our initial business combination within the completion window, while we do not currently intend to seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek. If we determine not to extend, or fail to obtain shareholder approval to extend, the time period to consummate our initial business combination, and the time to consummate our initial business combination expires, our sponsor’s investment in our founder shares and our private placement units will be worthless.

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If we do not complete our initial business combination within the completion window and do not hold a shareholder vote to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject, in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our agreement to enter into our initial business combination. If our securities are no longer listed on Nasdaq, we will not be obligated to satisfy such 80% test. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent registered public accounting firm, with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the outstanding equity interests or assets of the target business or businesses, or (ii) in such a way that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post- transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% of net assets test. If the initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

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Our amended and restated memorandum and articles of association require the affirmative vote of a majority of our board of directors, which must include a majority of our independent directors, to approve our initial business combination (or such other vote as the applicable law or stock exchange rules then in effect may require).

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. Further, as described above, due to the anti-dilution rights of our founder shares, our public shareholders may incur material dilution. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to any forward purchase agreements, backstop or similar agreements we may enter into following the consummation of this offering or otherwise. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Our Business Combination Process

In evaluating prospective business combinations, we expect to conduct a thorough due diligence review process that will encompass, among other things, a review of historical and projected financial and operating data, meetings with management and their advisors (if applicable), on-site inspection of facilities and assets, discussion with customers and suppliers, legal reviews and other reviews as we deem appropriate. We will also utilize our expertise analyzing companies in industrial innovation sectors in evaluating operating projections, financial projections and determining the appropriate return expectations given the risk profile of the target business.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

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Our officers and directors will indirectly own founder shares and/or private placement units following this offering. Because of this ownership, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination. For additional information regarding our executive officers’ and directors’ business affiliations and potential conflicts of interest, see “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.”

Each of our officers and certain of our directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities, including Hennessy VII and Compass Digital, pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she may honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described in “Proposed Business — Sourcing of Potential Business Combination Targets”). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated memorandum and articles of association provide that we renounce our interest in any corporate opportunity offered to any director or officer unless (i) such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company, (ii) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (iii) the director or officer is permitted to refer the opportunity to us without violating another legal obligation. As a result, the fiduciary, contractual or other obligations or duties of our officers or directors could materially affect our ability to complete our initial business combination.

Our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. For example, each of Mr. Daniel J. Hennessy, Mr. Thomas D. Hennessy and Mr. Geeza is currently an officer or director of each of Hennessy VII and Compass Digital and owes fiduciary duties to Hennessy VII and Compass Digital, which may compete with us for acquisition opportunities. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis. In particular, affiliates of our sponsor are currently sponsoring two other blank check companies, Hennessy VII and Compass Digital. Any such companies, including Hennessy VII and Compass Digital, may present additional conflicts of interest in pursuing an acquisition target. However, we do not believe that any potential conflicts with Hennessy VII or Compass Digital would materially affect our ability to complete our initial business combination, because our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, we are not limited by industry or geography in terms of the acquisition opportunities we can pursue, and Hennessy VII has executed a merger agreement with ONE Nuclear and Compass Digital has executed a merger agreement with Key Mining Corp., even though we expect that Hennessy VII and Compass Digital will have priority over us with respect to acquisition opportunities until it completes an initial business combination.

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Corporate Information

Our executive offices are located at 195 US Hwy 50, Suite 207, Zephyr Cove, Nevada 89448 and our telephone number is (775) 339-1671. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to invest in our securities.

We are a Cayman Islands exempted company, limited by shares. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 30 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We have filed a registration statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the aggregate worldwide market value of our Class A ordinary shares that is held by non-affiliates equals or exceeds $700.0 million as of the end of the prior June 30th; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

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Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the aggregate worldwide market value of our Class A ordinary shares held by non-affiliates equaled or exceeded $250.0 million as of the end of the prior June 30th, and (2) our annual revenues equaled or exceeded $100.0 million during such completed fiscal year or the aggregate worldwide market value of our Class A ordinary shares held by non-affiliates equaled or exceeded $700.0 million as of the prior June 30th.

In addition, after completion of this offering and prior to the consummation of a business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment or removal of directors. As a result, Nasdaq will consider us to be a “controlled company” within the meaning of Nasdaq corporate governance standards. Under Nasdaq corporate governance standards, a company of which more than 50% of the voting power for the appointment of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. We currently do not intend to rely on the “controlled company” exemption, but may do so in the future. Accordingly, if we choose to do so, you will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer target businesses an alternative to the traditional initial public offering through a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. In this situation, the owners of the target business would exchange their equity interests or shares of stock in the target business for our ordinary shares or for a combination of ordinary shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost-effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial Position

With funds available for a business combination initially in the amount of $205,800,000 assuming no redemptions and after payment of $4,200,000 of deferred underwriting commissions (or $236,670,000 assuming no redemptions and after payment of $4,830,000 of deferred underwriting commissions if the underwriters’ option to purchase additional units is exercised in full), we believe we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

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Effecting our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations following this offering until we consummate an initial business combination. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement units, the proceeds of the sale of our securities in connection with our initial business combination (pursuant to any forward purchase, backstop or similar agreements we may enter into following the consummation of this offering or otherwise), if any, our equity, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We may seek to raise additional funds in connection with the completion of our initial business combination through a private offering of equity securities or debt securities or loans, and we may effectuate our initial business combination using the proceeds of such offerings or loans rather than using the amounts held in the trust account. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by applicable law, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

We have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. From the period commencing with our formation through the date of this prospectus, there have been no substantive communications or discussions between any of our officers, directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. However, our management team engaged in discussions with potential business combination partners in their capacity as officers of Hennessy VII or Compass Digital, as applicable, and we may pursue potential business combination partners that had previously been in discussions with Hennessy VII or Compass Digital’s management team. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

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The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Other Sources of Target Businesses

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee, advisory fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which our sponsor or officers are affiliated, be paid any finder’s fee, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation by the company prior to, or in connection with any services rendered for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). None of our sponsor, executive officers or directors, or any of their respective affiliates, will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective business combination target in connection with a contemplated initial business combination. We have agreed to pay an affiliate of our sponsor a total of $15,000 per month for office space, utilities and secretarial and administrative support and to reimburse our sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. Some of our officers and directors may enter into employment or consulting agreements with the post-transaction company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an initial business combination candidate. We will pay Nicholas Geeza, our Chief Financial Officer, $10,000 and Thomas D. Hennessy, our President, $15,000 per month, respectively, per month for his services until the earlier of the consummation of our initial business combination or our liquidation. We also may pay certain non-officer individual service providers an aggregate of $27,500 per month, with discretionary annual bonuses of up to an aggregate of $295,000, for services provided in connection with our initial business combination until the earlier of the consummation of our initial business combination or our liquidation; however, we do not intend to compensate our non-officer individual service providers while they are receiving compensation from Hennessy Capital Investment Corp. VII. Some or all of these amounts may be paid through Hennessy Capital Group LLC at an at-cost arrangement for individual service providers who are employees of Hennessy Capital Group LLC.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, executive officers or directors, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, executive officers or directors. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment bank which is a member of FINRA or a qualified independent accounting firm that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

As more fully discussed in “Management — Conflicts of Interest,” if any of our executive officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our executive officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us, subject to his or her fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

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We anticipate that target business candidates will also be brought to our attention from various unaffiliated sources, including investment bankers, private investment funds and other intermediaries. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our officers and directors.

Selection of a Target Business and Structuring of our Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our agreement to enter into our initial business combination. If our securities are no longer listed on Nasdaq, we will not be obligated to satisfy such 80% test. The fair market value of our initial business combination will determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation, a valuation based on trading multiples of comparable public businesses or a valuation based on the financial metrics of M&A transactions of comparable businesses. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent public accounting firm, with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be taken into account for purposes of Nasdaq’s 80% of net assets test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

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Lack of Business Diversification

After the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business.

Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

●	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

●	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is highly unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC. However, we will seek shareholder approval if it is required by applicable law or stock exchange rule, or we may decide to seek shareholder approval for business or other reasons.

So long as we obtain and maintain a listing for our securities on Nasdaq, shareholder approval would be required for our initial business combination if, for example:

●	we issue Class A ordinary shares that will be equal to or in excess of 20% of the number of our Class A ordinary shares then issued and outstanding (other than in a public offering);

●	any of our directors, officers or substantial shareholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in issued and outstanding ordinary shares or voting power of 5% or more; or

●	the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

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The Companies Act and Cayman Islands law do not currently require, and we are not aware of any other applicable law that will require, shareholder approval of our initial business combination.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to:

●	the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

●	the expected cost of holding a shareholder vote;

●	the risk that the shareholders would fail to approve the proposed business combination;

●	other time and budget constraints of the company; and

●	additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Permitted Purchases of Our Securities

In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors, or any of their respective affiliates may purchase units, public shares or Share Rights or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of securities our directors, officers, advisors, or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. If our sponsor or its affiliates engage in such transactions prior to the completion of our initial business combination, the purchase will be at a price no higher than the price offered through the redemption process. Any such securities purchased by our sponsor or its affiliates, or any other third party that would vote at the direction of our sponsor or its affiliates, will not be voted in favor of approving our initial business combination. However, they have no current commitments, plans, or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase units, public shares or Share Rights in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. We have an insider trading policy which requires insiders to (1) refrain from purchasing securities when they are in possession of any material non-public information and (2) to clear all trades with our compliance personnel or legal counsel prior to execution. We cannot currently determine whether its insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our sponsor and our directors, officers, advisors, or any of their respective affiliates purchase public shares or Share Rights in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling public shareholders would be required to revoke their prior elections to redeem their shares. Our sponsor and its affiliates have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their shares of founder shares and public shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases would be to ensure that such public shares would not be redeemed in connection with an initial business combination. This may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

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In addition, if such purchases are made, the public “float” of public shares or Share Rights may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor and our officers, directors, advisors, and/or any of their respective affiliates anticipate that they may identify public shareholders with whom our sponsor or our officers, directors, advisors, or any of their respective affiliates may pursue privately negotiated purchases by either public shareholders contacting us directly or by the receipt of redemption requests submitted by public shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor or our officers, directors, advisors, or any of their respective affiliates enter into a private purchase, they would identify and contact only potential selling public shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, but only if such shares of our shares have not already been voted at the special meeting. Such persons would select the public shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than, but not higher than, the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor or our officers, directors, advisors, or any of their respective affiliates will purchase shares only if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

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Additionally, in the event our sponsor or our officers, directors, advisors and/or any of their respective affiliates were to purchase our securities from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following (i) our registration statement/proxy statement filed for our initial business combination transaction would disclose the possibility that our sponsor or our officers, directors, advisors and/or any of their respective affiliates may purchase shares or rights from public shareholders outside the redemption process, along with the purpose of such purchases; (ii) if our sponsor or our officers, directors, advisors and/or any of their respective affiliates were to purchase shares or rights from public shareholders, they would do so at a price no higher than the price offered through our redemption process; (iii) our registration statement/proxy statement filed for our initial business combination would include a representation that any of our securities purchased by our sponsor or our officers, directors, advisors and/or any of their respective affiliates would not be voted in favor of approving the initial business combination; and (iv) our sponsor or our officers, directors, advisors and/or any of their respective affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights. To the extent that our sponsor or our officers, directors, advisors and/or any of their respective affiliates enter into any such private purchase prior to a special meeting of shareholders, we will file a current report on Form 8-K to disclose (i) the amount of securities purchased in any such purchases, along with the purchase price; (ii) the purpose of any such purchases; (iii) the impact, if any, of any such purchases on the likelihood that our initial business combination will be approved; (iv) the identities or the nature of the security holders (e.g., 5% security holders) who sold their securities in any such purchases; and (v) the number of securities for which we have received redemption requests pursuant to its shareholders’ redemption rights in connection with our initial business combination.

Any purchases by our sponsor or our officers, directors, advisors and/or any of their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor or our officers, directors and/or any of their respective affiliates will be restricted from making purchases of our shares if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Please see “Risk Factors — If we seek shareholder approval of our initial business combination, our management team, sponsor or any of their respective affiliates may elect to purchase public shares or Share Rights from public shareholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our Class A ordinary shares or Share Rights.”

Redemption Rights for Public Shareholders Upon Completion of our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of permitted withdrawals), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission we will pay to the Deferred Underwriter. The redemption right will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against, or vote at all in connection with, the proposed transaction. There will be no redemption rights upon the completion of our initial business combination with respect to our Share Rights. Our initial shareholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, private placement shares and any public shares held by them in connection with the completion of our initial business combination.

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Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either: (1) in connection with a general meeting called to approve the business combination; or (2) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. If we structure a business combination transaction with a target company in a manner that requires shareholder approval, we will not have discretion as to whether to seek a shareholder vote to approve the proposed business combination. We currently intend to conduct redemptions pursuant to a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

●	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

●	file proxy materials with the SEC.

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We expect that a final proxy statement would be mailed to public shareholders at least 20 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, unless otherwise required by applicable law, regulation or stock exchange rules, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under our amended and restated memorandum and articles of association and under Cayman Islands law, which requires the affirmative vote of a simple majority of the shareholders who attend and vote at a general meeting of the company, voting together as a single class, and includes a unanimous written resolution. In such case, our sponsor and each member of our management team have agreed to vote their founder shares and public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). For purposes of seeking approval of an ordinary resolution, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our initial shareholders’ founder shares and private placement shares held by our sponsor, we would need 5,521,209, or 26.3%, of the 21,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved, assuming all outstanding shares are voted, the over-allotment option is not exercised and the parties to the letter agreement do not acquire any Class A ordinary shares. Assuming that only the holders of one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association vote their shares at a general meeting of the company, we will not need any public shares in addition to our founder shares to be voted in favor of an initial business combination in order to approve an initial business combination. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, voting together as a single class. In addition, prior to the closing of our initial business combination, only holders of our Class B ordinary shares (i) will have the right to vote to appoint and remove directors prior to or in connection with the completion of our initial business combination and (ii) will be entitled to vote on continuing our company in a jurisdiction outside the Cayman Islands (including any special resolution required to adopt new constitutional documents as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). These quorum and voting thresholds and the agreement of our initial shareholders may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction.

Our proposed initial business combination may impose a minimum cash requirement for: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

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Limitation on Redemption Upon Completion of our Initial Business Combination if we Seek Shareholder Approval

Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent, which we refer to as the “Excess Shares.” We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our affiliates to purchase their shares at a significant premium to then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our affiliates at a premium to then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 20 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

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There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s ordinary shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the general meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until the end of the completion window.

Redemption of Public Shares and Liquidation if no Initial Business Combination

Our amended and restated memorandum and articles of association provide that we will have only the time of the completion window to complete our initial business combination. If we are unable to complete our initial business combination within such period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our Share Rights, which will expire worthless if we fail to complete our initial business combination within the completion window.

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Our initial shareholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive rights to liquidating distributions from the trust account with respect to any founder shares and private placement shares held by them if we fail to complete our initial business combination within the completion window. However, if our sponsor or any of our officers, directors or any of their respective affiliates acquires public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

Our initial shareholders, officers and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay income taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account and any tax payments or expenses for the dissolution of the trust, the per share redemption amount received by shareholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per share redemption amount received by shareholders will not be substantially less than $10.00. Please see “Risk Factors — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors described above.

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Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor will agree that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of permitted withdrawals, except as to any claims by a third party that executed a waiver of any and all rights to the monies held in the trust account (whether any such waiver is enforceable) and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for redemptions could be reduced to less than $10.00 per public share and the funds available for our initial business combination could be reduced as well. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below: (1) $10.00 per public share; or (1) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of permitted withdrawals, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in certain instances. For example, the cost of such legal action may be deemed by the independent directors to be too high relative to the amount recoverable or the independent directors may determine that a favorable outcome is not likely. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per share redemption price will not be substantially less than $10.00 per share. Please see “Risk Factors — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors described above.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors.

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If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy and/or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. Please see “Risk Factors — If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.”

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (C) the redemption of our public shares if we are unable to complete an initial business combination within the completion window, subject to applicable law and as further described herein. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with our initial business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.

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Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we seek to amend any provisions of our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, we will provide public shareholders with the opportunity to redeem their public shares in connection with any such vote. Our initial shareholders, officers and directors have agreed to waive any redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:

●	prior to the consummation of our initial business combination, we shall either: (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, into their pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (net of permitted withdrawals); or (2) provide our public shareholders with the opportunity to tender their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (net of permitted withdrawals), in each case subject to the limitations described herein;

●	we will consummate our initial business combination only if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business combination at a duly held shareholders meeting;

●	if our initial business combination is not consummated within the completion window, then our existence will terminate and we will distribute all amounts in the trust account; and

●	prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote on any initial business combination.

These provisions cannot be amended without the approval of a special resolution, meaning the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company. In the event we seek shareholder approval in connection with our initial business combination, our amended and restated memorandum and articles of association provide that, unless otherwise required by applicable law or stock exchange rules, we may consummate our initial business combination only if approved by a majority of the ordinary shares voted by our shareholders at a duly held shareholders meeting.

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Comparison of Redemption or Purchase Prices in Connection with our Initial Business Combination and if we Fail to Complete our Initial Business Combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within the completion window.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest (net of permitted withdrawals), divided by the number of then outstanding public shares, subject to the limitation that if all of the redemptions would cause us to be unable to satisfy any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors, or any of their respective affiliates may purchase units, public shares or Share Rights or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of securities our directors, officers, advisors, or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. If our sponsor or its affiliates engage in such transactions prior to the completion of our initial business combination, the purchase will be at a price no higher than the price offered through the redemption process.	If we are unable to complete our initial business combination within the completion window, we will redeem all public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.

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	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and the permitted withdrawals (to the extent not paid from amounts accrued as interest on the funds held in the trust account).

If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.

Additionally, in the event our sponsor or our officers, directors, advisors and/or any of their respective affiliates were to purchase our securities from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following (i) our registration statement/proxy statement filed for our initial business combination transaction would disclose the possibility that our sponsor or our officers, directors, advisors and/or any of their respective affiliates may purchase shares or rights from public shareholders outside the redemption process, along with the purpose of such purchases; (ii) if our sponsor or our officers, directors, advisors and/or any of their respective affiliates were to purchase shares or rights from public shareholders, they would do so at a price no higher than the price offered through our redemption process; (iii) our registration statement/proxy statement filed for our initial business combination would include a representation that any of our securities purchased by our sponsor or our officers, directors, advisors and/or any of their respective affiliates would not be voted in favor of approving the initial business combination; and (iv) our sponsor or our officers, directors, advisors and/or any of their respective affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights.

To the extent that our sponsor or our officers, directors, advisors and/or any of their respective affiliates enter into any such private purchase prior to a special meeting of shareholders, we will file a current report on Form 8-K to disclose (i) the amount of securities purchased in any such purchases, along with the purchase price; (ii) the purpose of any such purchases; (iii) the impact, if any, of any such purchases on the likelihood that our initial business combination will be approved; (iv) the identities or the nature of the security holders (e.g., 5% security holders) who sold their securities in any such purchases; and (v) the number of securities for which we have received redemption requests pursuant to its shareholders’ redemption rights in connection with our initial business combination.

The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

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Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their option to purchase additional units. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$210,000,000 of the net proceeds of this offering and the sale of the private placement units will be deposited into a trust account located in the United States with Odyssey Transfer and Trust Company acting as trustee.	At least $181,440,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Trading of securities issued	The units will begin trading promptly after the date of this prospectus. The Class A ordinary shares and Share Rights constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Barclays and Cohen & Company informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ option to purchase additional units is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ option to purchase additional units.	No trading of the units or the underlying ordinary shares and Share Rights would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Investment of net proceeds	$210,000,000 of the net offering proceeds and the sale of the private placement units held in trust will be (i) invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government obligations and/or (ii) deposited in an interest bearing demand deposit account at a U.S.-chartered commercial bank with consolidated assets of $50 billion or more.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by: (1) permitted withdrawals; and (2) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

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	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business	Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our agreement to enter into our initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading promptly after the date of this prospectus. The Class A ordinary shares and Share Rights constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Barclays and Cohen & Company informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ option to purchase additional units is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ option to purchase additional units.	No trading of the units or the underlying ordinary shares and Share Rights would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Election to remain an investor

We will provide our public association, shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest, net of permitted withdrawals, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law or stock exchange rules to hold a shareholder vote. If we are not required by applicable law or stock exchange rules and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 20 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under our amended and restated memorandum and articles of association and under Cayman Islands law, which requires the affirmative vote of a simple majority of the shareholders who attend and vote at a general meeting of the company, voting together as a single class, and includes a unanimous written resolution.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

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	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	If we are unable to complete an initial business combination within the completion window, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds	Except with respect to permitted withdrawals, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (2) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination and the failure to effect a business combination within the allotted time.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from seeking redemption rights with respect Excess Shares (more than an aggregate of 15% of the shares sold in this offering). Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.	Some blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Tendering share certificates in connection with a tender offer or redemption rights	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such shareholders to arrange for them to deliver their certificate to verify ownership.

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Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding Share Rights, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Sponsor Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below: (1) $10.00 per public share; or (2) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case, net of permitted withdrawals, except as to any claims by a third party that executed a waiver of any and all rights to the monies held in the trust account (whether any such waiver is enforceable) and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Facilities

We currently maintain our executive offices at 195 US Hwy 50, Suite 207, Zephyr Cove, Nevada 89448 and our telephone number is (775) 339-1671. The cost for this space is included in the $15,000 per month fee that we pay an affiliate of our sponsor for office space, utilities and secretarial and administrative support. We consider our current office space adequate for our current operations.

Employees

We currently have three individual independent contractor service providers for our various officer positions and do not intend to have any employees prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period to our company will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, GAAP or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the completion window. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

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We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2026 required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We have filed a registration statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 30 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the aggregate worldwide market value of our Class A ordinary shares that is held by non-affiliates equals or exceeds $700.0 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the aggregate worldwide market value of our Class A ordinary shares held by non-affiliates equaled or exceeded $250.0 million as of the end of the prior June 30th, and (2) our annual revenues equaled or exceeded $100.0 million during such completed fiscal year or the aggregate worldwide market value of our Class A ordinary shares held by non-affiliates equaled or exceeded $700.0 million as of the prior June 30th.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such. See “Risk Factors — Members of our management team and board of directors have significant experience as founders, board members, officers, executives, employees or service providers of other companies. Certain of those persons have been, are currently, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. This may have an adverse effect on us, which may impede our ability to consummate an initial business combination.”

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MANAGEMENT

Directors and Executive Officers

Our directors and officers are as follows:

Name	Age	Title
Daniel J. Hennessy	68	Chairman of the Board of Directors and Chief Executive Officer
Thomas D. Hennessy	41	President and Director
Nicholas Geeza	40	Executive Vice President, Chief Financial Officer and Secretary
Brian Bonner	69	Independent Director
Kyle Crowley	54	Independent Director
Javier Saade	54	Independent Director
Sandra Stash	66	Independent Director
Elizabeth Williams	56	Independent Director

Daniel J. Hennessy, our Chairman and Chief Executive Officer since our formation, is also a Managing Member of Hennessy Capital Group LLC, an alternative investment firm he established in 2013 that focuses on sustainable industrial technology and infrastructure sectors. Mr. Hennessy currently serves as Chairman of the Board and Chief Executive Officer of Hennessy Capital Investment Corp. VII (NASDAQ: HVII). On October 22, 2025, Hennessy VII announced the execution of a business combination agreement with ONE Nuclear, an independent developer of large-scale energy solutions powered by natural gas and advanced nuclear small modular reactor (SMR) technologies. Mr. Hennessy has also served as a director of Innventure, Inc. (NASDAQ: INV) since October 2024. Since September 2023, Mr. Hennessy has served as the Chairman of the Board of Directors of Compass Digital Acquisition Corp. (NASDAQ: CDAQ). On January 6, 2026, Compass Digital announced the execution of a business combination agreement with Key Mining Corp., an exploration stage global critical minerals and infrastructure company deploying a multi-jurisdiction strategy with assets initially located in Chile and the United States. He also has served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Investment Corp. VI, or Hennessy VI, from January 2021 until its business combination with Namib Minerals (NASDAQ: NAMM), which closed on June 5, 2025. He also served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Investment Corp. V, or Hennessy V, from October 2020 until its liquidation in December 2022. Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp. IV, or Hennessy IV from March 2019 until its business combination with Canoo Holdings Ltd, which closed on December 21, 2020 and changed its name to Canoo Inc. Canoo Inc. filed for bankruptcy and ceased all operations on January 17, 2025. He also served as a senior advisor to PropTech Investment Corporation II, a special purpose acquisition company targeting businesses in the real estate technology industry, and 7GC & Co. Holdings Inc., a special purpose acquisition company targeting businesses in the technology industry. Mr. Hennessy previously served as senior advisor to PropTech Acquisition Corporation, a special purpose acquisition company targeting businesses in the real estate technology industry, which closed its initial business combination with Porch Group Inc. (Nasdaq: PRCH) in December 2020. From January 2017 to October 2018, Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp. III, or Hennessy III, which merged with NRC Group Holdings, LLC, a global provider of comprehensive environmental, compliance and waste management services, in October 2018, and in November 2019, NRC Group Holdings Corp. merged with U.S. Ecology, Inc., and Mr. Hennessy served as a director of NRC Group Holdings Corp. from October 2018 to October 2019. From April 2015 to February 2017, Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp. II, or Hennessy II, which merged in February 2017 with Daseke, which was subsequently acquired in April 2024 by TFI International (NYSE and TSX: TFII). Mr Hennessy served as Vice Chairman of the Board of Daseke from February 2017 to June 2021. From September 2013 to February 2015, Mr. Hennessy served as Chairman of the Board and Chief Executive Officer of Hennessy Capital Acquisition Corp., or Hennessy I, which merged with School Bus Holdings Inc. in February 2015 and is now known as Blue Bird Corporation (NASDAQ: BLBD), and Mr. Hennessy served as Vice Chairman of the Board of Blue Bird Corporation from February 2015 to April 2019. Mr. Hennessy holds a B.A. degree, magna cum laude, from Boston College and an M.B.A. from the University of Michigan Ross School of Business. Mr. Hennessy is well qualified to serve as director due to his experience in private equity and public and private company board governance, as well as his background in finance and his experience with Hennessy I, Hennessy II, Hennessy III, Hennessy IV, Hennessy V, Hennessy VI and Hennessy VII.

Thomas D. Hennessy, the son of Mr. Daniel J. Hennessy and our President since our formation, and a director since November 2024, is also a Managing Member of Hennessy Capital Group LLC, an alternative investment firm founded in 2013 that focuses on investing in industrial, infrastructure, real estate and sustainable technologies. Mr. Hennessy currently serves as President and a director of Hennessy VII. Since August 2023, Mr. Hennessy has served as Chief Executive Officer and as a director of Compass Digital Acquisition Corp. (Nasdaq: CDAQ), a special purpose acquisition company. Previously, amongst other roles, Mr. Hennessy served as: (i) Chairman of the Board and Chief Executive Officer of Global Technology Acquisition Corp. I (a special purpose acquisition company that liquidated its trust account and delisted its securities from Nasdaq in October 2024) since April 2024; (ii) Director of TortoiseEcofin Acquisition Corp. III from August 2023 until its liquidation in September 2024; (iii) Chairman of the Board and Chief Executive Officer of two, a special purpose acquisition company, which in March 2024 closed a business combination agreement with LatAm Logistic Properties S.A. (NYSE: LPA), a leading developer, owner, and manager of institutional quality, class A industrial and logistics real estate in Central and South America; (iv) Director of Jaguar Global Growth Corporation I, a special purpose acquisition company, which in October 2023 closed a business combination with Captivision Inc. (Nasdaq: CAPT), a leading designer and manufacturer of architectural media display glass; (v) Director of 7GC & Co. Holdings Inc. (“7GC”), a special purpose acquisition company, which in December 2023 closed a business combination with Banzai International, Inc. (Nasdaq: BNZI), a leading marketing technology company that provides data-driven marketing and sales solutions; (vi) Chairman of the Board and Co-Chief Executive Officer of PropTech Investment Corporation II (“PTIC”), a special purpose acquisition company, which in November 2022 closed a business combination with Appreciate Holdings, Inc.; and (vii) Chairman of the Board and Co-Chief Executive Officer of PropTech Acquisition Corporation (“PTAC”), a special purpose acquisition company, which in December 2020, closed a business combination with Porch Group Inc. (Nasdaq: PRCH) and subsequently served as an independent director of Porch Group Inc. Mr. Hennessy previously served as a Portfolio Manager of Abu Dhabi Investment Authority (ADIA). Mr. Hennessy holds a B.A. degree from Georgetown University and an MBA from the University of Chicago Booth School of Business. Mr. Hennessy is well qualified to serve as director due to his experience in private equity and public and private company board governance, as well as his background in finance and his experience with Hennessy VII, Compass Digital Acquisition Corp., Global Technology Acquisition Corp. I, TortoiseEcofin Acquisition Corp. III, two, Jaguar Global Growth Corporation I, 7GC & Co. Holdings Inc., PropTech Investment Corporation II, and PropTech Acquisition Corporation.

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Nicholas Geeza, our Executive Vice President, Chief Financial Officer and Secretary since our formation, has served since January 2025 as Executive Vice President, Chief Financial Officer and Secretary, and the principal financial and accounting officer of Hennessy VII, a special purpose acquisition company(on October 22, 2025, Hennessy VII announced the execution of a business combination agreement with ONE Nuclear, an independent developer of large-scale energy solutions powered by natural gas and advanced nuclear small modular reactor (SMR) technologies), since April 2023, as Head of Business Development of Hennessy Capital Growth Strategies, an alternative investment company, since April 2023, and as Chief Financial Officer of Compass Digital Acquisition Corp (NASDAQ: CDAQ), a special purpose acquisition company, since August 2023, and since April 2024, as Chief Financial Officer of Global Technology Acquisition Corp. I, a special purpose acquisition company that liquidated its trust account and delisted its securities from Nasdaq in October 2024.

Mr. Geeza previously served as Executive Vice President, Chief Financial Officer and Secretary, and the principal financial and accounting officer of Hennessy Capital Investment Corp. VI, a special purpose acquisition company until its business combination with Namib Minerals (NASDAQ: NAMM), which closed on June 5, 2025, from August 2024 to June 2025, Chief Financial Officer of two (NYSE: TWOA), a special purpose acquisition company, from May 2023 to March 2024, and as Enterprise Sales Director for Capital Preferences, Ltd., a wealth technology platform focused on using behavioral economics to reveal client preferences and drive increased assets under management for global enterprise financial institutions, from March 2022 to April 2023. From November 2007 to March 2022, Mr. Geeza served as Senior Vice President in the Derivative Products Group at U.S. Bank National Association, where he was responsible for developing and servicing client relationships in the National Corporate Banking Technology, Automotive and Insurance divisions. During his tenure, Mr. Geeza assisted in the development and successful implementation of a dynamic hedging platform, advised on compliance with U.S. GAAP accounting requirements, and negotiated International Swaps and Derivatives Association, Dodd-Frank, and collateral management documentation. Prior to U.S. Bank, Mr. Geeza worked at JP Morgan Chase & Co. in New York. Mr. Geeza graduated cum laude with a B.S. from Georgetown University and earned an MBA from the University of Chicago Booth School of Business.

Brian Bonner is one of our independent directors as of the date of this prospectus. Mr. Bonner currently serves as a director of Hennessy VII (since January 2025). Mr. Bonner served on Board of Directors of Daseke from February 2015 to April 2024, including roles as Executive Chairman (August 2019 until August 2020), Independent Chairman of the Board of Directors of Daseke (August 2020 until June 2022) and Chair of the Compensation Committee of the Board of Directors of Daseke (January 2020 until July 2022), and the Audit and Compensation Committees of the Board of Directors of Daseke. Mr. Bonner’s 33-year career with Texas Instruments, Inc. (NASDAQ: TXN), a Fortune 500 publicly traded technology company that designs and manufactures semiconductors and various integrated circuits, spanned several executive leadership positions, including Vice President and Chief Information Officer from 2000 to 2014 and other leadership positions in product profit and loss management, worldwide marketing, and post-acquisition integration. Mr. Bonner served as a member on the Board of Directors of Copper Mobile from 2012 to 2015 and as an advisory board member for Gemini Israel Funds from June 2004 to May 2015. He holds an MBA in Marketing and Finance from the Fuqua School of Business at Duke University, an MSEE and BSEE from the University of Michigan, and a BA in Physics from Kalamazoo College. Mr. Bonner is well qualified to serve as director due to his experience and insight in sales management; human capital management, organization, and compensation; corporate oversight and governance; business performance; business scaling post-acquisition implementation/integration; and information technology management and development; and cybersecurity and information technology systems.

Kyle Crowley is one of our independent directors as of the date of this prospectus. Since June 2024, Mr. Crowley has provided strategic advisory and consulting services to businesses in the energy industry as an independent advisor. Since July 2025, Mr. Crowley has served as a member of the Board of Directors and advisor of Cogentrix Energy, an independent power producer that develops, owns, and operates natural gas generation facilities with 5.5 gigawatts of capacity. Since July 2025, Mr. Crowley has also served as a member of the Board of Managers of Fullmark Energy, a battery energy storage system developer. Mr. Crowley’s 21-year career with Exelon Corporation (NASDAQ: EXC), one of the largest fully regulated utility companies in the United States, spanned several executive leadership positions, including Senior Vice President, Corporate Finance and Development from October 2022 to June 2024, where he provided executive oversight of corporate development, corporate financial planning and analysis, treasury, and insurance functions; Senior Vice President, Chief Development Officer from December 2010 to October 2022, where he managed all mergers, acquisitions, divestitures, joint ventures, and strategic transactions for the company; Vice President, Chief Development Officer from November 2009 to December 2010; and Vice President, Corporate Development from May 2008 to November 2009. During his tenure at Exelon, Mr. Crowley led over $38 billion in closed transactions, including the acquisition of Pepco Holdings for $6.9 billion, the acquisition of Constellation Energy for $7.9 billion and the successful spin-off of Constellation Energy (NASDAQ: CEG). He holds an MBA in Finance and Accounting from the University of Chicago Booth School of Business and a B.S. in Finance from the Indiana University Kelley School of Business. Mr. Crowley is well qualified to serve as director due to his extensive experience in and deep insight of the energy industry; board governance and corporate oversight; mergers, acquisitions, divestitures, joint ventures, and strategic transactions; corporate financial planning and analysis and business performance; strategic planning; and risk mitigation and oversight.

Javier Saade is one of our independent directors as of the date of this prospectus. Mr. Saade currently serves as a director of Hennessy VII (since January 2025). Mr. Saade is Founder & Managing Partner of Impact Master Holdings since 2019, Venture Partner at Fenway Summer since 2016, and Operating Partner at Presidio Investors since 2023. He also serves as Chairman of the Board of Directors of GP Funding, Inc. (private-equity-owned financial services company) since 2019, Chairman of the Board of Directors of The Only Agency (private equity-owned media & entertainment company) since 2024, Member of the Board of Directors of VCheck Global Holdings (private-equity-owned tech services company) since 2024, Member of the Board of Trustees of Swedish Providence (a large health services enterprise), Member of the Board of Advisors of Harvard University’s Arthur Rock Center for Entrepreneurship, Executive Fellow at Harvard Business School, Lecturer at University of Washington’s Foster School of Business, CNBC Contributor and host of “Top Of The Game”. Mr. Saade Javier served as Audit Committee Chair of the Board of Directors of SoftBank Vision Fund Investment Corp. (NASDAQ: SVFA) from January 2021 to March 2023, Lead Independent Director and Nominations & Governance Committee Chair of the Board of Directors of Porch Group, Inc. (NASDAQ: PRCH) December 2020 to March 2022, Board Member of Global Technology Acquisition Corp. (NASDAQ: GTAC) from 2023 to 2024, Board Member of two inc. from 2023 to 2024, now Logistics Properties of the Americas (NYSE: LPA), Member of the Boards of Trustees of The Nature Conservancy and Pan American Development Foundation, and Member of the Board of Advisors of DocuSign, Inc. (NASDAQ: DOCU). In 2013, he was appointed by the White House to serve as Associate Administrator, Chief of Investment & Innovation of the U.S. Small Business Administration (SBA), concurrently served on the Committee for Small and Emerging Companies at the U.S. Securities & Exchange Commission (SEC), and subsequently served on the Presidential Transition at the Department of Treasury and the White House’s Advisory Committee for Trade Policy and Negotiations. Prior to public service he spent over 20 years in investing, entrepreneurial, operating and advisory roles at McKinsey & Company, Booz Allen & Hamilton (NYSE: BAH), Bridgewater Associates, Abbott Laboratories (NYSE: ABT), and Air America, a company he co-founded. He holds an MBA from Harvard Business School, an MS in Operations & Technology from Illinois Institute of Technology and a BS in Industrial Management from Purdue University. Mr. Saade is well qualified to serve as a director due to his extensive operating, entrepreneurial, strategy, capital allocation, and governance experience with public and private companies.

Sandra Stash is one of our independent directors as of the date of this prospectus. Since January 2020, Ms. Stash has served as a director of Trans Mountain Corporation, a Canadian pipeline company, since March 2020, she has served as a director and member of the audit committee of First Montana Bank, a community bank, and since April 2025, she has served as a director and on the board risk and safety committee of ACWA Power Co. (XSAU: 2082), a Saudi-listed developer, investor, co-owner and operator of a portfolio of power generation and desalinated water production plants. Ms. Stash previously served as a non-executive director of Diversified Energy Company plc (NYSE: DEC), an energy production company primarily in the natural gas industry, from October 2020 to August 2025, and her roles included serving as the senior independent director, the chair of the safety and sustainability committee, a member of the remuneration committee, and a member of the audit committee. Beginning in January 2023, Ms. Stash served as an independent non-executive director on the board of managers of Medallion Midstream LLC, an energy processing and midstream company, until Medallion was acquired by ONEOK in December 2024. In April 2021, Sandy joined the board of AIM-listed Chaarat Gold Holdings Limited and served as chair of the safety and sustainability committee and a member of the nominations, audit and technical committees until the company was taken private in August 2024. In September 2020, Ms. Stash joined the Board of Lucid Energy Group and served as chair of its HSSE and Sustainability Committee until a sale of the venture to Targa Resources in July 2022. From June 2021 through May 2022, Ms. Stash served on the board of directors of EVRAZ plc, a vertically integrated steel, mining and vanadium business. Prior to her focus on board service, she previously held executive positions with Tullow Oil, Talisman Energy and British Petroleum (BP). She holds a B.S. in Petroleum Engineering from the Colorado School of Mines. Ms. Stash is well qualified to serve as a director due to her experience in and insight into the energy industry; sustainability trends; human capital management, organization and compensation; corporate oversight and governance; and business performance.

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Elizabeth Williams is one of our independent directors as of the date of this prospectus. Ms. Williams currently serves as a Class III Director of Innventure, Inc (NASDAQ: INV) since October 2024. Ms. Williams was formerly the Vice President of Commercial and Industrial Customer Journey and Products at Entergy from 2021-2022, where she helped large industrial processing businesses achieve sustainability goals through emission reduction solutions. From 2017-2019, Ms. Williams was the Senior Vice President of Strategy and Corporate Development at Tenneco, where she focused on improving financial and capital markets performance by defining long-term strategy. Ms. Williams served as the Vice President and Head of Corporate Strategy from 2014-2016 at Maersk, where she simultaneously helped capitalize on end of life oil fields, and reduced portfolio risk from oil price exposures. From 2011-2014, she was the Senior Vice President and Head of Corporate Strategy at ABB, where she spearheaded the strategic planning, implementation, and execution of $20 billion in institutional investments over four years, including R&D allocation, SG&A, M&A, and capital expenditure initiatives. Prior to 2011, Ms. Williams served as the Director of Corporate Development at United Technologies. Ms. Williams has a B.A. in economics from Stanford University, and an MBA from the University of Chicago. We believe that Ms. Williams is well qualified to serve as a director due to her significant experience in corporate strategy and development.

Prior Blank Check Experience

All of the members of our management team have had prior experience with SPACs, as more fully discussed above.

The past performance of our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical record of our management’s performance as indicative of our future performance.

Number and Terms of Office of Officers and Directors

Our board of directors consists of seven members. Holders of our founder shares have the right to elect all of our directors or remove any one of them for any reason prior to consummation of our initial business combination and holders of our public shares will not have the right to vote on the appointment or removal of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended if approved by a majority of at least 90% of our ordinary shares voting at a general meeting.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provide that our officers may consist of a Chief Executive Officer, a President, a Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer, Assistant Treasurers and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. As of the date of this prospectus, we have five “independent directors” as defined in Nasdaq listing standards and applicable SEC rules. Our audit committee is entirely composed of independent directors meeting Nasdaq’s additional requirements applicable to members of the audit committee. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our officers or directors have received to date any compensation for services rendered to us. Our sponsor, officers, directors and their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In addition, commencing on the date on which our securities are first listed on Nasdaq, we will pay an amount equal to $15,000 per month to an affiliate of our sponsor for office space, utilities and secretarial and administrative support, and we will pay Nicholas Geeza, our Chief Financial Officer, $10,000 per month and Thomas D. Hennessy, our President, $15,000 per month, respectively, for their services until the earlier of the consummation of our initial business combination or our liquidation. We also may pay certain non-officer individual service providers an aggregate of $27,500 per month, with discretionary annual bonuses of up to an aggregate of $295,000, for services provided in connection with our initial business combination until the earlier of the consummation of our initial business combination or our liquidation; however, we do not intend to compensate our non-officer individual service providers while they are receiving compensation from Hennessy Capital Investment Corp. VII. Some or all of these amounts may be paid through Hennessy Capital Group LLC at an at-cost arrangement for individual service providers who are employees of Hennessy Capital Group LLC. Each of Brian Bonner, Kyle Crowley, Javier Saade and Sandra Stash received 25,000 founder shares for his or her service as a director and Elizabeth Williams received 30,000 founder shares for her service as a director (including as chair of the audit committee). Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors or our or any of their respective affiliates.

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After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our officers after the completion of our initial business combination will be determined by a compensation committee constituted solely by independent directors.

We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of providing services to us. The existence or terms of any such employment, independent contractor, or service provider arrangements may influence our management’s motivation in identifying or selecting a target business, and we do not believe that the ability of our management to remain with us after the consummation of our initial business combination should be a determining factor in our decision to proceed with any potential business combination.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will be approved by our board of directors and will have the composition and responsibilities described below. The charter of each committee will be available on our website following the closing of this offering.

Audit Committee

We have established an audit committee of the board of directors. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. The members of our audit committee are Elizabeth Williams, Javier Saade and Brian Bonner, and Elizabeth Williams chairs the audit committee.

Each member of the audit committee is financially literate and our board of directors has determined that Elizabeth Williams qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We have adopted an audit committee charter, which details the purpose and principal functions of the audit committee, including:

●	assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm;

●	reviewing the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

●	re-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

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Compensation Committee

We have established a compensation committee of the board of directors. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. The members of our compensation committee are Brian Bonner, Sandra Stash and Kyle Crowley, and Brian Bonner chairs the compensation committee.

We have adopted a compensation committee charter, which details the purpose and responsibility of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and making recommendations to our board of directors with respect to (or approving, if such authority is so delegated by our board of directors) the compensation, and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and service providers;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser.

However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

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Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Brian Bonner, Kyle Crowley, Javier Saade, Sandra Stash and Elizabeth Williams. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and service providers. We have filed a copy of our form of Code of Ethics as an exhibit to the registration statement of which this prospectus is a part.

You are able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. Please see “Where You Can Find Additional Information.”

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

●	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

●	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

●	directors should not improperly fetter the exercise of future discretion;

●	duty to exercise powers fairly as between different sections of shareholders;

●	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

●	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

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Our management team is responsible for the management of our affairs. As described above and below, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described in “Proposed Business — Sourcing of Potential Business Combination Targets”). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity, prior to its presentation to us. Our amended and restated memorandum and articles of association provide that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for to any director or officer on the one hand, and us, on the other. As a result, the fiduciary, contractual or other obligations or duties of our officers or directors could materially affect our ability to complete our initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with members of our management team. In the event we seek to complete our initial business combination with a business that is affiliated with members of our management team, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, or from an independent registered public accounting firm, that such an initial business combination is fair to our company from a financial point of view.

Members of our management team may participate in the formation of, invest in (on behalf of themselves, their affiliates or its and their clients), or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, members of our management team could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved.

Potential investors should also be aware of the following other potential conflicts of interest:

●	None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

●	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Please see “— Directors and Executive Officers” for a description of our management’s other affiliations.

●	Our initial shareholders, officers and directors have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the consummation of our initial business combination. Additionally, our initial shareholders, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to consummate our initial business combination within the completion window. However, if our initial shareholders or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate our initial business combination within the completion window. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares, and the private placement units will expire worthless. Except as described herein, (1) pursuant to a letter agreement entered into with us, our initial shareholders, officers and directors have agreed not to transfer, assign or sell any founder shares held by them until 180 days after completion of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor with respect to any founder shares, and (2) pursuant to a letter agreement entered into with us, our sponsor have agreed not to transfer, assign or sell any private placement units and the Class A ordinary shares underlying such private placement units and the private placement rights included in such private placement units until 30 days after the completion of our initial business combination. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if we complete a liquidation, merger, stock exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, the founder shares will be released from the lock-up. Since our sponsor, members of our management team may directly or indirectly own ordinary shares and Share Rights following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

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●	Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

●	our key personnel may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such key personnel was included by a target business as a condition to any agreement with respect to our initial business combination.

●	our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Upon the closing of this offering, our sponsor will have invested in us an aggregate of $5,597,500 (or $5,779,375 if the underwriters’ option to purchase additional units is exercised in full), comprised of the $25,000 purchase price for the founder shares (or approximately $0.003 per share) and the $4,817,500 (or $4,999,370 if the underwriters’ option to purchase additional units is exercised in full) purchase price for the private placement units (or $10.00 per private placement unit).

●	certain members of our management team will receive compensation upon consummation of our initial business combination, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such compensation will not be received unless we consummate such business combination.

●	in the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

●	similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.

●	we are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, directors or members of our management team; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination.

The conflicts described above may not be resolved in our favor.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties:

Individual	Entity	Entity’s Business	Affiliation
Daniel J. Hennessy	Hennessy Capital Group LLC	Investments	Managing Member
	Hennessy Capital Investment Corp. VII	Blank Check Company	Chairman and Chief Executive Officer
	Compass Digital Acquisition Corp.	Blank Check Company	Chairman
	Innventure, Inc.	Technology Solutions	Director
Thomas D. Hennessy	Hennessy Capital Group LLC	Investments	Managing Member
	Hennessy Capital Investment Corp. VII	Blank Check Company	President and Chief Operating Officer and Director
	Compass Digital Acquisition Corp.	Blank Check Company	Chief Executive Officer and Director
Nicholas Geeza	Hennessy Capital Investment Corp. VII	Blank Check Company	Executive Vice President, Chief Financial Officer and Secretary
	Compass Digital Acquisition Corp.	Blank Check Company	Chief Financial Officer
Brian Bonner	Hennessy Capital Investment Corp. VII	Blank Check Company	Director
Kyle Crowley	Cogentrix Energy	Energy	Director
	Fullmark Energy	Energy	Member of the Board of Managers
Javier Saade	Hennessy Capital Investment Corp. VII	Blank Check Company	Director
	Presidio Investors	Financial Services/Private Equity	Operating Partner
	Impact Master Holdings	Business Advisory, Media & Entertainment	Founder & Managing Partner
Sandra Stash	Trans Mountain Corporation ACWA Power Co.	Energy Energy	Director Director
	First Montana Bank	Financial Services	Director
Elizabeth Williams	Innventure, Inc.	Technology Solutions	Director

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We are not prohibited from pursuing an initial business combination with a company that is affiliated with members of our management team. In the event we seek to complete our initial business combination with a business that is affiliated with members of our management team, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, or from an independent registered public accounting firm, that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

In addition, our sponsor or any of its affiliates, or any of their respective clients, may make additional investments in the company in connection with the initial business combination, although our sponsor and its affiliates have no obligation or current intention to do so. If our sponsor or any of its affiliates elects to make additional investments, such proposed investments could influence our sponsor’s motivation to complete an initial business combination.

In the event that we submit our initial business combination to our public shareholders for a vote, our initial shareholders, officers and directors have agreed to vote any founder shares and any public shares held by them in favor of our initial business combination, and our officers and directors also have agreed to vote public shares purchased by them (if any) during or after this offering in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction).

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification by us of our officers and directors to the fullest extent authorized by law, as it now exists or may in the future be amended.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association also permit us to maintain insurance on behalf of any officer, director, or service provider for any liability arising out of his or her actions.

We will obtain a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

In connection with the registration statement of which this prospectus forms a part, we have undertaken that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

●	each of our executive officers and directors; and

●	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement rights as these rights are not exercisable within 60 days of the date of this prospectus.

Our sponsor owns an aggregate of 9,512,515 founder shares (after giving effect to transfers of 300,000 founder shares to our Chief Financial Officer, 750,000 founder shares to our President and an aggregate of 130,000 founder shares to our independent directors). The following table presents the number of shares and percentage of our ordinary shares owned by our initial shareholders before and after this offering. The post-offering numbers and percentages presented assume that the underwriters do not exercise their over-allotment option, that our sponsor forfeits 1,365,430 founder shares and that there are 30,957,585 ordinary shares issued and outstanding after this offering.

		Approximate Percentage of Outstanding Class A Ordinary Shares			Approximate Percentage of Outstanding Class B Ordinary Shares
Name and Address of Beneficial Owner(1)	Number of Class A Ordinary Shares Beneficially Owned	Before Offering	After Offering	Number of Class B Ordinary Shares Beneficially Owned(2)	Before Offering	After Offering
HC VIII Sponsor LLC(3)	481,750	—	2%	8,147,085	91%	87%
Daniel J. Hennessy	481,750	—	2%	8,147,085	91%	87%
Thomas D. Hennessy(4)	481,750	—	2%	8,897,085	100%	95%
Nicholas Geeza	—	—	—	300,000	3%	3%
Brian Bonner	—	—	—	25,000	*	*
Kyle Crowley	—	—	—	25,000	*	*
Javier Saade	—	—	—	25,000	*	*
Sandra Stash	—	—	—	25,000	*	*
Elizabeth Williams	—	—	—	30,000	*	*
All officers and directors as a group (8 persons)	481,750	—	2%	9,327,085	0%	100%

* Less than 1%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Hennessy Capital Investment Corp. VIII, 195 US Hwy 50, Suite 207, Zephyr Cove, Nevada 89448.
(2)	Interests shown consist solely of Class B ordinary shares which are referred to herein as founder shares. Such shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”
(3)	HC VIII Sponsor LLC is the record holder of the shares reported herein. Hennessy Capital Group LLC is the sole manager of our sponsor. Daniel J. Hennessy, our Chairman and Chief Executive Officer, and Thomas D. Hennessy, our President and a director, are the sole managing members of Hennessy Capital Group LLC. Consequently, each of Mr. Daniel Hennessy and Mr. Thomas Hennessy may be deemed the beneficial owner of securities held by our sponsor and have shared voting and dispositive control over such securities. Each of Mr. Daniel Hennessy and Mr. Thomas Hennessy disclaims beneficial ownership over any securities owned by our sponsor in which he does not have any pecuniary interest.
(4)	Mr. Thomas D. Hennessy is the record holder of 750,000 of the Class B ordinary shares reported herein.

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Upon the completion of this offering, our initial shareholders will beneficially own 30.1% of the issued and outstanding ordinary shares. Our initial shareholders will have the right to elect all of our directors prior to the consummation of our initial business combination and to vote to continue our company in a jurisdiction outside the Cayman Islands prior to the completion of our initial business combination as a result of holding all of the founder shares. In addition, because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions, including our initial business combination. Our public shareholders may incur material dilution due to such anti-dilution adjustments that result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion.

Our sponsor has subscribed to purchase an aggregate of 630,500 private placement units (or up to 671,000 private placement units if the underwriters’ option to purchase additional units is exercised in full) at a price of $10.00 per private placement unit for a total purchase price of $6,305,000 (or up to $6,710,000 if the underwriters’ option to purchase additional units is exercised in full) in the private placement that will close simultaneously with the closing of this offering. Proceeds from the private placement units will be added to the proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within the completion window, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares, and the private placement units will expire worthless. The private placement units are subject to the transfer restrictions described below. Otherwise, the private placement units have terms and provisions that are identical to those of the units being sold as part of the units in this offering.

Our sponsor and certain of our officers and directors are deemed to be our “promoter” as such term is defined under the federal securities laws. Please see “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.

Transfers of Founder Shares and Private Placement Units

The founder shares and private placement units (and the securities underlying the private placement units) are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement among us, our initial shareholders, officers and directors or the private placement unit subscription agreement among us and the sponsor. Except as described below, those lock-up provisions provide that such securities are not transferable or salable, (1) in the case of the founder shares, until 180 days after completion of our initial business combination, and (2) in the case of the private placement units, until 30 days after completion of our initial business combination.

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Notwithstanding the foregoing, if we complete a liquidation, merger, stock exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, the founder shares will be released from the lock-up. Holders of founder shares and private placement units (the securities underlying the private placement units) may only transfer or sell them (a) to our officers, directors, service providers or the underwriters, any affiliates or immediate family members (including trusts for their benefit) of any of our officers, directors, service providers or the underwriters, any members of the sponsor, any affiliates of a member of the sponsor, the underwriters, or any service providers of a member of the sponsor, a member’s affiliates or the underwriters; (b) in the case of an individual, by gift to a member of the individual’s immediate family members, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers, in each case, made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of our liquidation prior to the completion of an initial business combination; (g) by virtue of the laws of the Cayman Islands or the sponsor’s limited liability company agreement upon dissolution of our sponsor; (h) in the event of our completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to the completion of the initial business combination; (i) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (h) above; provided, however, that in the case of clauses (a) through (e) and (i), these permitted transferees must enter into a written agreement agreeing to be bound by the transfer restrictions herein and the other restrictions contained in the letter agreement.

Registration Rights

The holders of the founder shares, private placement units, private placement units that may be issued upon conversion of working capital loans (and the Class A ordinary shares and Share Rights underlying any private placement units and the Class A ordinary shares issuable upon conversion of the founder shares) and their permitted transferees will be entitled to registration rights pursuant to a registration rights agreement signed on the date of this prospectus requiring us to register such securities for resale (in the case of the founder shares, only after conversion to Class A ordinary shares). The holders of these securities, having at least $25 million in the aggregate, will collectively be entitled to demand, excluding short form registration demands, that we register such securities. The holders of these securities, having at least $25 million in the aggregate, will be entitled to make up to three demands for underwritten offerings, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. Pursuant to such registration rights agreement, we have agreed that, within 30 days after the consummation of an initial business combination, we will file with the SEC a registration statement registering the resale or other disposition of such securities. We will use our commercially reasonable efforts to cause such registration statement to become effective by the SEC as soon as reasonably practicable after the initial filing of the registration statement. Notwithstanding anything to the contrary, the underwriters may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, the underwriters may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On October 16, 2025, our sponsor purchased an aggregate of 8,910,429 Class B ordinary shares (“founder shares”) for an aggregate purchase price of $25,000, or approximately $0.003 per share. The number of founder shares issued was determined based on the expectation that the founder shares would represent 30.1% of the outstanding ordinary shares upon completion of this offering. In October 2025, our sponsor transferred 300,000 founder shares to Nicholas Geeza, our Executive Vice President, Chief Financial Officer and Secretary, and 750,000 founder shares to Thomas D. Hennessy, our President. In January 2026, our sponsor also transferred an aggregate of 130,000 founder shares to our independent directors. On February 4, 2026, we, through a share dividend, issued to our sponsor and our initial shareholders an additional 1,782,086 Class B ordinary shares, as a result of which our sponsor and our initial shareholders have purchased and hold an aggregate of 10,692,515 founder shares (up to 1,365,430 of which are subject to forfeiture depending on the extent to which the underwriters’ option to purchase additional units is exercised).

Our sponsor has subscribed to purchase an aggregate of 630,500 private placement units (or 671,000 private placement units if the underwriters’ option to purchase additional units is exercised in) for a purchase price of $10.00 per private placement unit in the private placement. As such, our sponsor’s interest in this transaction is valued at $6,305,000 (or $6,710,000 if the underwriters’ option to purchase additional units is exercised in full). The private placement units (including the securities underlying such private placement units) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination.

As described in “Proposed Business — Sourcing of Potential Business Combination Targets” and “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us. Our officers and directors currently have other relevant fiduciary, contractual or other obligations or duties that may take priority over their duties to us.

Our sponsor, officers and directors or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors or our or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to $250,000 as described in this prospectus. As of October 21, 2025, we had no borrowings under such promissory note. These loans are non-interest-bearing, unsecured and are due at the earlier of February 28, 2026 and the closing of this offering. These loans will be repaid upon completion of this offering out of the $1,255,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. The value of our sponsor’s interest in this loan transaction corresponds to the principal amount outstanding under any such loan.

Commencing on the date on which our securities are first listed on Nasdaq, we will pay an amount equal to $15,000 per month to an affiliate of our sponsor for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Accordingly, in the event the consummation of our initial business combination takes the maximum 24 months, our sponsor’s affiliates will be paid a total of $360,000 ($15,000 per month in either case) and will be entitled to be reimbursed for any out-of-pocket expenses.

Commencing on the date on which our securities are first listed on Nasdaq, we will pay Nicholas Geeza, our Chief Financial Officer, $10,000 per month and Thomas D. Hennessy, our President, $15,000 per month, respectively, for their services until the earlier of the consummation of our initial business combination or our liquidation. We also may pay certain non-officer individual service providers an aggregate of $27,500 per month, with discretionary annual bonuses of up to an aggregate of $295,000, for services provided in connection with our initial business combination until the earlier of the consummation of our initial business combination or our liquidation; however, we do not intend to compensate our non-officer individual service providers while they are receiving compensation from Hennessy Capital Investment Corp. VII. Some or all of these amounts may be paid through Hennessy Capital Group LLC at an at-cost arrangement for individual service providers who are employees of Hennessy Capital Group LLC.

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In addition, in order to finance transaction costs in connection with an initial business combination, our sponsor, an affiliate of our sponsor or our officers and directors may, but none of them is obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2.5 million of such loans may be convertible into private placement units at a price of $10.00 per private placement unit at the option of the lender. The private placement units would be identical to the private placement units issued to our sponsor. Except for the foregoing, the terms of such loans by our sponsor, an affiliate of our sponsor or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, an affiliate of our sponsor or our officers and directors, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us, if any, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive officer and director compensation.

We have entered into a registration rights agreement with respect to the founder shares, private placement units, private placement units that may be issued upon conversion of working capital loans (and any Class A ordinary shares underlying the private placement units and any Class A ordinary shares issuable upon conversion of the founder shares), which is described under the heading “Principal Shareholders — Registration Rights.”

Related Party Transactions Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

We have adopted a Code of Ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company.

In addition, our audit committee, pursuant to a written charter that we have adopted, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors, or our or any of their affiliates.

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These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, officer or service provider.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent and disinterested directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA or an independent registered public accounting firm that our initial business combination is fair to our company from a financial point of view.

We are not prohibited from paying any fees (including advisory fees), reimbursements or cash payments to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, including the following payments, all of which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account:

●	repayment of an aggregate of up to $250,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

●	commencing on the date on which our securities are first listed on Nasdaq, payment to an affiliate of our sponsor for office space, utilities and secretarial and administrative support, in an amount equal to $15,000 per month;

●	payment of a finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business combination;

●	reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination;

●	repayment of loans which may be made by our sponsor, an affiliate of our sponsor or our officers and directors to finance transaction costs in connection with an initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $2.5 million of such loans may be convertible into private placement units of the post-business combination entity at a price of $10.00 per private placement unit at the option of the lender;

●	commencing on the date on which our securities are first listed on Nasdaq, payment of $10,000 per month and $15,000 per month until the earlier of the consummation of our initial business combination or our liquidation to our Chief Financial Officer and President, respectively; and

●	commencing on the date on which our securities are first listed on Nasdaq, up to an aggregate of $27,500 per month, with discretionary annual bonuses of up to an aggregate of $295,000, to certain non-officer individual service providers, some or all of these amounts may be paid through Hennessy Capital Group LLC at an at-cost arrangement for individual service providers who are employees of Hennessy Capital Group LLC.

These payments may be made using funds that are not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

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DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company, limited by shares, and our affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association, we will be authorized to issue (i) 220,000,000 ordinary shares, $0.0001 par value, consisting of 200,000,000 Class A ordinary shares, and 20,000,000 Class B ordinary shares, and (ii) 1,000,000 preference shares, $0.0001 par value. The following description summarizes the material terms of our ordinary shares, as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Public Shareholders’ Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one right to receive one-twelfth (1/12) of a Class A ordinary share upon the consummation of an initial business combination. We will not issue fractional shares. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, you must hold rights in multiples of 12 in order to receive shares for all of your rights upon closing of a business combination.

The Class A ordinary shares and Share Rights constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Barclays and Cohen & Company informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and right commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and Share Rights. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

In no event will the Class A ordinary shares and Share Rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of our company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K which will include this audited balance sheet, promptly after the closing of this offering. If the underwriters’ option to purchase additional units is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ option to purchase additional units.

Private Placement Units

Our sponsor has subscribed to purchase an aggregate of 630,500 private placement units (or up to 671,000 private placement units if the underwriters’ option to purchase additional units is exercised in full) at a price of $10.00 per private placement unit for a total purchase price of $6,305,000 (or up to $6,710,000 if the underwriters’ option to purchase additional units is exercised in full) in the private placement that will close simultaneously with the closing of this offering. The private placement units will be identical to the units sold in this offering except that, so long as they are held by our sponsor, the underwriters or their permitted transferees, the private placement units (including their component securities) (i) may not (including the Class A ordinary shares issuable upon conversion of the underlying private placement rights), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination and (ii) will be entitled to registration rights.

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Ordinary Shares

Upon the closing of this offering, 30,957,585 ordinary shares will be outstanding (assuming no exercise of the underwriters’ option to purchase additional units and the corresponding forfeiture of 1,365,430 founder shares by our sponsor), including:

●	21,000,000 Class A ordinary shares underlying the units being offered in this offering;

●	630,500 Class A ordinary shares underlying the private placement units as part of the private placement; and

●	9,327,085 Class B ordinary shares held by our initial shareholders;

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. However, only holders of Class B ordinary shares will have the right to (i) appoint or remove directors in any election held prior to or in connection with the completion of our initial business combination, meaning that holders of Class A ordinary shares will not have the right to appoint any directors until after the completion of our initial business combination and (ii) continue the company in a jurisdiction outside the Cayman Islands (including any special resolution required to adopt new constitutional documents as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). The provisions of our amended and restated memorandum and articles of association governing these matters prior to our initial business combination may only be amended by a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, voting together as a single class. On any other matter submitted to a vote of our shareholders prior to or in connection with the completion of our initial business combination, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law. Unless otherwise specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are represented in person or by proxy and are voted is required to approve any such matter voted on by our shareholders, voting together as a single class. Approval of certain actions will require a special resolution under our amended and restated memorandum and articles of association and under Cayman Islands law, which (except as outlined above) requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, voting together as a single class, and includes a unanimous written resolution, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association (other than the provisions referred to above) and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares entitled to vote and voted for the appointment of directors can appoint all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

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Because our amended and restated memorandum and articles of association authorize the issuance of up to 200,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. As an exempted company, there is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors.

We will provide our public shareholders with the opportunity to redeem all or a portion of their shares upon the completion of our initial business combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of permitted withdrawals), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission we will pay to the Deferred Underwriter. The redemption right will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against, or vote at all in connection with, the proposed transaction. Our initial shareholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, private placement shares and any public shares held by them in connection with the completion of our initial business combination. Permitted transferees of our sponsor, initial shareholders, officers or directors will be subject to the same obligations. Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by applicable law or stock exchange listing requirements, if a shareholder vote is not required by applicable law or stock exchange listing requirements and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange rules, or we decide to obtain shareholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, unless a different vote is required by applicable law or stock exchange rules, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under our amended and restated memorandum and articles of association and under Cayman Islands law, which requires the affirmative vote of a simple majority of the shareholders who attend and vote at a general meeting of the company, voting together as a single class, and includes a unanimous written resolution. However, the participation of our sponsor, officers, directors or any of their respective affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 20 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. Assuming that only the holders of one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares at a general meeting of the company, we will not need any public shares in addition to our founder shares to be voted in favor of an initial business combination in order to approve an initial business combination. These quorum and voting thresholds and the agreement of our initial shareholders may make it more likely that we will consummate our initial business combination.

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If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from redeeming more than an aggregate of 15% of the shares sold in this offering, without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares, would be required to sell their ordinary shares in open market transactions, potentially at a loss.

If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under our amended and restated memorandum and articles of association and under Cayman Islands law, which requires the affirmative vote of a simple majority of the shareholders who attend and vote at a general meeting of the company, voting together as a single class and includes a unanimous written resolution. In such case, our initial shareholders, officers and directors have (and their permitted transferees, as applicable, will agree) agreed to vote any founder shares and any public shares held by them in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). As a result, in addition to our initial shareholders’ founder shares and private placement shares held by our sponsor, we would need 5,521,209, or 26.3%, of the 21,000,000 public shares sold in this offering to be voted in favor of our initial business combination (assuming all issued and outstanding shares are voted, the option to purchase additional units is not exercised and the parties to the letter agreement do not acquire any Class A ordinary shares) in order to have such initial business combination approved. Assuming that only the holders of one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares at a general meeting of the company, we will not need any public shares in addition to our founder shares to be voted in favor of an initial business combination in order to approve an initial business combination. These quorum and voting thresholds and the agreement of our initial shareholders may make it more likely that we will consummate our initial business combination. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against, or vote at all in connection with, the proposed transaction.

Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within the completion window, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares and private placement shares held by them if we fail to complete our initial business combination within the completion window. However, if our sponsor or any of our officers or directors acquires public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

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In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of permitted withdrawals), upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares, designated as Class B ordinary shares, are identical to the Class A ordinary shares included in the units being sold in this offering, except that: (1) only holders of the founder shares have the right to vote on the appointment and removal of directors and on continuing the company in a jurisdiction outside the Cayman Islands prior to our initial business combination; (2) the founder shares are subject to certain transfer restrictions, as described in more detail below; (3) our initial shareholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive: (a) their redemption rights with respect to any founder shares, private placement shares and any public shares held by them in connection with the completion of our initial business combination, (b) their redemption rights with respect to any founder shares, private placement shares and public shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (c) their rights to liquidating distributions from the trust account with respect to any founder shares and private placement shares held by them if we fail to complete our initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window); (4) the founder shares automatically convert into Class A ordinary shares at the time of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein; and (5) the holders of founder shares are entitled to registration rights. If we submit our initial business combination to our public shareholders for a vote, our initial shareholders, officers and directors have agreed (and their permitted transferees, as applicable, will agree) to vote any founder shares, private placement shares and any public shares held by them in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). The founder shares are automatically forfeited if the holder of such founder shares is no longer providing services to us or our sponsor, as applicable, prior to our initial business combination.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 30.1% of the total number of all ordinary shares outstanding upon completion of this offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination or any private placement-equivalent units issued to our sponsor or its affiliates upon conversion of loans made to us). This structure is unlike the structure of similar blank check companies, which often provide that the Class B ordinary shares would equal 20% of the outstanding ordinary shares upon the completion of the offering.

Subject to certain exceptions, pursuant to a letter agreement entered into with us, our sponsor, officers and directors have agreed not to transfer, assign or sell any founder shares held by them until 180 days after completion of our initial business combination. Notwithstanding the foregoing, if we complete a liquidation, merger, stock exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, the founder shares will be released from the lock-up.

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Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which:

●	distinguishes each share by its number (so long as the share has a number);

●	confirms the amount paid, or agreed to be considered as paid, on the shares of each member; confirms the number and category of shares held by each member; and

●	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position.

Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference shares

Our amended and restated memorandum and articles of association authorize 1,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

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Share Rights

Except in cases where we are not the surviving company in a business combination, each holder of a Share Right will automatically receive one-twelfth (1/12) of one Class A ordinary share upon consummation of our initial business combination, even if the holder of a Share Right redeemed all Class A ordinary shares held by it in connection with the initial business combination or an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a Share Right will be required to affirmatively convert its Share Rights in order to receive the one-twelfth (1/12) of one Class A ordinary share underlying each Share Right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of Share Rights in order to receive its additional Class A ordinary shares upon consummation of an initial business combination. The shares issuable upon exchange of the Share Rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of Share Rights to receive the same per share consideration the holders of the Class A ordinary shares will receive in the transaction on an as-converted-into ordinary share basis.

We will not issue fractional shares in connection with an exchange of Share Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, you must hold Share Rights in multiples of 12 in order to receive shares for all of your Share Rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of Share Rights will not receive any of such funds with respect to their Share Rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such Share Rights, and the Share Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Share Rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the Share Rights. Accordingly, the Share Rights may expire worthless.

Our Share Right agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Share Right agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the Share Right agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our Share Rights shall be deemed to have notice of and to have consented to the forum provisions in our Share Right agreement. If any action, the subject matter of which is within the scope the forum provisions of the Share Right agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our Share Rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such Share Right holder in any such enforcement action by service upon such Share Right holder’s counsel in the foreign action as agent for such Share Right holder. This choice-of-forum provision may limit a Share Right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Share Right agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors See “Risk Factors — Our Share Right agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Share Rights, which could limit the ability of Share Right holders to obtain a favorable judicial forum for disputes with our company.”

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Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Share Rights Agent

The transfer agent for our ordinary shares and Share Rights agent for our Share Rights is Odyssey Transfer and Trust Company. We have agreed to indemnify Odyssey Transfer and Trust Company in its roles as transfer agent and Share Rights agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve and enter into a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of two-thirds in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

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Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides certain limited appraisal rights for dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger.

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In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourth in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a general meeting, or general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the general meeting in question; the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a tender offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offer or may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. Appleby (Cayman) Ltd., our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or ultra vires (beyond the scope of its authority);

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

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Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Appleby (Cayman) Ltd., our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) the affirmative vote of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders entitled to vote and so voting at a general meeting, voting together as a single class, for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a general meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Further, our amended and restated memorandum and articles of association provide that a quorum at our general meetings will consist of one-third of the ordinary shares entitled to vote at such meeting and present in person or by proxy; provided that a quorum in connection with any meeting that is convened to vote on a business combination or any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity shall be a majority of the ordinary shares entitled to vote at such meeting being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy.

Our initial shareholders and their permitted transferees, if any, who will collectively beneficially own approximately 30.1% of our ordinary shares upon the closing of this offering, will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:

●	if we do not consummate an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our permitted withdrawals, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

●	prior to the completion of our initial business combination, we may not issue additional securities (other than the Class A ordinary shares issuable upon conversion of the Class B ordinary shares) that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination or (a) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering, or (y) amend the foregoing provisions;

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●	although we do not intend to enter into a business combination with a prospective partner business that is affiliated with our sponsor, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or an independent valuation or accounting firm that such a business combination or transaction is fair to our company from a financial point of view;

●	if a shareholder vote on our initial business combination is not required by applicable law or stock exchange rule and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

●	our initial business combination must occur with one or more prospective partner businesses that together have an aggregate fair market value of at least 80% of the fair market value held in the trust account (excluding the amount of deferred underwriting discounts held in the trust account and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination;

●	if our shareholders approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay permitted withdrawals, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein;

●	we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations; and

●	only holders of our Class B ordinary shares have the right to vote on appointing or removing directors or continuing our company in a jurisdiction outside the Cayman Islands (as further described herein), prior to the consummation of our initial business combination.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

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Anti-Money Laundering — Cayman Islands

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist and/or proliferation financing or property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) if the disclosure relates to criminal conduct or money laundering or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands and any regulations, codes of practice or orders promulgated pursuant thereto (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”).

In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

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Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use Your Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(i)	where this is necessary for the performance of our rights and obligations under any purchase agreements;

(ii)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(iii)	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances, we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

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Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association and Amended and Restated Memorandum and Articles of Association

Our authorized but unissued Class A ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after this offering and the private placement we will have 21,630,500 (or 24,821,000 if the underwriters’ option to purchase additional units is exercised in full) Class A ordinary shares outstanding. Of these shares, the Class A ordinary shares sold in this offering (21,000,000 Class A ordinary shares or 24,150,000 Class A ordinary shares if the underwriters’ option to purchase additional units is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 9,327,085 (or 10,692,515 if the over-allotment option is exercised in full) Class B founder shares and all 630,500 (or up to 671,000 private placement units if the underwriters’ option to purchase additional units is exercised in full) private placement units (including their component securities) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted our ordinary shares or Share Rights for at least six months would be entitled to sell their securities provided that: (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale; and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or Share Rights for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of Class A ordinary shares then outstanding, which will equal 216,305 shares immediately after this offering (or 248,210 if the underwriters exercise their option to purchase additional units in full); or

●	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

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Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than a business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and our sponsor will be able to sell its private placement units, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares (and the Class A ordinary shares issuable upon conversion of the founder shares), private placement units (and the private placement shares and private placement rights underlying such private placement units and the Class A ordinary shares underlying such private placement rights) and private placement units that may be issued upon conversion of working capital loans (and any private placement shares and private placement rights underlying such private placement units and the Class A ordinary shares underlying such private placement rights) and their permitted transferees will be entitled to registration rights pursuant to the registration rights agreement signed on the date of this prospectus requiring us to register such securities for resale (in the case of the founder shares, only after conversion to Class A ordinary shares). The holders of these securities, having at least $25 million in the aggregate, will collectively be entitled to demand, excluding short form registration demands, that we register such securities. The holders of these securities, having at least $25 million in the aggregate, will be entitled to make up to three demands for underwritten offerings, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to such registration rights agreement, we have agree that, within 30 days after the consummation of an initial business combination, we will file with the SEC a registration statement registering the resale or other disposition of such securities. We will use our commercially reasonable efforts to cause such registration statement to become effective by the SEC as soon as reasonably practicable after the initial filing of the registration statement.

Listing of Securities

Our units, Class A ordinary shares and Share Rights have been approved for listing on Nasdaq under the symbols “HCICU,” “HCIC” and “HCICR,” respectively. Our units will be listed on Nasdaq promptly after the date of this prospectus. Following the date the Class A ordinary shares and Share Rights are eligible to trade separately, we anticipate that the Class A ordinary shares and rights will be listed separately and as a unit on Nasdaq.

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TAXATION

The following summary of certain Cayman Islands and U.S. federal income tax considerations of an investment in our units, each consisting of one Class A ordinary share and one Share Right, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares and Share Rights, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the rights. An instrument of transfer in respect of a right is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.

The company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

THE TAX CONCESSIONS ACT

(As Revised)

UNDERTAKING AS TO TAX CONCESSIONS

In accordance with the provision of Section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with Hennessy Capital Investment Corp. VIII (the “Company”):

1.	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	On or in respect of the shares, debentures or other obligations of the Company; or

2.2	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

These concessions shall be for a period of 30 years from October 16, 2025.

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Material United States Federal Income Tax Considerations

General

The following discussion summarizes certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one Class A ordinary share and one Share Right) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder of such unit, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A ordinary share and the Share Right components of the unit. As a result, the discussion below with respect to holders of Class A ordinary shares and Share Rights should also apply to holders of units (as the deemed owners of the underlying Class A ordinary shares and Share Rights that constitute the units).

This discussion is limited to certain material U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of units pursuant to this offering and hold the units and each component of each unit as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion assumes (a) that the Class A ordinary shares and Share Rights will trade separately, and (b) that any distributions made (or deemed made) by us on our Class A ordinary shares, and any consideration received (or deemed received) by a holder of our securities in consideration for the sale or other disposition of our securities, will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including:

●	our sponsor, officers or directors or other holders of our Class B ordinary shares or private placement Share Rights;

●	persons subject to the alternative minimum tax;

●	banks, financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	tax-exempt entities;

●	S-corporations;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

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●	persons that actually or constructively own five percent or more of our shares;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

●	persons required to accelerate the recognition of any item of gross income with respect to Class A ordinary shares or Share Rights as a result of such income being recognized on an applicable financial statement;

●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

●	tax qualified retirement plans; or

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

Moreover, the discussion below is based upon the provisions of the Code, the U.S. Treasury Department regulations (“Treasury regulations”) promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. These authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws or U.S. state or local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of such partner and the activities of such partner and such partnership. If you are a partner of a partnership (or a member or owner of an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY, IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE U.S. FEDERAL INCOME TAX TREATMENT OF A PROSPECTIVE INVESTOR IN OUR SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS, AS WELL AS UNDER ANY APPLICABLE TAX TREATY.

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Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one Class A ordinary share and one Share Right. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you must adopt such treatment for applicable tax purposes. For U.S. federal income tax purposes, each holder of a unit will agree to allocate the purchase price paid by such holder for such unit among the underlying Class A ordinary share and the Share Right based on the relative fair market value of each component at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each Class A ordinary share and Share Right should constitute the holder’s initial tax basis in such Class A ordinary share and Share Right. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the Class A ordinary share and the Share Right comprising the unit, and the amount realized on the disposition should be allocated among the Class A ordinary share and the Share Right based on their relative fair market values at the time of disposition (as determined by each such unit holder based on all relevant facts and circumstances). Neither the separation of the unit into the one Class A ordinary share and one Share Right constituting a unit should be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the units, the Class A ordinary shares and the Share Rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” As used herein, the term “U.S. Holder” means a beneficial owner of units, Class A ordinary shares or Share Rights that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has in effect under applicable Treasury regulations a valid election to be treated as a U.S. person.

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Taxation of Distributions

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution paid on our Class A ordinary shares to the extent such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Share Rights” below).

Dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations (except to the extent paid out of accumulated earnings and profits of a predecessor corporation that were accumulated by such predecessor corporation while it was taxable as a domestic corporation). With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Share Rights” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States (which they will be if our Class A Ordinary Shares are traded on the Nasdaq), the company is not treated as a PFIC at the time the dividend was paid or in the preceding year and certain holding period requirements are met. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Class A ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Share Rights

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Class A ordinary shares or Share Rights (including on our dissolution and liquidation if we do not complete our initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares or Share Rights exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares and Share Rights are transferred together, the portion of the amount realized on such disposition that is allocable to the Class A ordinary shares or Share Rights based upon their then relative fair market values) and (ii) the U.S. Holder’s adjusted tax basis in such Class A ordinary shares and/or Share Rights. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares and Share Rights generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a Class A ordinary share or Share Right, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) increased by any tax basis held in Class A ordinary shares, if any, which had been previously redeemed from such U.S. Holder by us in a redemption treated as a dividend under Section 302 (as described below in “—Redemption of Class A Ordinary Shares”), reduced, in the case of any Class A ordinary shares, by any prior distributions treated as a return of capital. See “—Acquisition of Class A Ordinary Shares Pursuant to or Lapse of a Share Right” below for a discussion regarding a U.S. Holder’s tax basis in the Class A ordinary share acquired pursuant to Share Rights. The deduction of capital losses is subject to certain limitations.

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Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities—Ordinary Shares” or if we purchase a U.S. Holder’s Class A ordinary shares in an open market transaction (referred to herein as a “redemption”), the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale of the Class A ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of Class A ordinary shares, the U.S. Holder will be treated as described under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Share Rights” above. Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. The redemption of Class A ordinary shares generally will be treated as a sale of the Class A ordinary shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our Class A ordinary shares actually owned by the U.S. Holder, but also our shares that such holder constructively owns. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired pursuant to the exercise of the Share Rights. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of Class A ordinary shares must, among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination, the Class A ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed, and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members, and the U.S. Holder does not constructively own any other shares of ours. The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “—Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its Share Rights or possibly in other shares constructively owned by it.

U.S. holders who actually or constructively own five percent (or, if our Class A ordinary shares are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of Class A ordinary shares, and such holders are urged to consult with their own tax advisors with respect to their reporting requirements.

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Acquisition of Class A Ordinary Shares Pursuant to or Lapse of Share Rights

The treatment of the Share Rights to acquire ordinary shares is uncertain. The right may be viewed as a forward contract, derivative security or similar interest in our company (analogous to a warrant or option with no exercise price), and thus the holder of the right would not be viewed as owning the ordinary shares issuable pursuant to the rights until such ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued. The tax consequences of an acquisition of our ordinary shares pursuant to rights or the expiration or extinguishment of rights are unclear. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of ordinary shares pursuant to rights and the expiration or extinguishment of a right.

Passive Foreign Investment Company Rules

A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation establishes to the satisfaction of the IRS that it will not be a PFIC for either of the two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those subsequent years. The applicability of the start-up exception to us is uncertain and will not be known until after the close of our current taxable year (or possibly not until after the close of the first two taxable years following our start-up year). After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business, in each case, in the applicable taxable years. If the company that we acquire in a business combination is a PFIC (or we do not complete a business acquisition by the end of the first taxable year after the start-up year), then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year (or possibly not until after the close of the first two taxable years following our start-up year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held Class A ordinary shares or Share Rights while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares or Share Rights and, in the case of our Class A ordinary shares, the U.S. Holder did not make either a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, a QEF election along with a purging election, or a mark-to-market election, each as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or Share Rights and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A ordinary shares).

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Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares or Share Rights;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our Class A ordinary shares (but likely not our Share Rights) by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The treatment of the Share Rights to acquire our Class A ordinary shares and the application of the PFIC rules to the Share Rights is unclear. For example, the rights may be viewed as a forward contract, derivative security or similar interest in our company (analogous to a warrant or option with no exercise price), and thus the holder of the Share Rights would not be viewed as owning the Class A ordinary shares issuable pursuant to the Share Rights until such Class A ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the Share Rights are treated as equity in our company at the time the Share Rights are issued, that would result in different conclusions regarding the tax treatment of the Share Rights under the PFIC rules. Different PFIC consequences may result for U.S. Holders of the Share Rights depending on which characterization is successfully applied to the Share Rights. It is also likely that a U.S. Holder of Share Rights would not be able to make a QEF or mark-to-market election (discussed below) with respect to such U.S. Holder’s Share Rights. Due to the uncertainty of the application of the PFIC rules to the Share Rights, potential investors are strongly urged to consult with their own tax advisors regarding an investment in the Share Rights offered hereunder and the subsequent consequences to holders of such Share Rights in any initial business combination.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

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In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional tax or interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such taxable year.

Alternatively, if we are a PFIC and our Class A ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our Class A ordinary shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A ordinary shares at the end of such year over its adjusted basis in its Class A ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election likely may not be made with respect to our Share Rights.

The mark-to-market election is generally available only for “marketable stock,” which includes stock that is regularly traded on a national securities exchange that is registered with the SEC, including the Nasdaq (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Class A ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our Class A ordinary shares under their particular circumstances.

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If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon written request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A ordinary shares and Share Rights should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. An interest in the company generally constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our Class A ordinary shares and Share Rights.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, Class A ordinary shares or Share Rights (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is for U.S. federal income tax purposes:

●	a non-resident alien individual;

●	a foreign corporation; or

●	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

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Dividends paid or deemed paid to a Non-U.S. Holder in respect of our Class A ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our Class A ordinary shares or Share Rights unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The characterization for U.S. federal income tax purposes of the redemption or purchase by us of a Non-U.S. Holder’s Class A ordinary shares will generally correspond to the U.S. federal income tax characterization of such a redemption or purchase by us of a U.S. Holder’s Class A ordinary shares, as described under “—U.S. Holders—Redemption of Class A Ordinary Shares” above, and the consequences of the redemption or purchase by us to the Non-U.S. Holder will be as described in the preceding paragraphs above. The characterization for U.S. federal income tax purposes of a Non-U.S. Holder’s acquisition of Class A ordinary shares pursuant to Share Rights, or the lapse of Share Rights held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax characterization of the acquisition of Class A or lapse of a Share Right by a U.S. Holder, as described under “—U.S. Holders—Acquisition of Class A Ordinary Shares Pursuant to or Lapse of Share Rights,” above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares or Share Rights may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders are urged to consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of our Class A ordinary shares and Share Rights, including the tax consequences under U.S. federal, state, local and estate, non-U.S. and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

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UNDERWRITING

Barclays Capital Inc. and Cohen & Company are acting as the representatives of the underwriters and lead joint book-running managers, and Academy Securities, Inc. is acting as a co-manager of this offering. Subject to the terms and conditions of the underwriting agreement dated February 4, 2026, each underwriter named below has severally agreed to purchase, and we have agreed to sell to such underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
Barclays Capital Inc.	11,235,000
Cohen & Company Capital Markets	9,135,000
Academy Securities, Inc.	630,000
Total units	21,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The offering of the units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Pricing of the Offering

We have been advised by the underwriters that they propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. The underwriters may allow dealers concessions not in excess of $0.12 per unit. After the initial offering of the units, the representative may change the offering price and other selling terms in compliance with FINRA rules. The offering of the units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of any units outside the United States may be made by affiliates of the underwriters.

Over-allotment Option

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 3,150,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

Lock-up

We, our sponsor and our executive officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the representative, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any units, Share Rights, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, founder shares or Share Rights, subject to certain exceptions. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private placement units pursuant to the letter agreement described herein.

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Our sponsor, officers and directors agreed not to transfer, assign or sell any founder shares until 180 days after completion of our initial business combination, or earlier if we complete a liquidation, merger, stock exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property (except with respect to permitted transferees as described in the section of this prospectus entitled “Principal Shareholders — Transfers of Founder Shares and Private Placement Units”). The private placement units and the units that may be issued upon conversion of working capital loans (including the securities underlying such private placement units) will not be transferable, assignable or saleable by our sponsor (as applicable) or their permitted transferees until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Shareholders — Transfers of Founder Shares and Private Placement Units”).

Except in certain limited circumstances, no member of the sponsor may transfer all or any portion of its membership interests in the sponsor. For more information, see “Principal Shareholders — Transfers of Founder Shares and Private Placement Units.”

Prior to this offering, there has been no public market for our securities. The initial public offering price for the units was determined by negotiations between us and the representative. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A ordinary shares or Share Rights will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares or Share Rights will develop and continue after this offering.

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Listing

Our units will be listed on Nasdaq, under the symbol “HCICU” promptly after the date of this prospectus, and, once the Class A ordinary shares and Share Rights begin separate trading, our Class A ordinary shares and Share Rights will be listed on Nasdaq under the symbols “HCIC” and “HCICR,” respectively.

Discounts

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Per Unit		Total
	Without Option to Purchase Additional Units	With Option to Purchase Additional Units	Without Option to Purchase Additional Units	With Option to Purchase Additional Units
Underwriting discounts and commissions paid by us	$0.40	$0.40	$8,400,000	$9,660,000

Includes $0.20 per unit sold in the base offering, or $4,200,000 in the aggregate (or up to $4,830,000 if the over-allotment option is exercised in full), payable upon the closing of this offering. Also includes up to $0.20 per unit sold in the base offering, or $4,200,000 (or up to $4,830,000 if the over-allotment option is exercised in full), payable to the Deferred Underwriter in this offering for a deferred underwriting discount and commission to be placed in a trust account located in the United States and released to the Deferred Underwriter only upon the completion of an initial business combination. The deferred underwriting discount and commission will be payable to the Deferred Underwriter upon the closing of our initial business combination as follows, up to $0.20 per unit sold in this offering shall be paid to the Deferred Underwriter in cash, based on the funds remaining in the trust account after giving effect to public shares that are redeemed in connection with an initial business combination. If we do not complete our initial business combination within the completion window and subsequently liquidate, the Deferred Underwriter has agreed that (i) it will forfeit any rights or claims to its deferred underwriting discount and commission, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriting discount and commission will be distributed on a pro rata basis, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), to the public shareholders.

Stabilization and Other Transactions

The underwriters pursuant to Regulation M under the Exchange Act may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the units at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

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“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional units in this offering. The underwriters may close out any covered short position by either exercising the overallotment option or purchasing our units in the open market or from market participants. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the market as compared to the price at which they may purchase units through the overallotment option.

“Naked” short sales are sales in excess of the option to purchase additional units. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of units on behalf of the underwriters for the purpose of fixing or maintaining the price of the units. A syndicate covering transaction is the bid for or the purchase of units on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the units originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our units. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

We estimate that our portion of the total expenses of this offering payable by us will be $850,000, excluding underwriting discounts and commissions. We have agreed to reimburse the underwriters for certain of its out-of-pocket and accountable costs for this offering, including, but not limited to, fees of the underwriters’ legal counsel (such legal fees not to exceed $15,000) in an amount not exceed $50,000 in the aggregate.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Market Making

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the units as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the units, that you will be able to sell any of the units held by you at a particular time or that the prices that you receive when you sell will be favorable.

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Other Terms

The underwriting agreement provides that following the completion of this offering, the obligations of the underwriters with respect to this offering will be deemed to be satisfied and the underwriters are not bound by any commitment or obligation to offer or sell to the public any of our securities or of any target business in an initial business combination or otherwise solicit holders of our securities or any target business in an initial business combination to approve the business combination.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. Upon consummation of this offering, the funds will be deposited into a U.S. based trust account with Odyssey Transfer and Trust Company acting as trustee. Additionally, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

Some of the underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including in connection with acting in an advisory capacity or as a potential financing source in conjunction with our potential acquisition of a company. They have received, or may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, some of the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. Some of the underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the securities and any representation to the contrary is an offence.

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Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33 – 105 Underwriting Conflicts (“NI 33 – 105”). Pursuant to section 3A.3 of NI 33 – 105, this prospectus is exempt from the requirement that the issuer and the underwriter(s) provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the issuer and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33 – 105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Any resale of the securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the securities will be deemed to have represented to the issuer and the underwriter(s) that the investor (i) is purchasing the securities as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45 – 106 Prospectus Exemptions (“NI 45 – 106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31 – 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45 – 501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45 – 107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

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Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Australia

This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Australia’s Corporations Act 2001 (Cth) (the “Corporations Act”) of Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this document in Australia:

You confirm and warrant that you are either:

●	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

●	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

or

●	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this document for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to the offer described herein in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Member State at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

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Each person in a Member State who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In Member States, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (“Qualified Investors”). This document must not be acted on or relied on in any Member State by persons who are not Qualified Investors. Any investment or investment activity to which this document relates is available in any Member State only to Qualified Investors and will be engaged in only with such persons.

Hong Kong

No securities have been, may be or will be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding UP and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been issued or may be issued or will be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

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This document has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, this document may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this document and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended) (the “FIEA”), and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This document has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person as defined under Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and where (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. In the event that you are not an investor falling within any of the categories set out above, please return this document immediately. You may not forward or circulate this document to any other person in Singapore.

No offer is made to you with a view to the securities being subsequently offered for sale to any other party. There are on-sale restrictions that may be applicable to investors who acquire securities. As such, investors are advised to acquaint themselves with the provisions of the SFA relating to resale restrictions and comply accordingly.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

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securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

●	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

●	where no consideration is given for the transfer;

●	where the transfer is by operation of law;

●	as specified in Section 276(7) of the SFA; or

●	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the issuer or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

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United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offer described herein to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the UK Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”),

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the United Kingdom who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation who are also: (i) persons who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA and the Order must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Cayman Islands

No offer or invitation, whether directly or indirectly, is being or may be made to the public in the Cayman Islands to subscribe for any of our securities.

191

LEGAL MATTERS

Sidley Austin LLP, New York, New York, has passed upon the validity of the securities offered in this prospectus with respect to units and rights. Appleby (Cayman) Ltd. will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. Kirkland & Ellis LLP, New York, New York advised the underwriters in connection with the offering of the securities.

EXPERTS

The audited financial statements of Hennessy Capital Investment Corp. VIII as of October 21, 2025 and for the period from July 15, 2025 (inception) through October 21, 2025 included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Withum Smith+Brown, PC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement of which this prospectus forms a part and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

192

HENNESSY CAPITAL INVESTMENT CORP. VIII

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

Hennessy Capital Investment Corp. VIII:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Hennessy Capital Investment Corp. VIII (the “Company”) as of October 21, 2025, and the related statements of operations, changes in shareholder’s equity, and cash flows for the period from July 15, 2025 (inception) through October 21, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 21, 2025, and the results of its operations and its cash flows for the period from July 15, 2025 (inception) through October 21, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2025.

New York, New York

February 2, 2026

F-2

HENNESSY CAPITAL INVESTMENT CORP. VIII
BALANCE SHEET

OCTOBER 21, 2025

Assets:
Current assets – cash	$14,580
Deferred offering costs	150,186
Total Assets	$164,766

Current Liabilities and Shareholder’s Equity:
Accrued expenses	$7,765
Accrued offering costs	150,186
Total Current Liabilities	157,951

Commitments and Contingencies (Note 6)

Shareholder’s Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued or outstanding	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,910,429 shares issued and outstanding(1)	891
Additional paid-in capital	24,109
Accumulated deficit	(18,185)
Total Shareholder’s Equity	6,815
Total Liabilities and Shareholder’s Equity	$164,766

(1)	Includes up to 1,137,858 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (Note 7).

The accompanying notes are an integral part of the financial statements.

F-3

HENNESSY CAPITAL INVESTMENT CORP. VIII

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JULY 15, 2025 (INCEPTION) THROUGH OCTOBER 21, 2025

Formation, general and administrative costs	$18,185
Net loss	$(18,185)

Basic and diluted weighted average Class B ordinary shares outstanding(1)	7,772,571
Basic and diluted net loss per Class B ordinary share	$(0.00)

(1)	Excludes up to 1,137,858 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (Note 7).

The accompanying notes are an integral part of the financial statements.

F-4

HENNESSY CAPITAL INVESTMENT CORP. VIII

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

FOR THE PERIOD FROM JULY 15, 2025 (INCEPTION) THROUGH OCTOBER 21, 2025

	Class B Ordinary shares		Additional Paid-In	Accumulated	Shareholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance as of July 15, 2025 (inception)	—	$—	$—	$—	$—
Class B ordinary shares issued to Sponsor(1)	8,910,429	891	24,109	—	25,000
Net loss	—	—	—	(18,185)	(18,185)
Balance as of October 21, 2025	8,910,429	$891	$24,109	$(18,185)	$6,815

(1)	Includes up to 1,137,858 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (Note 7).

The accompanying notes are an integral part of the financial statements.

F-5

HENNESSY CAPITAL INVESTMENT CORP. VIII

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JULY 15, 2025 (INCEPTION) THROUGH OCTOBER 21, 2025

Cash flows from operating activities:
Net loss	$(18,185)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued expenses	7,765
Net cash used in operating activities	(10,420)

Cash flows from financing activities:
Proceeds from issuance of founder shares	25,000
Net cash provided by financing activities	25,000

Net change in cash	14,580
Cash, beginning of the period	—
Cash, end of the period	$14,580

Supplemental disclosure of cash flow information:
Deferred offering costs included in accrued offering costs	$150,186

The accompanying notes are an integral part of the financial statements.

F-6

HENNESSY CAPITAL INVESTMENT CORP. VIII

NOTES TO FINANCIAL STATEMENTS

OCTOBER 21, 2025

Note 1 — Organization and Business Operations

Hennessy Capital Investment Corp. VIII (the “Company”) is a blank check company incorporated as a Cayman Islands exempted corporation on July 15, 2025. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has not selected any specific Business Combination target and the Company has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any Business Combination target with respect to an initial Business Combination with the Company.

As of October 21, 2025, the Company had not commenced any operations. All activity for the period from July 15, 2025 (inception) through October 21, 2025 relates to the Company’s formation and the Proposed Public Offering (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on investments from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is HC VIII Sponsor LLC (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 17,500,000 units at $10.00 per unit (the “Units”) (or 20,125,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3 (the “Proposed Public Offering”), and the sale of an aggregate of 560,500 Private Placement Units (or 590,500 private placement units if the underwriters’ option to purchase additional units is exercised in full) (the “Private Placement Units”) to the Sponsor at a price of $10.00 per private placement unit, or $5,605,000 in the aggregate (or $5,905,000 if the underwriters’ option to purchase additional units is exercised in full), in a private placement that will close simultaneously with the Proposed Public Offering. Of those 560,500 private placement units (or up to 590,500 private placement units if the underwriters’ option to purchase additional units is exercised in full), the Sponsor has subscribed for 481,750 private placement units (or 499,938 private placement units if the underwriters’ option to purchase additional units is exercised in full) and Cohen & Company has subscribed for 78,750 private placement units (or 90,563 private placement units if the underwriters’ option to purchase additional units is exercised in full). Each Unit consists of one Class A ordinary share and one right to receive one-twelfth (1/12) of a Class A ordinary share upon the consummation of an initial business combination. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the Private Placement Units, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less deferred underwriting commissions).

The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net balance in the Trust Account (as defined below) (less any taxes payable on interest earned) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

F-7

HENNESSY CAPITAL INVESTMENT CORP. VIII

NOTES TO FINANCIAL STATEMENTS

OCTOBER 21, 2025

Upon the closing of the Proposed Public Offering, management has agreed that an aggregate of $10.00 per Unit sold in the Proposed Public Offering will be held in a trust account (the “Trust Account”) and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, and/or (ii) deposited in an interest-bearing demand deposit account at a U.S.-chartered commercial bank with consolidated assets of $50 billion or more. However, to mitigate the risk of the Company being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, the Company may, at any time, and it expects that it will, on or prior to the 24-month anniversary of the effective date of the registration statement of which this prospectus forms a part, instruct Odyssey Transfer and Trust Company, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in cash or an interest-bearing account until the earlier of consummation of the Company’s initial business combination or liquidation of the Company. Following such liquidation, the Company would likely receive minimal interest, if any, on the funds held in the Trust Account. However, interest previously earned on the funds held in the Trust Account still may be released to the Company for permitted withdrawals and certain other expenses as permitted. As a result, any decision to liquidate the securities held in the Trust Account and thereafter to hold all funds in the Trust Account in cash or an interest-bearing account would reduce the dollar amount public shareholders would receive upon any redemption or liquidation of the Company.

Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to fund its working capital requirements, subject to an annual limit of 5.0%, and to pay its taxes, other than excise taxes, if any (“permitted withdrawals”), the proceeds from the Proposed Public Offering and the sale of the Private Placement Units will not be released from the Trust Account until the earliest of (i) the completion of the Company’s initial Business Combination, (ii) the redemption of the Company’s public shares if the Company is unable to complete the initial Business Combination within 24 months from the closing of the Proposed Public Offering or by such earlier liquidation date as the Company’s board of directors may approve (the “Completion Window”), subject to applicable law, or (iii) the redemption of the Company’s public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to (A) modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Company’s public shares if the Company has not consummated an initial Business Combination within the Completion Window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

The Company will provide the Company’s public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either in connection with a general meeting called to approve the initial Business Combination or by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (less permitted withdrawals), divided by the number of then outstanding public shares, subject to the limitations. The amount in the Trust Account is initially anticipated to be $10.00 per public share.

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” In such case, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

F-8

HENNESSY CAPITAL INVESTMENT CORP. VIII

NOTES TO FINANCIAL STATEMENTS

OCTOBER 21, 2025

The Company will have only the duration of the Completion Window to complete the initial Business Combination. However, if the Company is unable to complete its initial Business Combination within the Completion Window, the Company will as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less the amount of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will constitute full and complete payment for the public shares and completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject to the Company’s obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law.

The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares, private placement shares and any public shares in connection with the completion of the initial Business Combination; (ii) waive their redemption rights with respect to their founder shares, private placement shares and any public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares and private placement shares if the Company fails to complete the initial Business Combination within the Completion Window, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Completion Window and to liquidating distributions from assets outside the Trust Account; and (iv) vote any founder shares or private placement shares held by them and any public shares purchased during or after the Proposed Public Offering (including in open market and privately negotiated transactions, aside from shares they may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act, which would not be voted in favor of approving the Business Combination) in favor of the initial Business Combination.

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations.

F-9

HENNESSY CAPITAL INVESTMENT CORP. VIII

NOTES TO FINANCIAL STATEMENTS

OCTOBER 21, 2025

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor, and the Sponsor has the financial ability to provide such funds, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or in excess of one year from the date of issuance of these financial statements. The Company cannot assure that its plans to raise capital or to consummate an Initial Business Combination will be successful.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

F-10

HENNESSY CAPITAL INVESTMENT CORP. VIII

NOTES TO FINANCIAL STATEMENTS

OCTOBER 21, 2025

Deferred Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Proposed Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Proposed Public Offering proceeds from the Units between Class A ordinary shares and Share Rights, using the residual method by allocating Proposed Public Offering proceeds first to assigned value of the rights and then to the Class A ordinary shares. Offering costs allocated to the Class A ordinary shares will be charged to temporary equity and offering costs allocated to the share rights included in the Public and Private Placement Units will be charged to shareholder’s equity as the share rights included in the Public and Private Placement Units, after management’s evaluation, will be accounted for under equity treatment. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Net Loss per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 1,137,858 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 7). At October 21, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of October 21, 2025, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

F-11

HENNESSY CAPITAL INVESTMENT CORP. VIII

NOTES TO FINANCIAL STATEMENTS

OCTOBER 21, 2025

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statement of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the Proposed Public Offering.

Share Rights

The Company will account for the share rights to be issued in connection with the Proposed Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and will classify the share rights under equity treatment at its assigned value. There are no Public or Private Placement Rights, as defined below, currently outstanding as of October 21, 2025.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Proposed Public Offering

In the Proposed Public Offering, the Company will offer for sale up to 17,500,000 Units (or 20,125,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit that the Company is offering has a price of $10.00 and consists of one Class A ordinary share and one right entitling the holder thereof to receive one-twelfth (1/12) of one Class A ordinary share upon the consummation of an initial Business Combination.

Note 4 — Private Placement

The Sponsor and the underwriters have committed to purchase an aggregate of 560,500 Private Placement Units (or 590,500 Private Placement Units if the underwriters’ option to purchase additional units is exercised in full), each unit consisting of one Class A ordinary share and one right to receive one-twelfth (1/12) of a Class A ordinary share upon the consummation of an initial Business Combination (“Private Placement Rights”), at a price of $10.00 per unit, or $5,605,000 in the aggregate (or up to $5,905,000 if the underwriters’ option to purchase additional units is exercised in full), in a private placement that will close simultaneously with the closing of the Proposed Public Offering. Of those 560,500 Private Placement Units (or up to 590,500 Private Placement Units if the underwriters’ option to purchase additional units is exercised in full), the Sponsor has subscribed for 481,750 Private Placement Units (or 499,938 Private Placement Units if the underwriters’ option to purchase additional units is exercised in full) and the underwriters have subscribed for 78,750 Private Placement Units (or up to 90,563 Private Placement Units if the underwriters’ option to purchase additional units is exercised in full).

The Private Placement Units will be identical to the Public Units sold in the Proposed Public Offering except that, so long as they are held by the Sponsor, the underwriters or their permitted transferees, the Private Placement Units (including their component securities) (i) may not (including the Class A ordinary shares issuable upon conversion of these Private Placement Rights), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination and (ii) will be entitled to registration rights.

F-12

HENNESSY CAPITAL INVESTMENT CORP. VIII

NOTES TO FINANCIAL STATEMENTS

OCTOBER 21, 2025

The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of the initial Business Combination; (ii) waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the public shares if the Company has not consummated an initial Business Combination within the Completion Window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares and private placement shares if the Company fails to complete the initial Business Combination within the Completion Window, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Completion Window and to liquidating distributions from assets outside the Trust Account; and (iv) vote any founder shares or private placement shares held by them and any public shares purchased during or after the Proposed Public Offering (including in open market and privately negotiated transactions, aside from shares they may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act, which would not be voted in favor of approving the Business Combination) in favor of the initial Business Combination.

Note 5 — Related Party Transactions

Founder Shares

On October 16, 2025, the Sponsor made a capital contribution of $25,000, or approximately $0.003 per share, for which the Company issued 8,910,429 founders shares to the Sponsor (up to 1,137,858 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ option to purchase additional units is exercised).

The Company’s initial shareholders have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issued upon conversion thereof until the earlier to occur of (i) 180 days after the completion of the initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial shareholders with respect to any founder shares (the “Lock-up”).

In October 2025, the Sponsor transferred 300,000 founder shares to the Chief Financial Officer and Secretary, and 750,000 founder shares to the President. In January 2026, the Sponsor transferred an aggregate of 130,000 founder shares to the independent directors. The founder shares are automatically forfeited if the holder of such founder shares is no longer providing services to the Company prior to the Company’s initial business combination. It is determined the transaction shall be recorded on the Company’s books in accordance with ASC 718. The Company has determined the purchase price of the founders shares to be the most appropriate value to use for the transfer of the founder shares.

Promissory Note — Related Party

The Sponsor has agreed to loan the Company an aggregate of up to $250,000 to be used for a portion of the expenses of the Proposed Public Offering. The loan is non-interest bearing and unsecured. The promissory note is payable on the earlier of February 28, 2026 and the date the Company consummates the Proposed Public Offering. As of October 21, 2025, the Company had no borrowings under the promissory note.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $2,500,000 of such Working Capital Loans may be convertible into Private Placement Units of the post Business Combination entity at a price of $10.00 per unit at the option of the lender. As of October 21, 2025, no such Working Capital Loans were outstanding.

Administrative Services Agreement

Commencing on the date the Company’s securities are first listed on Nasdaq, the Company will pay an amount equal to $15,000 per month to an affiliate of the Sponsor for office space, utilities and secretarial and administrative support. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

Commencing on the date on which the Company’s securities are first listed on Nasdaq, the Company will pay its Chief Financial Officer $10,000 per month for services prior to the consummation of the initial Business Combination or until the Company’s liquidation.

F-13

HENNESSY CAPITAL INVESTMENT CORP. VIII

NOTES TO FINANCIAL STATEMENTS

OCTOBER 21, 2025

Note 6 — Commitments and Contingencies

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyberattacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Registration Rights

The holders of the founder shares, Private Placement Units and the Class A ordinary shares underlying such Private Placement Units and Private Placement Rights and units that may be issued upon conversion of the Working Capital Loans will have registration rights to require the Company to register a sale of any of the Company’s securities held by them and any other securities of the Company acquired by them prior to the consummation of the initial Business Combination pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain piggyback registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters’ Agreement

The underwriters have a 45-day option from the date of the Proposed Public Offering to purchase up to an additional 2,625,000 units to cover over-allotments, if any.

The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $3,500,000 in the aggregate (or up to $4,025,000 if the over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. Additionally, the underwriters will be entitled to a deferred underwriting discount of $0.20 per Unit in the base offering, or $3,500,000 in the aggregate (or up to $4,025,000 if the over-allotment option is exercised in full) payable to the underwriters for deferred underwriting commissions on amounts remaining in the Trust Account after all redemptions by public shareholders have been met. The deferred underwriting discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Initial Business Combination.

F-14

HENNESSY CAPITAL INVESTMENT CORP. VIII

NOTES TO FINANCIAL STATEMENTS

OCTOBER 21, 2025

Note 7 — Shareholder’s Equity

Preference Shares — The Company is authorized to issue a total of 1,000,000 preference shares at par value of $0.0001 each. At October 21, 2025, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue a total of 200,000,000 Class A ordinary shares at par value of $0.0001 each. At October 21, 2025, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue a total of 20,000,000 Class B ordinary shares at par value of $0.0001 each. On October 16, 2025, the Sponsor made a capital contribution of $25,000, or approximately $0.003 per share, for which the Company issued 8,910,429 founders shares to the Sponsor (up to 1,137,858 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ option to purchase additional units is exercised).

The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of the initial Business Combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Proposed Public Offering and related to or in connection with the closing of the initial Business Combination, the ratio at which Class B ordinary shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 30.1% of the sum of (i) the total number of all Class A ordinary shares outstanding upon the completion of the Proposed Public Offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares underlying the Private Placement Units issued to the Sponsor and the underwriters), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent shares issued to the Sponsor or any of its affiliates or to the Company’s officers or directors upon conversion of Working Capital Loans) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial Business Combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

Holders of record of the Company’s Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the amended and restated memorandum and articles of association or as required by the Companies Act or stock exchange rules, an ordinary resolution under Cayman Islands law and the amended and restated memorandum and articles of association, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company is generally required to approve any matter voted on by the Company’s shareholders. Approval of certain actions require a special resolution under Cayman Islands law, which (except as specified below) requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting, and pursuant to the Company’s amended and restated memorandum and articles of association, such actions include amending the amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, meaning, following the Company’s initial Business Combination, the holders of more than 50% of the ordinary shares voted for the appointment of directors can elect all of the directors. Prior to the consummation of the initial Business Combination, only holders of the Class B ordinary shares will (i) have the right to vote on the appointment and removal of directors and (ii) be entitled to vote on continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents or to adopt new constitutional documents, in each case, as a result of approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Holders of the Class A ordinary shares will not be entitled to vote on these matters during such time. These provisions of the amended and restated memorandum and articles of association may only be amended if approved by a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of the initial Business Combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company.

Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-twelfth (1/12) of one ordinary share upon consummation of the initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law. In the event the Company is not the surviving company upon completion of the initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-twelfth (1/12) of one ordinary share underlying each right upon consummation of the Business Combination. If the Company is unable to complete the initial Business Combination within the required time period and the Company will redeem the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

F-15

HENNESSY CAPITAL INVESTMENT CORP. VIII

NOTES TO FINANCIAL STATEMENTS

OCTOBER 21, 2025

Note 8 — Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reporting segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

October 21, 2025
Deferred offering costs	$150,186

For the Period from July 15, 2025 (Inception) through October 21, 2025
Formation, general and administrative costs	$18,185

The key measures of segment profit or loss reviewed by the CODM are formation, general and administrative costs. Formation, general and administrative costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Proposed Public Offering and eventually a Business Combination within the business combination period. The CODM also reviews formation, general and administrative expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

The accounting policies used to measure the profit and loss of the segment are the same as those described in the summary of significant accounting policies.

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through February 2, 2026, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except a disclosed in Note 5.

F-16

21,000,000 Units

Hennessy Capital Investment Corp. VIII

PROSPECTUS

February 4, 2026

Lead Joint Book-Running Managers

Barclays	Cohen & Company Capital Markets

Co-Manager

Academy Securities

Until March 1, 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.